Exhibit 10.1

MASTER INKJET SALE AGREEMENT

AMONG

FUNAI ELECTRIC CO., LTD.

LEXMARK INTERNATIONAL, INC.

AND

LEXMARK INTERNATIONAL TECHNOLOGY, S.A.,

April 2, 2013 (Japan Standard Time)
April 1, 2013 (U.S. Eastern Standard Time)

EXHIBITS

Exhibit A	Share Purchase Agreement
Exhibit B	Asset Purchase Agreement
Exhibit C	Intellectual Property Assignment and License Agreement
Exhibit D	Transition Services Agreement

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MASTER INKJET SALE AGREEMENT

This Master Inkjet Agreement (this “Agreement”) is entered into as of April 2, 2013 (Japan Standard Time)(April 1, 2013 U.S. Eastern Standard Time), by and among Funai Electric Co., Ltd., a Japanese corporation (“Buyer”), Lexmark International, Inc., a Delaware corporation (“Lexmark”) and Lexmark International Technology, S.A., a Switzerland joint stock company (“LITSA” and together with Lexmark, each a “Seller” and together, “Sellers”).  Buyer and Sellers are referred to herein, individually as a “Party,” and collectively as the “Parties.”

WHEREAS, Sellers and Buyer have agreed that Sellers shall sell, and Buyer shall purchase, the Business (later defined) of Sellers (the “Divestiture”);

WHEREAS, the Divestiture will be effected by the execution and consummation of (i) a certain Share Purchase Agreement by and between Buyer and LITSA dated the same date hereof (the “Share Purchase Agreement”), (ii) a certain Asset Purchase Agreement by and among Buyer and Sellers dated the same date hereof (the “Asset Purchase Agreement”), (iii) a certain Intellectual Property Assignment and License Agreement by and among Buyer and Sellers dated the same date hereof (the “IP Agreement”), and (iv)  a certain Transition Services Agreement by and among Buyer and Sellers dated the same date hereof (the “Transition Services Agreement”);

WHEREAS, Sellers and Buyer desire to enter into this Agreement to coordinate the Divestiture.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

Section 1. Definitions and Interpretation.

(a)  Definitions.  In addition to all other terms defined elsewhere in this Agreement, the following terms shall have the meanings set forth below:

 “Affiliate” means with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such Person. As used in this definition, the term "control" (including the terms “controlled by" and  "under common control with") means possession and exercise, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person whether by means of voting rights, contract or otherwise; provided, however, that the possession, directly or indirectly, of greater than fifty percent (50%) of the voting stock for the election of directors shall always be deemed “control” and provided, however, that such Person shall be deemed to be an Affiliate for purposes of this Agreement only so long as such other Person maintains such ownership or control.

“Agreement” has the meaning set forth in the Preface hereof.

“Asset Purchase Agreement” has the meaning set forth in the second Whereas clause.

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“Asset Purchase Price” has the meaning set forth in Section 2(b).

 “Breach” means any breach of, or any inaccuracy in, any representation or warranty or breach of, or failure to perform or comply with, any covenant or obligation in or of any of the Transaction Agreements in question, or any event that with the passing of time or the giving of notice, or both, would constitute such a breach, inaccuracy, or failure.

“Business” means the business of the manufacture of certain inkjet printer cartridges and parts.

“Buyer” has the meaning set forth in the Preface hereof.

“Buyer Indemnified Persons” has the meaning set forth in Section 7(a).

“Closing” has the meaning set forth in Section 2(d).

“Closing Date” has the meaning set forth in Section 2(d).

“Contemplated Transactions” means the transactions to be performed prior to and on the Closing Date as contemplated by the Transaction Agreements except for the transactions to be performed after the Closing contemplated by the Transition Services Agreement.

“Disclosure Schedule” means the disclosure schedule attached hereto.

“Disputes” has the meaning set forth in Section 9(h).

“Divestiture” has the meaning set forth in the first Whereas clause.

“End Date” has the meaning set forth in Section 6(a)(iv).

“Event” means any event, act, omission, error, lapse, fact, incident, situation or circumstance.

“Excluded Assets” has the meaning set forth in Section 2(b) of the Asset Purchase Agreement.

“Fundamental Warranties” means representations and warranties of Sellers set forth in Section 4 of this Agreement, Section 3(a)(i) and Section 4(a)(i), 4(a)(iii), (b), and (l) of the Share Purchase Agreement, and Section 3(a) and (g) of the Asset Purchase Agreement.

“Future Product” has the meaning set forth in the IP Agreement.

“Governmental Body” means any (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature, or any political subdivision thereof, (b) federal, state, local, municipal, foreign or other government, or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, body or other entity and any court, arbitrator or other tribunal).

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“ICC” has the meaning set forth in Section 9(h).

“Indemnified Person” has the meaning set forth in Section 7(e).

“Indemnifying Party” has the meaning set forth in Section 7(e).

“IP Agreement” has the meaning set forth in the second Whereas clause.

“IP Purchase Price” has the meaning set forth in Section 2(b).

“Knowledge” means (i) the actual knowledge of the individuals set forth on Schedule X,  or (ii) the knowledge that such individual set forth on Schedule X would be reasonably expected to have concerning the existence of a fact, matter, or circumstance, as a result of their position in such a role with a company of a similar size in an industry similar to the Business.

“Laws” means any statute, law, ordinance, regulation, order or rule of any Governmental Body, including those covering environmental, energy, safety, health, transportation, bribery, record keeping, zoning, antidiscrimination, antitrust, wage and hour, and price and wage control matters, as well as any applicable principle of common law.

“Legal Requirement” means any constitution, law, ordinance, principle of common law, code, rule, regulation, statute, act, treaty, or order of general applicability of any Governmental Body, including rules and regulations promulgated thereunder.

“Lexmark” has the meaning set forth in the Preface hereof.

“Liability” means with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise.

“LIPI” or  “Company” means Lexmark International (Philippines), Inc., a corporation organized under the laws of Republic of the Philippines.

“LIPI Share Purchase Price” has the meaning set forth in Section 2(b).

“LITSA” has the meaning set forth in the Preface hereof.

“Losses” means all costs, damages, disbursements, obligations, penalties, Liabilities, assessments, judgments, losses, injunctions, orders, decrees, rulings, fines, fees, settlements, deficiencies, awards and penalties (including reasonable attorneys’ fees and expenses and judicial bonds or deposits), and other costs or expenses in connection with the defense of any Proceeding and amounts paid in settlement actually and directly suffered and disbursed.

“Material Adverse Change” means any effect or change that would be materially adverse to the business, operations, or properties of Sellers or Buyer, as relevant, taken as a whole, or to the ability of Sellers or Buyer, as relevant, to consummate timely the Contemplated Transactions,

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other than to the extent of any effects or changes resulting from (a) changes in general economic, financial market, political or geopolitical conditions, natural disasters or other force majeure events except to the extent that such changes affect Sellers or Buyer, as relevant, taken as a whole, in a manner disproportionate to the effect of companies in its industry generally, (b) the execution or announcement of this Agreement or the Contemplated Transactions or the performance of any of the foregoing (including any loss of employees, any cancellation of or delay in customer orders, any litigation or any disruptions in supplier, distributor, partner of similar relationships), and (c) changes or effects directly resulting from any event, occurrence, development or state of circumstances disclosed in or incorporated by reference into the Disclosure Schedule.

“Organizational Documents” means the memorandum and articles of association, bylaws and the certificate of incorporation of an entity (or other similar organizational document) as currently in effect, including any amendments thereto.

“Party” and “Parties” have the meaning set forth in the Preface hereof.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or any other business entity.

“Proceeding” means any action, arbitration, mediation, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, judicial, or investigative) commenced, brought, conducted, or heard by or before, or otherwise involving any Governmental Body.

“Purchase Price” has the meaning set forth in Section 2(b).

“Retained Liabilities” has the meaning set forth in Section 2(d) of the Asset Purchase Agreement.

“Rules” has the meaning set forth in Section 9(h).

“Sellers” has the meaning set forth in the Preface hereof.

“Seller Indemnified Persons” has the meaning set forth in Section 7(c).

“Share Purchase Agreement” has the meaning set forth in the second Whereas clause.

“Third Party” means any Person other than the Parties or their respective Affiliates.

“Third Party Claim” has the meaning set forth in Section 8(a).

“Third Party Claim Notice” has the meaning set forth in Section 8(a).

“Transaction Agreements” means this Agreement, the Share Purchase Agreement, the Asset Purchase Agreement, the IP Agreement, and the Transition Services Agreement.

“Transferred Assets” has the meaning set forth in Section 2(a) of the Asset Purchase Agreement.

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“Transferred IP” means all the Patents assigned, transferred and conveyed to Buyer under the IP Agreement.

“Transferred Products” has the meaning set forth in Section 5(b).

“Transition Service Price” has the meaning set forth in Section 2(b).

“Transition Services Agreement” has the meaning set forth in the second Whereas clause.

 (b) Interpretation.  The following rules of interpretation will apply in this Agreement.

(i)  The term “including” means “including without limitation”.

(ii)  The words “herein”, “hereof”, “hereto” and “hereunder” refer to this Agreement as a whole, and not to any particular Section or Subsection in this Agreement.

(iii)  Whereas clauses, headings and subtitles included herein are inserted for convenience only and do not affect the construction hereof, words denoting the singular include the plural and vice versa, and words denoting one gender include each gender and all genders.

(iv)  Unless otherwise provided for herein, if a period of time is specified as from a given day or from the day of an act or event, it shall be calculated exclusive of that day and including the relevant last day of this period of time.

(v)  The use of “or” is not intended to be exclusive unless expressly indicated otherwise.

(vi)  Where an expression is defined, another part of speech or grammatical form of that expression has a corresponding meaning.

(vii) Unless the context otherwise requires, references herein to:

(A)	a month, quarter and year are references to a month, quarter and year of the Gregorian Calendar;

(B)	Whereas, Sections, Subsection, Exhibit or Schedule refer to the appropriate recitals, sections, subsections, exhibits or schedules hereof;

(C)
a document, instrument and agreement are references to such document, instrument and agreement (including schedules thereto and, where applicable, any of its provisions) as amended, modified, varied, supplemented, novated or replaced and in effect at the time any such reference is operative;

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(D)	a Party include its permitted successors and assigns;

(E)
a statute or law are construed as references to such statute or law as modified, amended, consolidated, extended or re-enacted and in effect at the time any such reference is operative, and include any administrative guidances, orders, regulations, instruments or other subordinate legislation made under the relevant statute or law; and

(F)
an authority, association or body whether statutory or otherwise are, if and when any such authority, association or body ceases to exist or being reconstituted, renamed or replaced or the powers or functions thereof being transferred to any other authority, association or body, references respectively to the authority, association or body established or constituted in lieu thereof or as nearly as may be succeeding to the powers or functions thereof.

Section 2. Divestiture, Closing, and Conditions Precedent.

(a) Consummation of Divestiture.  On the date hereof, Buyer and Sellers shall consummate the Divestiture through the execution and consummation of the Share Purchase Agreement, the Asset Purchase Agreement, and the IP Agreement and the Transition Services Agreement.

(b) Purchase Price.  The purchase price payable to Sellers for the Divestiture shall be One Hundred Million Dollars ($100,000,000) (the “Purchase Price”) (subject to adjustment as set forth below), which shall be allocated into Sixty Million Dollars ($60,000,000)  for all the shares sold by LITSA under the Share Purchase Agreement (the “LIPI Share Purchase Price”), Seven Million Dollars ($7,000,000) for the Assets sold by Sellers under the Asset Purchase Agreement (the “Asset Purchase Price”), Thirty Two Million Dollars ($32,000,000) for the intellectual property assets assigned by Sellers under the Intellectual Property Assignment and License Agreement (the “IP Purchase Price”) and One Million Dollars ($1,000,000) for transitional services including technical training and assistance performed by Sellers under the Transition Services Agreement (the “Transition Service Price”).

(c) Payments.  Buyer shall pay to Sellers the Purchase Price in the following installments through the use of cash on hand or financing of Buyer’s choice by wire transfer of immediately available funds to such account of Seller as notified to Buyer by Seller according to the following payment schedules:

(i) the first installment in the amount of Ninety Five Million ($95,000,000) to be payable on the Closing Date; and

(ii) the second installment in the amount of Five Million ($5,000,000) to be payable on or before 180 days after the Closing Date.

In addition, Buyer shall pay to Sellers a payment equal to the Retained Working Capital (as defined in the Share Purchase Agreement) on the Closing Date.

(d) Closing.  The closing of the Contemplated Transactions (the “Closing”) shall take place

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on the date of this Agreement or at such other time as the Parties may mutually agree.  The date on which the Closing occurs is referred to herein as the “Closing Date”.  The Closing shall take place remotely by electronic or facsimile transmissions (with originals promptly to follow), in either case, commencing at 12:01 A.M., Philippine Time on the Closing Date, or at such other time or such other manner as the Parties may mutually agree, and be effective as of 12:01 A.M., Philippine Time on the Closing Date.

(e) Conditions Precedent to Buyer’s Obligations to Close.  The obligations of Buyer to pay the first installment of the Purchase Price to Sellers as provided for in Section 2(c)(i) and to perform the other actions at the Closing Date under the Transaction Agreements are subject to the satisfaction, at or prior to the Closing of each of the following conditions (any of which may be waived in whole or in part by Buyer):

(i)       Sellers’ Representations and Warranties.  Each of the representations and warranties of Sellers as of the Closing contained in the Transaction Agreements and shall be true, correct and accurate in all material respects.

(ii)  Sellers’ Performance.  The covenants and obligations that Sellers are required to perform or comply with pursuant to the Transaction Agreements at or prior to the Closing Date shall have been duly performed or complied with in all material respects.

(iii)  No Proceedings.  There shall have been commenced or threatened against Buyer, no Proceeding (A) involving any challenge to, or seeking relief (monetary or otherwise) in connection with, any Contemplated Transaction or (B) that would be reasonably likely to have the effect of preventing, delaying, making illegal, imposing limitations or conditions on, or otherwise interfering with, any such Contemplated Transaction.

(iv)      No Conflict.  Neither the consummation nor the performance of any Contemplated Transaction shall, directly or indirectly (with or without notice or lapse of time), contravene, conflict with, or violate, or cause Buyer to suffer any material Loss under any applicable Legal Requirement.

(v)       No Material Adverse Change.  Sellers shall not have suffered any Material Adverse Change and no event shall have occurred, and no circumstance shall exist, that could result in a Material Adverse Change with respect to Sellers.

(vi)       Delivery of Documents and Consents.  All documents evidencing the actions to be carried out by Sellers pursuant to the Transaction Agreements, shall have been delivered to
Buyer.

(vii)      Transaction Agreements.  Sellers shall have executed the Transaction Agreements.

(viii)     Other Conditions Precedent.  The conditions precedent to Buyer’s obligations to close as set forth in any Transaction Agreement other than this Agreement shall have been fulfilled to Buyer’s reasonable satisfaction (or waived by Buyer).

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(f) Conditions Precedent to Sellers’ Obligations to Close.  The obligations of Sellers to consummate the Contemplated Transactions and to perform the other actions at the Closing Date under the Transaction Agreements are subject to the satisfaction, at or prior to the Closing of each of the following conditions (any of which may be waived in whole or in part by Sellers):

(i)       Buyer’s Representations and Warranties.  Each of the representations and warranties of Buyer as of the Closing contained in the Transaction Agreements and shall be true, correct and accurate in all material respects.

(ii)  Sellers’ Performance. The covenants and obligations that Buyer is required to perform or comply with pursuant to the Transaction Agreements at or prior to the Closing Date shall have been duly performed or complied with in all material respects.

(iii)    No Proceedings.  There have been commenced or threatened against either of Sellers, no Proceeding (A) involving any challenge to, or seeking relief (monetary or otherwise) in connection with, any Contemplated Transaction or (B) that would be reasonably likely to have the effect of preventing, delaying, making illegal, imposing limitations or conditions on, or otherwise interfering with, any such Contemplated Transaction.

(iv)     No Conflict.  Neither the consummation nor the performance of any Contemplated Transaction, directly or indirectly (with or without notice or lapse of time), contravene, conflicts with, or violates, or causes Sellers to suffer any material Loss under any applicable Legal Requirement.

(v)      No Material Adverse Change.  Buyer shall not have suffered any Material Adverse Change and no event shall have occurred, and no circumstance shall exist, that could result in a Material Adverse Change with respect to Buyer.

(vi)     Delivery of Documents and Consents.  All documents evidencing the actions to be carried out by Buyer pursuant to the Transaction Agreements, shall have been delivered to
Sellers.

(vii)    Transaction Agreements.  Buyer shall have executed the Transaction Agreements.

(viii)   Other Conditions Precedent.  The conditions precedent to Sellers’ obligations to close as set forth in any Transaction Agreement other than this Agreement shall have been fulfilled to Sellers’ reasonable satisfaction (or waived by Sellers).

(g) Closing Actions.

(i)       Payment of Purchase Price.  Buyer shall pay the portion of the Purchase Price set forth in Section 2(c)(i) to Sellers and deliver to Sellers evidence of such payment.

(ii)  Sellers’ Delivery of Certificates. Each Seller shall deliver (or shall cause to

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be delivered) to Buyer the following:

(A)      copies of all documents to be delivered by LITSA to Buyer under the Share Purchase Agreement and certified as applicable that  (x) such copies are complete and correct copies of such documents, (y) such documents are in full force and effect, (z) such documents have not been amended, modified or rescinded;

(B)  a certificate, dated the Closing Date, signed on behalf of Sellers by its duly authorized officers, to the effect that the conditions set forth in Section 2(e) have been satisfied and that the representations and warranties in Section 4 are true, correct and accurate in all material respects;

(C)       a certificate, dated the Closing Date, signed on behalf of each Seller and by duly authorized officers, attaching thereto copies of minutes of the meeting, of the board of directors or appropriate body of each Seller authorizing the execution and delivery of all Transaction Agreements to which such Seller is a party, and the performance of the Contemplated Transactions, on behalf of such Seller and certifying, as applicable, that (x) such copies are complete and correct copies of such documents, (y) such documents are in full force and effect and (z) such documents have not been amended, modified or rescinded;

(D)      copies of all authorizations and consents Sellers are required to obtain and notices that Sellers are required to provide (x) in connection with the consummation of the Contemplated Transactions and (y) pursuant to applicable Law, if any.

(iii) Buyer’s Delivery of Certificates. Buyer shall deliver (or shall cause to be delivered) to Sellers the following:

(A)     a certificate, dated the Closing Date, signed on behalf of Buyer by its authorized officers, to the effect that the conditions set forth in Section 2(f) have been satisfied and that the representations and warranties in Section 3 are true, correct and accurate in all material respects;

(B)      a certificate, dated the Closing Date, signed on behalf of Buyer by a duly authorized officer, attaching thereto copies of the unanimous written consent, or minutes of the meeting (or an extract of the relevant portion thereof), of Buyer’s board of directors authorizing the execution and delivery of all Transaction Agreements, and the performance of the Contemplated Transactions, on behalf of Buyer and certifying, as applicable, that (x) such copies are complete and correct copies of such documents, (y) such documents are in full force and effect and (z) such documents have not been amended, modified or rescinded.

(iv) Additional Documents. Each of the Parties shall execute and deliver such other documents and instruments, provide such materials and information and take such

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other actions as may reasonably be necessary, proper or advisable, to the extent permitted by applicable Law, to fulfill its obligations under the Transaction Agreements.

Section 3. Representations and Warranties of Buyer.  Buyer represents and warrants to Sellers that the statements contained in this Section 3 are true, correct and accurate on the date hereof.

(a) Organization and Existence. Buyer is a Japanese corporation duly organized and validly existing under the Laws of Japan.

(b) Authorization and Enforceability. Buyer has full power and authority to execute and deliver the Transaction Agreements and to perform its obligations hereunder and thereunder. The Transaction Agreements constitute the valid and legally binding obligation of Buyer, enforceable in accordance with its terms and conditions.

(c) No Notice or Filing, etc. Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of, any Governmental Body in order to consummate the Contemplated Transactions. The execution, delivery and performance of the Transaction Agreements have been duly authorized by Buyer.

(d) No Violation and No Contravention. Neither the execution and delivery of any of the Transaction Agreements, nor the consummation of the Contemplated Transactions, shall (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Body, or court to which Buyer is subject or any provision of its Organizational Documents or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Buyer is a party or by which it is bound or to which any of its assets is subject.

(e) Availability of Fund. Buyer will have sufficient and available funds to pay the Purchase Price.

(f) Brokers.  Except for Daiwa Securities Co., Ltd., no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Contemplated Transactions based upon arrangements made by or on behalf of Buyer.  Buyer is responsible for the fees and expenses of Daiwa Securities Co., Ltd.

(g) No Other Representations or Warranties.  Except for the representations and warranties contained in the Transaction Agreements, Buyer does not make any other express or implied representation or warranty on behalf of or with respect to Buyer.

Section 4. Representations and Warranties of Sellers. In addition to their representations and warranties made in the Transaction Agreements other than this Agreement, Sellers, jointly and severally, represent and warrant to Buyer that the statements contained in this Section 4 are true, correct and accurate on the date hereof.

(a) Organization and Existence.

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(i)       Lexmark is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

(ii)  LITSA is a joint stock company duly organized, validly existing and in good standing under the laws of Switzerland.

(b) Authorization and Enforceability. Sellers have full power and authority to execute and deliver the Transaction Agreements and to perform their obligations hereunder and thereunder. The Transaction Agreements constitute the valid and legally binding obligation of Sellers, enforceable in accordance with their terms and conditions.

(c) No Notice or Filing, etc. Sellers need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of, any Governmental Body in order to consummate the Contemplated Transactions. The execution, delivery and performance of the Transaction Agreements have been duly authorized by Sellers.

(d) No Violation and No Contravention. Neither the execution and delivery of any of the Transaction Agreements, nor the consummation of the Contemplated Transactions, shall (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Body, or court to which Sellers are subject or any provision of its Organizational Documents or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Sellers are a party or parties or by which they are bound or to which any of their respective assets is subject.

(e) Brokers.  Except for Goldman Sachs Co., no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Contemplated Transactions based upon arrangements made by or on behalf of Sellers.  Sellers are responsible for the fees and expenses of Goldman Sachs Co.

(f) No Other Representations or Warranties.  Except for the representations and warranties contained in the Transaction Agreements, Sellers do not make any other express or implied representation or warranty on behalf of or with respect to Sellers, the Business, the Company, the Transferred Assets, Transferred IP or Transferred Products.

Section 5. Post-Closing Covenants.

(a) Non-Competition.  Other than as contemplated by the Transaction Documents, for a period of five (5) years after the Closing Date, no Seller shall, directly or indirectly, engage, invest in, own, manage, operate, finance, control, or advise or render services in connection with the Business to, any Person engaged in the Business in the Field.  “Field” means printers, all-in-one products and corresponding cartridges, parts and supplies incorporating inkjet technology, whether thermal or piezo electric and includes cartridges, parts and supplies manufactured on or after July 1, 2013 that are compatible with any product marketed and/or sold by Seller.  The term “Field” does not include the following technologies: (i) hand-held, bar code labeling, and point-of-sale printing technology, (ii) microfluidic pump technology, (iii) printed electronics

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technology, and (iv) Future Product technology, but only to the extent that such Future Product technology is designed primarily by or on behalf of an original equipment manufacturer other than Seller.

(b) Transferred Products.  Buyer agrees that for a minimum of four years from the Closing Date, it shall make its commercially reasonable efforts to manufacture and sell cartridges, parts and supplies compatible with the Transferred Products in sufficient quantities to satisfy any demand generated by existing customers of such Transferred Products. “Transferred Products” means the following products marketed and/or sold by Seller: Pro715, Pro915, S315, S415, S515, OfficeEdge Pro4000, OfficeEdge Pro4000c, OfficeEdge Pro5500, and OfficeEdge Pro5500t, but does not include any equivalent products sold to any customer of Seller for resale under the brand of such customer.

(c) Further Actions. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties shall take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party.

Section 6. Termination.

(a)  Cause for Termination. Subject to Section 6(b) and 7(g), by notice given prior to or at the Closing, all of the Transaction Agreements may be terminated as follows:

(i)       by mutual consent of Buyer and Sellers;

(ii)      by Buyer if a material Breach of any provision of the Transaction Agreements has been committed by any Seller;

(iii)     by Sellers if a material Breach of any provision of the Transaction Agreements has been committed by Buyer;

(iv)     by Buyer if satisfaction of any condition in Section 2(f) by June 30, 2013 or such later date as the parties may agree upon (the “End Date”) becomes impossible (other than through the failure of Buyer to comply with its material obligations under the Transaction Agreements);

(v)      by Sellers if satisfaction of any condition in Section 2(e) by the End Date becomes impossible (other than through the failure of any Seller to comply with its obligations under the
Transaction Agreements);

(vi)     by Buyer if the Closing has not occurred on or before the End Date, unless Buyer is in material Breach of the Transaction Agreements; or

(vii)    by Sellers if the Closing has not occurred on or before the End Date, unless Sellers are in material Breach of the Transaction Agreements.

(b)  Effect of Termination. Buyer’s or Sellers’ right of termination under Section 6(a) is in addition to any other right it may have under the Transaction Agreements, at law or in equity,

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and the exercise of such right of termination will not constitute an election of remedies.  If any Transaction Agreement is terminated pursuant to Section 6(a),  such Transaction Agreement shall be of no further force or effect; provided, however, that (i) Sections 6(b), 7, 8 and 9 shall survive the termination of such Transaction Agreement and will remain in full force and effect, and (ii) the termination of any such Transaction Agreement will not relieve any Party from any liability for any Breach of such Transaction Agreement occurring prior to termination.

Section 7. Indemnification.

(a) Indemnification by Sellers.  Subject to the limitations set forth in Sections 7(b), (e), (f), (g), (h) and (i), Sellers shall, jointly and severally, indemnify and hold Buyer, its Affiliates (including the Company after the Closing Date) and their respective officers, directors, employees and agents, successors and assigns (“Buyer Indemnified Persons”), harmless from and against:

(i)      any Losses incurred related to the Transferred Assets, the Transferred IP or the Business of Sellers (including that of the Company prior to the Closing Date), but only if and to the extent that any such Losses arise out of an Event occurring prior to the Closing Date; provided, however, that in no event shall Sellers be liable to indemnify any Buyer Indemnified Persons under this Section 7(a)(i) for any Losses that arise out of (A) any claim of patent infringement related to a design created by Sellers prior to the Closing Date and incorporated into a product sold by Buyer on or after the Closing Date, or (B) a defect in the design created by Sellers prior to the Closing Date and incorporated into a product sold by Buyer on or after the Closing Date; provided further, that nothing in this Section 7(a)(i) shall limit any indemnification rights of Buyer under any agreement that is not a Transaction Agreement;

(ii)      any Losses incurred related to the Excluded Assets and the Retained Liabilities;

(iii)     any Losses incurred due to any Breach of the representations and warranties (other than Fundamental Warranties) made by Sellers under any of the Transaction Agreements;

(iv)     any Losses incurred due to material Breach to perform any agreement, covenant or undertaking expressly binding on Sellers pursuant to any of the  Transaction  Agreements; or

(v)      any Losses for which Sellers are obligated to indemnify Buyer in connection with Section 5(b)(ii) of the Share Purchase Agreement; provided that, notwithstanding anything to the contrary herein, the processes and procedures of such indemnification shall be governed by Section 5(b) of the Share Purchase Agreement;

(vi)     any Losses incurred due to any Breach of the Fundamental Warranties made by Sellers under any of the Transaction Agreements; or

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(vii)     any Losses incurred due to any Breach of any statement set forth under any certificate delivered under any Transaction Agreement.

(b)       Limitations of Sellers’ Indemnity.

(i)        Sellers’ obligation to make any indemnification payment under Section 7(a) shall be triggered after the indemnifiable amount exceeds Five Hundred Thousand Dollars ($500,000), at which point, Sellers will be obligated to indemnify Buyer from and against all such Losses suffered in excess of such threshold amount.

(ii)        In no event shall the amount payable under Sellers’ obligations to indemnify the Buyer Indemnified Persons under Section 7(a)(iii) or 7(a)(vii) (except to the extent of a Breach of a Fundamental Warranty certified to thereunder) exceed Ten Million Dollars ($10,000,000), and in no event shall the amount payable under Sellers’ obligations to indemnify the Buyer Indemnified Persons under Section 7(a)(i), 7(a)(ii), 7(a)(iv), 7(a)(v), or 7(a)(vi) exceed the Purchase Price. Moreover, Buyer shall not be entitled to bring any claim under Section 7(a)(iii), 7(a)(vi) or 7(a)(vii) at any time after the 15 month anniversary of the Closing Date; provided that any claim with respect to any Fundamental Warranty may be brought until the date of the expiration of the statute of limitations applicable to the subject matter of such Fundamental Warranty.

(c)       Indemnification by Buyer.  Subject to the limitations set forth in Sections 7(d), (e), (f), (g), (h) and (i), Buyer shall indemnify and hold Sellers, its Affiliates and their respective officers, directors, employees and agents, successors and assigns (“Seller Indemnified Persons”) harmless from and against:

(i)         any Losses related to the Transferred Assets, the Transferred IP or the Business of Buyer (including that of the Company on or after the Closing Date), but only if and to the extent that any such Losses arise out of Events occurring on or after the Closing Date which Sellers are not obligated to indemnify Buyer for under Section 7(a);

(ii)        any Losses incurred by any Breach of the representations and warranties made by Buyer under this Agreement; or

(iii)       any Losses incurred by any material Breach to perform any agreement, covenant or undertaking expressly binding on Buyer pursuant to any of the  Transaction Agreements.

(d)       Limitation of Buyer’s Indemnity.

(i)        Buyer’s obligation to make any indemnification payment under Section 7(c) shall be triggered after the indemnifiable amount exceeds Five Hundred Thousand Dollars ($500,000), at which point, Buyer shall be obligated to indemnify Sellers from and against all such Losses suffered in excess of such threshold amount.

(ii)        In no event shall the amount payable under Buyer’s obligations to indemnify the Seller Indemnified Persons under Section 7(c) exceed the Purchase

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Price. Moreover, Seller shall not be entitled to bring any claim under Section 7(c)(ii) at any time after the expiration of the applicable statute of limitations with respect to such representations or warranties.

 (e)          Notices and Cure Time. In the event that a Buyer Indemnified Person or Seller Indemnified Person, as relevant (the “Indemnified Person”) has a direct claim against Sellers or Buyer, as relevant (the “Indemnifying Party”)  for a Loss under Section 7(a) or (c), the Indemnified Person shall promptly notify the Indemnifying Party in writing of such claim, which written notice also includes  (i) a detailed description of the facts and circumstances giving rise to an alleged Loss, and (ii) the aggregate amount being claimed with respect to the Loss, if any. If a Breach giving rise to such Loss set forth in Section 7(a) or Section 7(c) is capable of remedy, the Indemnified Person shall only be entitled to indemnification if it gives such written notice of the Breach and the Breach is not remedied within thirty (30) days from the date on which such written notice is received by the Indemnifying Party.

(f)           WAIVER.  NOTWITHSTANDING ANYTHING IN THIS SECTION 7 TO THE CONTRARY, ON OR AFTER THE CLOSING, NO INDEMNIFYING PARTY OR ITS AFFILIATE SHALL BE LIABLE TO ANY INDEMNIFIED PERSON FOR SPECIAL, CONSEQUENTIAL, PUNITIVE, INDIRECT, OR EXEMPLARY LOSSES OR DAMAGES, INCLUDING LOST PROFITS OR DIMINUTION IN VALUE, WHETHER OR NOT SUCH LOSSES WERE REASONABLY FORESEEABLE, OTHER THAN WITH RESPECT TO ANY SUCH LOSSES INCLUDED IN A THIRD PARTY CLAIM AS TO WHICH AN INDEMNIFYING PARTY IS REQUIRED TO PROVIDE INDEMNIFICATION PURSUANT TO SECTION 8.

(g)          Exclusive Remedy.  Each Party hereto acknowledges and agrees that on or after the Closing, the indemnification provisions in this Section 7 shall be the exclusive remedy of the Indemnified Person with respect to all claims arising under or related to any of the Transaction Agreements or the Contemplated Transactions.

(h)          Subrogation and Mitigation.  After any indemnification payment is made pursuant to this Section 7, the Indemnifying Party shall, to the extent of such payment, be subrogated to all rights (if any) of the Indemnified Person against any third party in connection with the Losses to which such payment relates.  Without limiting the generality of the preceding sentence, any Indemnified Person receiving an indemnification payment pursuant to the preceding sentence shall execute, upon the written request of the Indemnifying Party, any instrument reasonably necessary to evidence such subrogation rights.  The Indemnified Persons shall use commercially reasonable efforts to mitigate any Loss in respect of which the Indemnifying Party asserts an indemnity claim under this Section 7.

(i)           Net Recovery.  The indemnified amount under this Section 7 shall be calculated net of:  (A) any tax benefit received or receivable by the Indemnified Person for the Losses giving rise to the indemnification; and (B) the amount of any insurance proceeds, indemnification payments, contribution payments or reimbursements received or receivable by the Indemnified Person for the Losses.  The Indemnified Person shall seek full recovery under all insurance policies covering any Loss to the same extent as they would be entitled to seek if such Loss was not subject to indemnification hereunder.

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Section 8. Third Party Claim.

(a)           Indemnification regarding Third Party Claim. The Indemnified Person shall receive notice of the assertion by any Third Party of  any Loss or claim or commencement of any Loss (a “Third Party Claim”) with respect to which such Indemnifying Party is or may be obligated to provide indemnification hereunder; provided, however, that the Indemnified Person shall promptly notify the Indemnifying Party in writing  of the Third Party Claim, which notice shall also set forth: (i) a detailed description of the facts and circumstances giving rise to the Third Party Claim, and (ii) the aggregate amount of the Losses being claimed with respect to the Third Party Claim, if any (the “Third Party Claim Notice”) and provided, further, that no failure or delay on the part of the Indemnified Person in notifying the Indemnifying Party shall relieve from, or otherwise affect, the obligation of  the Indemnifying Party to provide indemnification under this Section 8, except to the extent that any Liabilities directly resulted from or were caused by such failure, or the Indemnifying Party is prejudiced thereby.

(b)            Terms of Defense of Third Party Claim.  The Indemnifying Party shall have thirty (30) days after receipt of the Third Party Claim Notice (unless the claim or action requires a response before the expiration of such thirty-day period, in which case the Indemnifying Party shall have until five (5) days before the required response date) to undertake, conduct and control, through counsel of its own choosing, the settlement or defense of the Third Party Claim, and the Indemnified Person shall cooperate with the Indemnifying Party in connection therewith; provided, however, that (i) the Indemnifying Party shall permit the Indemnified Person to participate in such settlement or defense through counsel chosen by the Indemnified Person, provided that the fees and expenses of such counsel shall not be borne by the Indemnifying Party, (ii) the Indemnifying Party shall not settle any Third Party Claim without the Indemnified Person’s consent if the settlement requires the Indemnified Person to admit wrongdoing, pay any fines or refrain from any material action and (iii) if, in the written opinion of counsel to the Indemnified Person, the Indemnified Person has separate defenses from the Indemnifying Party and there is a conflict of interest between the Indemnified Person and Indemnifying Parties or if there is any danger of criminal Liability of the Indemnified Person, then the Indemnified Person shall be permitted to retain special counsel of its own choosing at the sole expense of the Indemnified Person.

(c)            Failure to Undertake Defense.  In the event that the Indemnifying Party fails to undertake the defense of a Third Party Claim in the manner and within the period provided in Section 8(b), the Indemnified Person may conduct the defense of the Third Party Claim at the expense of the Indemnifying Party, and the Indemnifying Party shall be bound by any determination resulting from such Third Party Claim or any compromise or settlement made by the Indemnified Person.

(d)           Settlement of Claims. Regardless of whether the Indemnifying Party is undertaking the defense of the Third Party Claim pursuant to Section 8(b) above, the Indemnified Party shall not pay or settle such claim without the Indemnifying Party’s consent, which consent shall not be unreasonably withheld, and any such payment or settlement of a Third Party Claim shall include a full, complete and irrevocable release for the benefit of the Indemnifying Party.

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(e)   Reimbursement. Any claim under this Section 8 for any matter involving a Third Party Claim shall be indemnified, paid, or reimbursed promptly.  If the Indemnified Person shall assume the defense of a Third Party Claim in accordance with the provisions of this Section 8, the Indemnifying Party shall reimburse the Indemnified Person for the costs of investigation and the reasonable fees and expenses of counsel retained by the Indemnified Person.

Section 9. Miscellaneous.

(a) No Third-Party Beneficiaries.  This Agreement shall not confer any rights or remedies upon any Person other than the Parties, its Affiliates, and their respective successors and permitted assigns and the Indemnified Persons.

(b) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

(c) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns.  No Party may assign either this Agreement or any of his, her, or its rights, interests, or obligations hereunder without the prior written approval of Buyer and Sellers; provided, however, that Buyer may (i) assign any or all of its rights and interests hereunder (A) to one or more of its Affiliates, (B) as security to any lender providing financing for the Contemplated Transactions (and any replacement thereof), and (C) in connection with a sale of all or substantially all of the Business, and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

(d) Counterparts.  This Agreement may be executed in one or more counterparts (including by means of facsimile), each of which shall be deemed an original but all of which together will constitute one and the same instrument.

(e) Headings.  The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(f) Notices.  All notices, requests, demands, claims, and other communications hereunder shall be in writing.  Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) 1 business day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (iii) 4 business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

If to Sellers:
Lexmark International, Inc.
740 West New Circle Road
Lexington, KY 40550

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Attention:  Robert Patton

and

Lexmark International Technology S.A.
20, Route de Pré-Bois, ICC Building, Bloc A
1215 Genève, Switzerland
Kai Wagener, General Counsel - Lexmark EMEA

Copies (that shall not constitute notice) to:

Dinsmore & Shohl LLP
255 East Fifth Street, Suite 1900
Cincinnati, OH 45202
Attention: Susan B. Zaunbrecher, Esq.

If to Buyer:
Funai Electric Co., Ltd.
7-1, 7-Chome, Nakagaito
Daito, Osaka 574-0013
Attention: Shinya Tashiro, Manager

Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

(g) Governing Law.  This Agreement shall be governed by the laws of the State of Delaware, without regard to Delaware’s conflicts of law rules.

(h) Arbitration.  All disputes or controversies (“Disputes”) arising out or in connection with this Agreement that are not solved by means of good faith negotiations between the Parties during a thirty (30)-day period starting on the date one of the Parties notifies in writing the other Parties of any Dispute shall be resolved by an arbitration panel and settled under the Rules of Arbitration (the “Rules”) of the International Chamber of Commerce (the “ICC”) for the time being in force.  The arbitration proceedings shall take place in New York, NY, where the arbitral award shall be rendered, and shall be conducted on a confidential basis in the English language.  The arbitration panel shall be composed of three (3) arbitrators to be appointed in accordance with the Rules, one (1) of them appointed by Sellers and Buyer and the third (3rd) appointed by the other two (2) arbitrators.  In the event the other two (2) arbitrators fail to appoint such third (3rd) arbitrator within ten (10) calendar days following their appointment, such third (3rd) arbitrator shall be appointed by the ICC.  The arbitrators shall speak and write English fluently.

(i) Amendments and Waivers.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and Sellers.  No waiver by either Party of any provision of this Agreement or any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in

18

writing and signed by the Party making such waiver, nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(j) Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(k) Expenses.  Each of Buyer and Sellers will bear their own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the Contemplated Transactions.

(l) Construction.  The Parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of the Transaction Agreements.

(m) Currency.  Any reference to currency contained in this Agreement shall be interpreted to mean United States Dollars unless specifically stated otherwise on an instance by instance basis.

(n) Incorporation of Exhibits and Schedules.  Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

[Signature page to immediately follow]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written, in as much originals as there are Parties to this Agreement.

BUYER:

FUNAI ELECTRIC CO., LTD.

By:  /s/ Tomonori Hayashi
Name:  Tomonori Hayashi
Title:  President and CEO

SELLERS:

LEXMARK INTERNATIONAL, INC.

By:  /s/ Paul A. Rooke
Name:  Paul A. Rooke
Title:  Chairman and CEO

LEXMARK INTERNATIONAL
TECHNOLOGY, S.A.

By:  /s/ Paul Dullaghan
Name:  Paul Dullaghan
Title:  Managing Director

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Exhibit A

SHARE PURCHASE AGREEMENT

BETWEEN

FUNAI ELECTRIC CO., LTD.

AND

LEXMARK INTERNATIONAL TECHNOLOGY, S.A.,

April 2, 2013 (Japan Standard Time)
April 1, 2013 (U.S. Eastern Daylight Time)

EXHIBITS

Exhibit A	Form of Deed of Absolute Sale of Shares
Exhibit A-1	Form of Deed of Assignment by nominee directors
Exhibit B	Irrevocable Proxy

SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (this “Agreement”) is entered into as of April 2, 2013 (Japan Standard Time) (April 1, 2013 U.S. Eastern Daylight Time), by and between Funai Electric Co., Ltd., a Japanese corporation (“Buyer”), and Lexmark International Technology, S.A., a Switzerland joint stock company (“LITSA” or “Seller”).  Buyer and Seller are referred to herein, individually as a “Party,” and collectively as the “Parties.”

WHEREAS, Seller, itself or through its director nominees, owns all of the issued and outstanding shares of capital stock of Lexmark International (Philippines), Inc., a corporation organized under the laws of the Philippines (the “Company”).

WHEREAS, this Agreement contemplates a transaction in which Buyer will purchase from Seller, and Seller will sell to Buyer, all of the issued and outstanding shares of capital stock of the Company, as set forth further herein.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

Section 1. Definitions and Interpretation.

(a) Definitions.  In addition to all other terms defined elsewhere in this Agreement, the following terms shall have the meanings set forth below:

“Adverse Consequences” means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, reasonable amounts paid in settlement, liabilities, obligations, taxes, losses, expenses, and fees, including court costs and reasonable attorneys’ fees and expenses.

“Affiliate” means with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such Person. As used in this definition, the term "control" (including the terms “controlled by" and  "under common control with") means possession and exercise, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person whether by means of voting rights, contract or otherwise; provided, however, that the possession, directly or indirectly, of greater than fifty percent (50%) of the voting stock for the election of directors shall always be deemed “control” and provided, however, that such Person shall be deemed to be an Affiliate for purposes of this Agreement only so long as such other Person maintains such ownership or control.

“Agreement” has the meaning set forth in the Preface hereof.

“Arbitrator” has the meaning set forth in Section 5(b)(iv).

“Asset Purchase Agreement” means the Asset Purchase Agreement dated as of the same date hereof, by and among Seller, Lexmark International, Inc. and Buyer.

“Breach” means any breach of, or any inaccuracy in, any representation or warranty or breach of, or failure to perform or comply with, any covenant or obligation in or of this Agreement or any of the Other Transaction Agreements in question, or any event that with the passing of time or the giving of notice, or both, would constitute such a breach, inaccuracy, or failure.

“Business” means the business of the manufacture of certain inkjet printer cartridges and parts.

“Buyer” has the meaning set forth in the Preface hereof.

“Buyer Returns” has the meaning set forth in Section 5(b)(iv).

“Closing” has the meaning set forth in Section 2(d) of the Master Agreement.

“Closing Date” has the meaning set forth in Section 2(d) of the Master Agreement.

“Company” has the meaning set forth in the first Whereas clause hereof.

“Company Employees” has the meaning set forth in Section 5(c)(ii).

“Disclosure Schedule” means the disclosure schedule  attached hereto.

“Disputes” has the meaning set forth in Section 6(h).

“Employee Benefit Plan” means any employee benefit plan and any stock purchase, stock option, severance, retention, change-in-control, fringe benefit, termination, supplemental retirement, collective bargaining, bonus, performance awards, incentive, deferred compensation and any and all other employee benefit plans, agreements, programs, policies or other arrangements relating to the employees of the Company.

“Environment” means soil, land surface and subsurface strata, surface waters (including navigable and nonnavigable inland and ocean waters), groundwaters, drinking water supply, stream sediments, ambient air (indoor air), plant and animal life, and any other environmental medium or natural resource.

“Environmental Law” means any Legal Requirement that provides for or relates to:

(a)
advising appropriate authorities, employees, or the public with respect to the use of any Hazardous Material, the Release or Threat of Release of Hazardous Material, violation of discharge or emission limits or other prohibitions, or any Hazardous Activity or any activity, such as resource extraction or construction, that could have a significant effect on the Environment;

(b)	preventing or reducing to acceptable levels the Release of Hazardous Material into the Environment;

(c)	reducing the quantities, or minimizing or controlling the hazardous characteristics, of Hazardous Material that are generated;

(d)	assuring that products are designed, formulated, packaged, and used so that they do not present an unreasonable risk to human health or the Environment when used or disposed of;

(e)	protecting the Environment;

(f)	reducing the risks involved in the transportation of Hazardous Material;

(g)	the cleanup of Hazardous Material that has been Released, preventing its Release, or addressing the Threat of Release, or paying the costs of such actions; or

(h)           making a Person compensate any other Person for damage done to its health or property or the Environment or permitting self-appointed representatives of the public interest to recover for injuries done to public assets or resources.

“Governmental Body” means any (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature, or any political subdivision thereof, (b) federal, state, local, municipal, foreign or other government, or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, body or other entity and any court, arbitrator or other tribunal).

“Hazardous Activity” means the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use of Hazardous Material and any other act, business, operation, or activity that increases the danger, or poses a risk of harm, to the Environment.

“Hazardous Material” means any substance, material, or waste that is or will foreseeably be regulated by any Governmental Body, including any material, substance, or waste that is defined or classified as a “hazardous waste,” “hazardous material,” “hazardous substance,” “extremely hazardous waste,” “pollutant,” “restricted hazardous waste,” “contaminant,” “toxic waste,” “pollutant,” or “toxic substance” under any provision of Environmental Law, including petroleum, petroleum products, asbestos, presumed asbestos-containing material or asbestos-containing material, urea formaldehyde, or polychlorinated biphenyls.

“ICC” has the meaning set forth in Section 6(h).

“IP Agreement” means the Intellectual Property Assignment and License Agreement dated as of the same date hereof, by and among Seller, Lexmark International, Inc. and Buyer.

“Key Employee Retention Agreement” has the meaning set forth in Section 5(c)(i).

“Knowledge” means (i) the actual knowledge of the individuals set forth on Schedule X,  or (ii) the knowledge that such individual set forth on Schedule X would be reasonably expected to have concerning the existence of a fact, matter, or circumstance, as a result of their position in such a role with a company of a similar size in an industry similar to the Business.

“Laws” means any statute, law, ordinance, regulation, order or rule of any Governmental Body, including those covering environmental, energy, safety, health, transportation, bribery, record keeping, zoning, antidiscrimination, antitrust, wage and hour, and price and wage control matters, as well as any applicable principle of common law.

“Legal Requirement” means any constitution, law, ordinance, principle of common law, code, rule, regulation, statute, act, treaty, or order of general applicability of any Governmental Body, including rules and regulations promulgated thereunder.

“Leased Real Property” means all leasehold or sub-leasehold estates held by the Company and other rights to use or occupy any land, buildings, structures, improvements, fixtures, or other interest in real property that is used in the Business.

“Leases” means all legally binding written leases, subleases, licenses, concessions and other such agreements, including all amendments, extensions, renewals, guaranties, and other agreements with respect thereto, pursuant to which the Company holds any Leased Real Property.

“Liability” means with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, including any liability for Taxes.

“Lien” means any mortgage, lien, pledge, charge, option, lease, levy, claim, covenant, security interest, license grant, encumbrance, usufruct, or other encumbrance of any kind whatsoever or conditional sales contract, title retention contract or other contracts to give any of the foregoing.

“LIPI Share Purchase Price” has the meaning set forth in Section 2(b).

 “Master Agreement” means the Master Inkjet Sale Agreement, dated as of the same date hereof, by and among Buyer, Lexmark International, Inc. and LITSA.

“Material Adverse Effect” or “Material Adverse Change” means, any effect or change that would be materially adverse to the business, operations, or properties of Seller, Company or Buyer, as relevant, taken as a whole, or to the ability of Seller, Company or Buyer, as relevant, to consummate timely the transactions contemplated hereby, other than to the extent of any effects or changes resulting from (a) changes in general economic, financial market, political or geopolitical conditions, natural disasters or other force majeure events except to the extent that such changes affect Seller, Company or Buyer, as relevant, taken as a whole, in a manner disproportionate to the effect of companies in its industry generally, (b) the execution or announcement of this Agreement or the transactions contemplated hereby or the performance of any of the foregoing (including any loss of employees, any cancellation of or delay in customer orders, any litigation or any disruptions in supplier, distributor, partner of similar relationships), (c) changes or effects directly resulting from any event, occurrence, development or state of circumstances disclosed in or incorporated by reference into the Disclosure Schedule.

“Material Contracts” has the meaning set forth in Section 4(h)(i).

“Order” means any order, injunction, judgment, decree, ruling, assessment, or arbitration award of any Governmental Body.

“Ordinary Course of Business” means the ordinary course of business of a Person consistent with past custom and practice (including with respect to quantity and frequency).

“Organizational Documents” has the meaning set forth in Section 4(a)(ii).

“Other Incentive Agreements” has the meaning set forth in Section 5(c)(i).

“Other Transaction Agreements” means the IP Agreement, the Asset Purchase Agreement, the Master Agreement, the Transition Services Agreement and the Service Agreement.

“Owned Real Property” means all land, together with all buildings, structures, improvements, and fixtures located thereon, and all easements and other rights and interests appurtenant thereto, owned by the Company and used in the Business.

“Party” and “Parties” have the meaning set forth in the Preface hereof.

“Permits” means all material governmental authorizations, licenses, permits, registrations, certificates, consents, accreditations and approvals that are held or owned by or are otherwise issued to the Company that are necessary or required for the Company to occupy, operate and conduct the Business.

“Permitted Liens” means the Liens set forth on Schedule Y.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or any other business entity.

“Pre-Closing Tax Period” has the meaning set forth in Section 5(b)(ii).

“Pre-Closing Tax Statement” has the meaning set forth in Section 5(b)(iv).

“Pre-Closing Taxes” has the meaning set forth in Section 5(b)(v).

“Proceeding” means any action, arbitration, mediation, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, judicial, or investigative) commenced, brought, conducted, or heard by or before, or otherwise involving any Governmental Body.

 “Release” means any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching, or migration on or into the Environment, or into or out of any property.

“Retained Working Capital” means cash amounting to USD 1.5 Million which the Seller determines to be necessary for the continued operation of the Company in the regular course of business, based on Company’s audited financial statements for the last three (3) years.

“Rules” has the meaning set forth in Section 6(h).

“Securities Regulation Code” has the meaning set forth in Section 6(o).

“Seller” has the meaning set forth in the Preface hereof.

“Seller Returns” has the meaning set forth in Section 5(b)(iii).

“Service Agreement” means the Service Agreement dated as of the same date hereof, by and among  Sellers and Buyer.

“Shares” means all of the issued and outstanding shares of the Company.

“Straddle Period” has the meaning set forth in Section 5(b)(iii).

“Tax” or “Taxes” means any national, local, or non-U.S. income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax Liability of any other Person.

“Tax Claim” has the meaning set forth in Section 5(b)(ii).

“Tax Indemnified Person” has the meaning set forth in Section 5(b)(viii).

“Tax Indemnifying Person” has the meaning set forth in Section 5(b)(viii).

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Third Party” means any Person other than the Parties or their respective Affiliates.

“Threat of Release” means a reasonable possibility of a Release that could require action (including triggering notification or reporting under Environmental Law) in order to prevent or mitigate damage to the Environment that could result from such Release.

“Transition Services Agreement” means the Transition Services Agreement dated as of the same date hereof, by and among Seller, Lexmark International, Inc. and Buyer.

 (b)  Interpretation.  The following rules of interpretation will apply in this Agreement.

(i)  The term “including” means “including without limitation”.

(ii)  The words “herein”, “hereof”, “hereto” and “hereunder” refer to this Agreement as a whole, and not to any particular Section or Subsection in this Agreement.

(iii)  Whereas clauses, headings and subtitles included herein are inserted for convenience only and do not affect the construction hereof, words denoting the singular include the plural and vice versa, and words denoting one gender include each gender and all genders.

(iv)  Unless otherwise provided for herein, if a period of time is specified as from a given day or from the day of an act or event, it shall be calculated exclusive of that day and including the relevant last day of this period of time.

(v)  The use of “or” is not intended to be exclusive unless expressly indicated otherwise.

(vi)  Where an expression is defined, another part of speech or grammatical form of that expression has a corresponding meaning.

(vii) Unless the context otherwise requires, references herein to:

(A) a month, quarter and year are references to a month, quarter and year of the Gregorian Calendar;

(B) Whereas, Sections, Subsection, Exhibit or Schedule refer to the appropriate recitals, sections, subsections, exhibits or schedules hereof;

(C)  a document, instrument and agreement are references to such document, instrument and agreement (including schedules thereto and, where applicable, any of its provisions) as amended, modified, varied, supplemented, novated or replaced and in effect at the time any such reference is operative;

(D) a Party include its permitted successors and assigns;

(E) a statute or law are construed as references to such statute or law as modified, amended, consolidated, extended or re-enacted and in effect at the time any such reference is operative, and include any administrative guidances, orders, regulations, instruments or other subordinate legislation made under the relevant statute or law; and

(F) an authority, association or body whether statutory or otherwise are, if and when any such authority, association or body ceases to exist or being reconstituted, renamed or replaced or the powers or functions thereof being transferred to any other authority, association or

Section 2. Purchase and Sale of Securities.

(a) Purchase of Securities; Consideration.  At the Closing, Seller shall sell all of its Shares to Buyer and Buyer shall acquire all such Shares, such that immediately after the Closing, Buyer shall own all of the equity securities of the Company, free and clear of all Liens, other than Permitted Liens provided that Buyer shall have the right to assign its rights and obligations herein to its Affiliate.

(b) Purchase Price.  The purchase price for the Shares shall be the LIPI Share Purchase Price (as defined in the Master Agreement) (the “LIPI Share Purchase Price”).

(c) Payment.  At the Closing, Buyer shall pay (i) the LIPI Share Purchase Price in accordance with Section 2(c) of the Master Agreement, and (ii) an amount equal to the Retained Working Capital.

(d) Deliveries at Closing.

(i)      At the Closing, Seller shall deliver to Buyer the following:

(A)      a good standing certificate (or other equivalent designation) for the Company issued by the Securities and Exchange Commission of the Philippines;

(B)       a good standing certificate (or other equivalent designation) from the Philippine Economic Zone Authority (PEZA) as of the month immediately preceding Closing;

(C)       the Liens on the Company’s assets that are set forth on Schedule 2(d)(i)(B) shall have been released in a manner reasonably satisfactory to Buyer;

(D)       resignations, effective as of 11:59 P.M. Eastern Time on the Closing Date, of the officers and directors of the Company;

(E)       a duly executed form of deed of absolute sale of shares for the Shares, in  substantially the form of Exhibit A attached hereto;

(F)       a deed of assignment duly executed by Seller’s nominee directors in the Company in favor of the Buyer’s nominee directors, in substantially the form of Exhibit A-1 attached hereto;

(G)       a duly executed irrevocable proxy executed by Seller and its nominees to the Board of the Company designating Buyer as their proxy with power to vote the Shares in all meetings of the stockholders of the Company until the transfer of the Shares from Seller to Buyer is recorded in the books of the Company, in substantially the form of Exhibit B attached hereto;

(H)       a duly executed Capital Gains Tax (CGT) Return (BIR Form No.1707);

(I)         an official receipt of Seller for the consideration as reflected in the deed of absolute sale of shares referred to in paragraph (E) above;

(J)        original stock certificates over the Shares, duly endorsed; and

(K)       Secretary’s Certificate attesting to a resolution of Seller’s Board of Directors authorizing the sale of the Shares and designating its authorized representative to execute this Agreement and the deed of absolute sale of shares and to endorse the stock certificates covering the Shares.

(L)       application for tax treaty exemption, if applicable, for the sale of the Shares duly received by the Bureau of Internal Revenue.

(ii)      At the Closing, Buyer shall deliver to Seller the following:

(A)      the payment set forth in Section 2(c);

(B)       a duly executed form of deed of absolute sale of shares for the Shares, in  substantially the form of Exhibit A attached hereto; and

(C)       Secretary’s Certificate attesting to a resolution of Buyer’s Board of Directors authorizing the purchase of the Shares and designating its authorized representative to execute this Agreement and the deed of absolute sale of shares.

(e) Covenants of Seller Prior to Closing. Prior to the Closing, and except for the transactions contemplated under Section 3(b)(ii) and for circumstances and events beyond the control of the Seller:

(i)       Seller shall maintain, and preserve intact, the assets of the Company;

(ii)      Seller shall keep in full force and effect, without amendment, all material rights relating to any Material Contract; and

(iii)     Seller shall comply in all material respects with all applicable Legal Requirements applicable to the Company.

(f) Conditions Precedent to Buyer’s Obligations to Close. Buyer’s obligations to purchase the Shares are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived in whole or in part by Buyer):

(i)  No Claim Regarding Ownership of the Shares or Sale Proceeds.  There shall not have been made or threatened by any Third Party any claim asserting that such Third Party (A) is the holder or the beneficial owner of the Shares or (B) is entitled to all or any portion of the LIPI Share Purchase Price.

(ii)  No Material Adverse Change.  Seller and the Company have not suffered any Material Adverse Change and no event shall have occurred, and no circumstance shall exist, that could result in a Material Adverse Change with respect to Seller.

(iii)     Delivery of Documents and Consents.  All documents evidencing the actions to be carried out by Seller pursuant to this Agreement and the Other Transaction Agreements, shall have been delivered to Buyer.

(iv)     Transaction Agreements.  Seller shall have executed the Other Transaction Agreements.

(v)      Other Conditions Precedent.  The conditions precedent to Buyer’s obligations to close set forth in the Other Transaction Agreements other than those conditions stated herein shall have been fulfilled to Buyer’s satisfaction (or waived by Buyer).

(vi)     Transfer of Equipment.  Seller has transferred ownership to the Company of the equipment located in the premises of the Company and enumerated in Schedule 2(f)(vi).

(vii)    Consent of Counterparties.   The counterparties to the Material Contracts of the Company enumerated in Schedule 2(f)(vii) have indicated their written consent to the change in control of the Company and confirmed their intent to keep in effect the Material  Contracts with the Company.

(viii)    Intercompany Balances.   The Company shall have settled all intercompany balances with Seller and Lexmark International, Inc. and their Affiliates.

(ix)      Separation Pay.   Seller shall have  determined the list of Company employees whose services may be terminated on the ground of redundancy under Philippine Labor Laws  and the Company shall have paid all separation pay and other benefits due to such former employees of the Company whose services were terminated effective prior to the Closing Date.

(x)       Notice to PEZA.  The Company shall have notified the PEZA of the change in control of the Company subject to the fulfillment of the conditions precedent to the Closing of the transfer of the Shares.

(xi)      Transfer of Certain Parts, Components and Materials and Work in Process Inventory.   Seller shall have transferred ownership to Company of the parts, components, raw materials and work in process inventory with value between $2,800,000 and $3,000,000, which are presently consigned to the Company by the Seller, and which the Company maintains in the ordinary course of business.

(g)           Conditions Precedent to Seller’s Obligations to Close. Seller’s obligation to sell the Shares are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived in whole or in part by Seller):

(i)            Delivery of Documents and Consents.  All documents evidencing the actions to be carried out by Buyer pursuant to this Agreement and the Other Transaction Agreements, shall have been delivered to Seller.

(ii)            Transaction Agreements.  Buyer shall have executed the Other Transaction Agreements.

(iii)            Other Conditions Precedent.  The conditions precedent to Seller’s obligations to close and set forth in the Other Transaction Agreements other than those conditions stated above shall have been fulfilled to Seller’s satisfaction (or waived by Seller).

Section 3. Representations and Warranties Concerning Transaction.

(a) Seller’s Representations and Warranties.  In addition to the representations and warranties of Seller and Lexmark International, Inc. in the Other Transaction Agreements, Seller represents and warrants to Buyer that the statements contained in this Section 3(a) are true, correct and accurate on the date hereof.

(i)   Securities.  Seller, itself or through its nominees, holds of record and has legal and beneficial ownership over all of the issued and outstanding Shares of the Company free and clear of any restrictions on transfer, Taxes, Liens, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands, other than Permitted Liens.  Seller is not a party to any option, warrant, purchase right, or other contract or commitment (other than this Agreement) that could require Seller to sell, transfer, or otherwise dispose of all or any part of its Shares.  Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of its Shares.  Upon the delivery of the Shares to Buyer against payment of the LIPI Share Purchase Price, good title to the Shares, free and clear of all security interests, Liens, claims, charges, options and encumbrances of every kind and nature whatsoever will pass to Buyer.

(ii)           Compliance with all Reportorial Requirements. The Company has complied with all reportorial requirements of the Philippine Economic Zone Authority, Department of Environment and Natural Resources and all other relevant Governmental Bodies.

(iii)          No Other Representations or Warranties.  Except for the representations and warranties contained in this Agreement and the other Transaction Agreements, Seller does not make any other express or implied representation or warranty on behalf of or with respect to Seller.

(b) Buyer’s Representations and Warranties.  Buyer represents and warrants to Seller that the statements contained in this Section 3 (b) are true, correct and accurate on the date hereof.

(i)   Due Diligence Review.  Buyer acknowledges that: (A) except for the specific representations and warranties made by Seller in Sections 3(a) and 4, it is not relying upon any representation or warranty of Seller or any Affiliate thereof or any officer, director, employee, agent or advisor, or any of them, nor upon the accuracy of any record, projection or statement made available or given to Buyer in the performance of such investigation and (B) it has had such opportunity to seek accounting, legal or other advice or information in connection with its entry into this Agreement and the other documents referred to herein relating to the consummation of the transactions contemplated hereby and thereby as it has seen fit.

                 (ii)   Distributions and Purchases by Company. Other than the Retained Working Capital, Buyer acknowledges that it is intended that the Company be acquired with a zero cash balance, and no accounts receivable, and that the Company has recently (A) purchased certain assets from Affiliates for fair market value, and (B) declared as dividends any remaining cash (for which it had previous retained earnings), and/or transferred any subscriptions, and preferred shares of Lexmark Research and Development Corporation held by the Company to Seller. Further, Buyer acknowledges the Company will have and retain its accounts payable that were incurred in the ordinary course of business prior to the Closing; provided that it shall not have any accounts payable to any Affiliate of Seller

 (iii)          No Other Representations or Warranties.  Except for the representations and warranties contained in this Agreement, Buyer does not make any other express or implied representation or warranty on behalf of or with respect to Buyer.

Section 4. Representations and Warranties Concerning Company.  Except as set forth in the Disclosure Schedule attached hereto, Seller represents and warrants to Buyer that the statements with respect to the Company contained in this Section 4(a) are true, correct and accurate on the date hereof :

(a) Organization, Qualification, and Company Power.

(i)         The Company is a corporation duly organized, validly existing, and in good standing under the laws of the Philippines.

(ii)        The Company has made available to Buyer correct and complete copies of the organizational documents of the Company, including, as applicable, the articles of incorporation, any bylaws, regulations, or other governance documents, each as amended (the “Organizational Documents”).  The Company is not in material default under or in material violation of any provision of its Organizational Documents.

(iii)       The Company has the requisite corporate power and authority and all licenses, Permits, and authorizations necessary to carry on the Business, and to own and use the properties owned and used by it, except when the failure to have any such license, Permit or authorization would not be reasonably expected to have a Material Adverse Effect with respect to the Company.

(iv)       The Company is in good standing (or such other equivalent designation) in each jurisdiction in which it conducts business or the nature of its business and operations would require qualification as a foreign entity, except when the failure to be in good standing would not be reasonably expected to have a Material Adverse Effect with respect to the Comapny.

(b) Capitalization.  The Company has 6,560,876 authorized Shares, and 3,644,144 issued and outstanding Shares, all of which are fully paid and nonassessable and are owned by Seller.  As of the date of this Agreement, there are no outstanding options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could cause the Company to issue, sell, or otherwise cause to become outstanding any of its share capital.  As of the date of this Agreement, the Company does not have any outstanding options or other rights to acquire, directly or indirectly, share capital from Seller, and the Company does not have any obligation to repurchase or redeem any share capital of Seller.  As of the date of this Agreement, there are no outstanding or authorized stock appreciation, phantom stock, profit participation or other rights with respect to the share capital of the Company.  There are no voting trusts, proxies, stockholders agreements or other agreements or understandings with respect to the Shares.

(c) Non-contravention.  Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) result in a material violation of any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Body, or court to which the Company is subject or any provision of the Organizational Documents, or, (ii) except as set forth on Schedule 4(c) conflict with, result in a Breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, cancel, or require any notice under any Material Contract.  The Company does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Body in order for the Parties to consummate the transactions contemplated by this Agreement.

(d) Title to Tangible Assets.  The Company has good and marketable title to, or a valid leasehold interest in, all of the tangible assets it uses in the conduct of the Business, free and clear of all Liens other than Permitted Liens. Except as expressly set forth in this Agreement, the tangible assets are “As Is” and “Where Is”.  Seller makes no implied warranties of merchantability or non-infringement.  A list of the tangible assets that are each valued at over $100,000, by original acquisition cost, is set forth on Schedule 4(d) and the same constitute all the material tangible assets necessary for Buyer to continue the Business of the Company.

(e) Legal Compliance.  The Company has complied in all material respects with all applicable Laws.  Schedule 4(e) sets forth a true and correct list of all Permits and other authorizations obtained from or filed with a Governmental Body, and except as set forth on Schedule 4(e), all such Permits are in full force and effect.  The Company is in compliance in all material respects with such Permits and there is no pending or, to the Company’s Knowledge, threatened, revocation, cancellation, or suspension of any such Permit.

(f) Tax Matters.

(i) Except as set forth on Schedule 4(f)(i), the Company has properly paid all Taxes that have or could have become due prior to the Closing Date and properly prepared and timely filed all Tax Returns that it was required to file, all such Tax Returns were complete and correct in all material respects and the Company has paid all Taxes whether or not shown thereon as owing.

(ii) Schedule 4(f)(ii) lists all income Tax Returns and all material Tax Returns other than income Tax Returns filed with respect to the Company for taxable periods ended on or after December 31, 2011, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit.  Seller has made available to Buyer correct and complete copies of all such Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company for 2011.

(iii) The Company has not waived any statute of limitations in respect of any Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency still in effect.

(iv) Except for such items that the Company may be disputing in good faith by proceedings in compliance with applicable Law and such other items described in Schedule 4(f)(iv), (a) the Company has paid all Taxes that have become due with respect to any Taxes for any tax year ending on or before the Closing Date or any partial tax year that includes any period prior to the

Closing Date and has properly accrued on its books and records for all of the same that have not yet become due and (b) the Company is not delinquent in the payment of any Tax.

(v) There are no Liens for Taxes upon the assets of the Company other than Permitted Liens.

(vi) All monies required to be withheld by the Company and/or paid to any Governmental Body for social security, Pag-Ibig, Philhealth, unemployment insurance, or any similar program, and all income, sales, excise, use or other Taxes have been collected or withheld and paid to the appropriate Governmental Body in material compliance with applicable Law.

(g) Real Property.

(i)         Schedule 4(g)(i) sets forth the address and description of each parcel of Owned Real Property. With respect to each parcel of Owned Real Property:

(A)           the Company has good and marketable fee simple title, free and clear of all Liens, except Permitted Liens;

(B)           except as set forth in Schedule 4(g)(i)(B), the Company has not leased or otherwise granted to any Person the right to use or occupy such Owned Real Property or any portion thereof; and

(C)           there are no outstanding options, rights of first offer or rights of first refusal to purchase such Owned Real Property or any portion thereof or interest therein.

(ii)        Schedule 4(g)(ii) sets forth the address of each parcel of Leased Real Property, and a true and complete list of all Leases for each such Leased Real Property (including the date and name of the parties to such Lease document).  Except as set forth in Schedule 4(g)(ii), with respect to each of the Leases:

(A)           the Company’s possession and quiet enjoyment of the Leased Real Property under such Lease has not been disturbed;

(B)            no security deposit or portion thereof deposited with respect to such Lease has been applied in respect of a Breach of or default under such Lease that has not been redeposited in full;

(C)            the Company does not owe any brokerage commissions or finder’s fees with respect to such Lease;

(D)           the other party to such Lease is not an Affiliate of the Company;

(E)            the Company has not subleased, licensed or otherwise granted any Person the right to use or occupy the Leased Real Property or any portion thereof; and

(F)            the Company has not collaterally assigned or granted any other Lien in such Lease or any interest therein, other than Permitted Liens.

(iii) The Owned Real Property and the Leased Real Property identified in Schedule 4(g)(ii) comprises all of the real property used in the Business; and the Company is not bound by any agreement to purchase any real property or interest therein.

(iv) To the Knowledge of the Company, the utilities currently servicing the Leased Real Property are sufficient for the current use thereof.

(v) The Company has not received written notice of any condemnation, expropriation or other proceeding in eminent domain affecting any parcel of Owned Real Property or any portion thereof or interest therein. To the Knowledge of Company, there is no injunction, decree, order, writ or judgment outstanding, or any claim, litigation, administrative action or similar proceeding, pending or threatened, relating to the ownership, lease, use or occupancy of the Owned Real Property or any portion thereof, or the operation of the Business as currently conducted thereon.

(h) Material Contracts.

(i) Schedule 4(h)(i) sets forth a list of all contracts of the following nature by which the Company is bound (each, a “Material Contract” and collectively, the “Material Contracts”):

(A) any contract relating to, and evidence of, indebtedness of the Company for borrowed money or the deferred purchase price of property (whether incurred, assumed, guaranteed or secured by any asset) in excess of Five Hundred Thousand Dollars ($500,000) or relating to any Lien on any material asset or property of the Company other than Permitted Liens;

(B) any contract pursuant to which the Company has agreed to provide funds to or make any loan, capital contribution or other investment in, or assume, guarantee or act as a surety with respect to any Liability of, any Person;

(C) any contract for the issuance of any debt or equity security or other ownership interest, or the conversion of any obligation, instrument or security into debt or equity securities or other ownership interests of, the Company, or for the purchase of any debt or equity security or other ownership interest of any Person;

(D) any contract that purports to limit, curtail or restrict the ability of the Company in any material respect to compete in any geographic area or line of business, or to make sales to any Person in any manner;

(E) any contract pursuant to which the Company is the lessee or lessor of, or holds, uses, or makes available for use to any Person (other than the Company), (x) any real property or (y) any tangible personal property and, in the case of clause (y), that involves an aggregate future or potential Liability or receivable, as the case may be, in excess of Five Hundred Thousand Dollars ($500,000);

(F) any executory contract for the sale or purchase of any real property, or for the sale or purchase of any goods or services in an amount in excess of Five Hundred Thousand
Dollars ($500,000);

(G) any employment, consulting or professional services contract with any employee or other Person requiring the Company to pay compensation in excess of Five Hundred Thousand Dollars ($500,000) per annum;

(H) any reselling, sales, marketing, merchandising or distribution contract requiring the Company to make payments in excess of Five Hundred Thousand Dollars ($500,000) per annum;

(I) any joint venture or partnership, joint development, merger, asset or share purchase or divestiture contract relating to the Company with currently outstanding rights or obligations;

(J) any contract relating to settlement of any administrative or judicial proceedings since the date two (2) years prior to the date hereof;

(K) any contract with a Governmental Body with currently outstanding rights or obligations in excess of Five Hundred Thousand Dollars ($500,000) per annum;

(L) any contracts to which the Company is a party or is otherwise bound that under its terms has a total contract value remaining and outstanding in excess of Five Hundred Thousand Dollars ($500,000) in any year during the term of such contract;

(M) any contract relating to capital expenditures in excess of Five Hundred Thousand Dollars ($500,000) or the acquisition or disposition of (x) any business (whether by stock or asset purchase, merger or otherwise) or (y) any other asset not in the Ordinary Course of Business entered into since the date two (2) years prior to the date hereof; and

(N) any Lease with payment in excess of One Hundred Thousand Dollars ($100,000) per annum.

(ii)       The Company has made available complete and correct copies of the Material Contracts to Buyer, including all modifications, amendments and supplements thereto.  Each of the Material Contracts constitutes the valid and legally binding obligation of the Company and, to the Knowledge of the Company, each other party thereto, enforceable in accordance with its terms (subject to any applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditors’ rights generally or to general principles of equity, regardless of whether such enforceability is considered at equity or at law), and is in full force and effect.  Except as set forth on Schedule 4(h)(ii) and except as would not be reasonably expected to have a Material Adverse Effect with respect to the Company, there is no Breach or default under any Material Contract either by the Company or, to the Knowledge of the Company, by any other party thereto, no event has occurred that with the giving of notice, the lapse of time, or both would constitute a Breach or default thereunder by the Company or, to the Knowledge of the Company, any other party, and the Company has not received any written notice of a claim of any such Breach or default.

(i) Litigation.  Schedule 4(i) sets forth each instance in which the Company (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge (other than those of a procedural nature e.g., scheduling orders) or (ii) is a party to any currently pending action, suit, proceeding, hearing, or investigation of, in, or before any court, tribunal, board of enquiry, commission or any other administrative body, whether judicial or quasi-judicial.  To the Company’s Knowledge, there is no action, suit, or other proceeding threatened against the Company.

(j) Employees.  Schedule 4(j)(1) sets forth the rates of compensation (and the portions thereof attributable to salary and bonuses, respectively) and locations of all current employees of the Company (identified by number and job title). Except as set forth in Schedule 4(j)(2), (i) the Company is not a party to any collective bargaining agreement and does not have any relationship with any labor organization, (ii) the Company is in compliance in all material respects with all applicable Laws relating to employment and employment practices, the employment of labor, and has not engaged in any unfair labor practice or unlawful employment practice, and there are no pending or, to the Company’s Knowledge, unremedied grievances or unfair labor practices or other employment-related claims against the Company, (iii) there is no labor strike, slowdown or work stoppage relating to the Company pending or, to the Company’s Knowledge, threatened against the Company, (iv) the Company has not experienced any work stoppages for the three (3) years prior to the date hereof or been a party to any arbitration proceeding arising out of or under collective bargaining agreements for the three (3) years prior to the date hereof, (v) the Company has not received written notice of any employment-related charge or complaint against the Company for the three (3) years prior to the date hereof,  and (vi) the Company has not implemented any “plant closing” or “mass lay-off” of employees that would require any notices or procedures under any state, local or foreign laws or regulations.

(k) Employee Benefits.  Schedule 4(k)  contains a complete and accurate list of all Employee Benefit Plans sponsored, maintained or participated in by the Company, or to which the Company is contributing or has contributed (or has or had any obligation to contribute), on behalf of the current or former employees (or their beneficiaries or dependents) within the last three (3) years under which the Company has any outstanding Liability.

(i)  Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) has been maintained, funded and administered in all material respects in accordance with the terms of such Employee Benefit Plan and the terms of any applicable collective bargaining agreement and complies in form and in operation in all material respects with the applicable requirements of applicable laws.

(ii) All required reports and descriptions have been timely filed and/or distributed in accordance with the applicable requirements with respect to each such Employee Benefit Plan, except for instances that are not reasonably expected to have a Material Adverse Effect with respect to the Company.

(iii) All contributions (including all employer contributions and employee salary reduction contributions) that are due have been made within the applicable time periods to each such Employee Benefit Plan (if applicable), or have otherwise been made without penalty, and all contributions for any period ending on or before the Closing Date that are not yet due have been made to each such Employee Benefit Plan or accrued in accordance with the past custom and practice of the Company, as applicable.  All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan, if applicable.

(iv) the Company has provided or made available to Buyer (or Buyer’s counsel) copies of all plan documents, determination letters, pending determination letter applications, trust instruments, insurance contracts, administrative services contracts, annual reports and all schedules thereto, actuarial valuations, summary plan descriptions, summaries of material modifications, administrative forms and other documents that constitute a part of or are incident to the administration of the Employee Benefit Plans.  To the Company’s Knowledge, no unwritten amendment exists with respect to any Employee Benefit Plan.  There is no plan or commitment, whether legally binding or not, to establish any new Employee Benefit Plan, or to modify or to terminate any Employee Benefit Plan (except to the extent required by law or as required by this Agreement), nor, to the Company’s Knowledge, has any intention to do any of the foregoing been communicated to any employee of the Company.

(l)   Environmental, Health, and Safety Matters.

(i)            The Company and its Affiliates are in compliance in all material respects with all Environmental Laws and Environmental, Health and Safety Requirements and with all Permits that are required pursuant to Environmental Laws and Environmental, Health and Safety Requirements for the occupation of their facilities and the operation of the Business of the Company.

(ii)            During the last three (3) years, neither the Company nor any of its Affiliates have received any written notice or report regarding any actual or alleged violation of Environmental Laws and Environmental, Health and Safety Requirements, or any Liabilities or potential Liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) arising under Environmental Laws and Environmental, Health and Safety Requirements.

            (iii)           The Company has complied in all material respects with all Environmental Laws applicable to it. There are no pending or, to the Knowledge of Company, threatened claims or Liens resulting from any Liability or arising under or pursuant to any Environmental Law, with respect to or affecting any of the assets of the Company.  There are no Hazardous Materials present on or in respect of the assets of the Company.

(m)   Insurance.  Schedule 4(m)(1) contains a complete and correct list of all policies of insurance (including, as applicable, policies providing property, casualty, liability, and workers’ compensation coverage and bond and surety arrangements) maintained by the Company.  All such policies are in full force and effect.  To the Company’s Knowledge, it is not in default under any provision contained in any such insurance policy which would reasonably be expected to have a Material Adverse Effect with respect to the Company upon the ability of the Company to collect insurance proceeds under such policy.  Except as set forth on Schedule 4(m)(2), no claims exist under any insurance policy set forth on Schedule 4(m)(1).

(n)   Depository and Other Accounts.  Schedule 4(n) sets forth a true, correct and complete list of all banks and other financial institutions and depositories at which the Company maintains (or causes to be maintained) deposit accounts, spread accounts, yield supplement reserve accounts, operating accounts, trust accounts, trust receivable accounts or other accounts of any kind or nature into which  funds of the Company are deposited from time to time.  Such Schedule 4(n) correctly identifies the name and address of each depository, the name in which each account is held, the purpose of the account and the account number.

(o)   Books and Records.  The minute books and similar records of the Company contain true and complete records of all material actions taken at any meeting of the Company in the three (3) years prior to the date hereof, including, the holders of the Shares, directors or any committees thereof, as the case may be, and of all written consents executed in lieu of the holding of any such meeting.

(p)           Financial Statements.   The annual financial statements of the Company have been prepared in accordance with Philippine generally accepted accounting principles and present fairly (A) the assets and liabilities (whether accrued, absolute, contingent or otherwise) and the financial position of the Company as at December 31, 2011, and (B) the sales, earnings and results of the operations of the Company during the years ended December 31, 2010 and December 31, 2011, respectively. The Annual Financial Statements do not reflect the transfers of equipment and other assets between Seller and the Company contemplated by this Agreement.

(q)           Disclosure.  To the Knowledge of the Seller, no representation or warranty or other statement made by Seller in this Agreement contains any untrue statement of material fact or omits to state a material fact necessary to make the statements in this Agreement, in light of the circumstances in which they were made, not misleading.

Section 5. Post-Closing Covenants.  The Parties agree as follows with respect to the period following the Closing.

(a)   General.  In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under the Master Agreement).

(b)   Payment of Taxes.

(i)             Taxes on Shares.  Any Tax attributable to the sale or transfer of Shares, including, the capital gains tax, documentary stamp tax and donor’s tax, if any, shall be paid by Seller.  Seller and Buyer agree to timely sign and deliver such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce), or file Tax Returns with respect to, such Taxes.   Seller shall secure the Certificate Authorizing Registration of the transfer of the Shares and the tax clearance from the Bureau of Internal Revenue and deliver the same to Buyer immediately upon issuance by the Bureau of Internal Revenue.

(ii)   Tax Indemnification.  Seller shall indemnify Buyer and hold it harmless from and against, any loss, claim, Liability, expense, or other damage attributable to (i) all Taxes (or the non-payment thereof) of the Company for all taxable periods ending on or before the Closing Date and the portion through the end of the Closing Date for any taxable period that includes (but does not end on) the Closing Date ("Pre-Closing Tax Period"), and (ii) any and all Taxes of any Person (other than the Company) imposed on the Company as a transferee or successor, by contract or pursuant to any law, rule or regulation, which Taxes relate to an event or transaction occurring before the Closing (sub-sections (i) and (ii) above, collectively a “Tax Claim”).  Any Tax Claims by Buyer for indemnification under this Section 5(b)(ii) shall follow the procedures for indemnification as described in the Master Agreement.  Any such Tax Claims shall be payable, if required to be paid in accordance with the procedures for indemnification as described in Master Agreement.

(iii)   Seller Returns.  Seller shall timely and accurately prepare and file with the appropriate Governmental Authorities any Tax Returns with respect to the Company for taxable periods of the Company that end on or before December 31, 2012 that are due prior to the Closing Date (the “Seller Returns”).  In the event a Seller Return is provided to the Company for filing, Seller shall pay to the Company an amount equal to the Taxes as shown on the Seller Return not later than two business days before the due date (including any extensions for payment) for payment of Taxes with respect to such Seller Return, and Buyer shall cause the Company to timely file such Seller Return and pay (subject to indemnification provided in Section 5(b)(ii)) the Tax shown as due thereon.

(iv)   Buyer Returns.  Buyer shall timely prepare and file (or cause such preparation and filing) with the appropriate Governmental Authorities any Tax Returns required to be filed by the Company with respect to a taxable period beginning before or after December 31, 2012 that are due after the Closing Date other than Seller Returns (the “Buyer Returns”).  If any Tax shown as due on such Buyer Return includes any Pre-Closing Taxes (as defined below) or could otherwise be reasonably expected to affect the Tax liability of Seller (taking into account the indemnification obligations of Stockholders hereunder), Buyer shall provide Seller with copies of any Buyer Returns at least 15 days prior to the due date thereof (giving effect to any extensions) (or, if required to be filed within 15 days after the Closing Date, as soon as possible following the Closing Date) accompanied by a statement (the “Pre-Closing Tax Statement”) setting forth and calculating in reasonable detail the Pre-Closing Taxes shown as due on the Buyer Return.  If Seller agrees with the Buyer Return and Pre-Closing Tax Statement, Seller shall pay to Buyer an amount equal to the Pre-Closing Taxes as shown on the Pre-Closing Tax Statement not later than two Business Days before the due date (including any extensions) for payment of Taxes with respect to such Buyer Return.  If, within 10 days of the receipt of the Buyer Return and Pre-Closing Tax Statement, Seller notifies Buyer that it disputes the manner of preparation of the Buyer Return or the amount of Pre-Closing Taxes calculated in the Pre-Closing Tax Statement, and provides Buyer its proposed form of Buyer Return, a statement setting forth and calculating in reasonable detail the Pre-Closing Taxes, and a written explanation of the reasons for its adjustment, then Buyer and Seller shall attempt to resolve their disagreement within the five days following Seller’s notification to Buyer of such disagreement.  If Buyer and Seller are unable to resolve their disagreement, the dispute shall be submitted to a nationally recognized accounting firm in the Philippines that neither Buyer or Seller have used within the last two years or is otherwise mutually acceptable to Buyer and Seller (the “Arbitrator”), whose expense shall be borne equally by Buyer on the one hand, and Seller on the other, for resolution within 10 days of such submission.  The decision of the Arbitrator with respect to such dispute shall be binding upon Buyer and Seller, and Seller shall pay to the Company an amount equal to the Pre-Closing Taxes as decided by the Arbitrator not later than two business days before the due date (including any extensions) for payment of Taxes with respect to such Buyer Return.

(v)   Straddle Period and Pre-Closing Taxes.  For purposes of this Agreement, in the case of any Taxes with respect to any Tax Return with respect to the Company for a taxable period ending after the Closing Date that includes the Closing Date (a “Straddle Period”), the portion of any such Taxes that constitutes “Pre-Closing Taxes” shall (a) in the case of Taxes that are either (x) based upon or related to income or receipts or (y) imposed in connection with any sale, transfer or assignment or any deemed sale, transfer or assignment of property (real or personal, tangible or intangible) or other reasonably identifiable transaction, be deemed equal to the amount that would be payable if the Tax period ended at the close of business on the date of the Closing and (b) in the case of Taxes (other than those described in clause (a)) imposed on a periodic basis with respect to the business or assets of the Company, be deemed to be the amount of such Taxes for the entire Straddle Period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding Tax period) multiplied by a fraction the numerator of which is the number of calendar days in the portion of the Straddle Period ending on and including the Closing Date and the denominator of which is the number of calendar days in the entire Straddle Period.  In the case of any Tax based upon or measured by capital (including net worth or long-term debt) or intangibles, any amount thereof required to be allocated under this Section shall be computed by reference to the level of such items at the close of business on the Closing Date.  The parties shall, to the extent permitted by Law, elect with the relevant Governmental Body to treat a portion of any Straddle Period as a short Tax period ending as of the close of business on the Closing Date.

(vi)   Reimbursement.  Notwithstanding anything to the contrary, Seller or Buyer, as the case may be, shall provide, without limitation, reimbursement for any Tax paid by one Party, all or a portion of which is the responsibility of the other Party in accordance with the terms of this Section.  Not later than 10 days prior to the payment of any said Tax (or, if required to be paid within 10 days after the Closing Date, as soon as possible following the Closing Date), the party paying such Tax shall give notice to the other party of the Tax payable and the portion which is the liability of each party, although failure to provide such notice will not relieve the other party from its liability hereunder.

(vii)   Tax Refunds.  Any refund of Taxes of the Company that are received by Buyer, any Affiliate of Buyer or the Company and any amounts credited against any Tax to which Buyer, any Affiliate of Buyer or the Company becomes entitled that relate to a Pre-Closing Tax Period of the Company shall be for the account of Seller, and Buyer shall pay over to Seller any such refund or the amount of any such credit within 10 days after receipt or entitlement thereto.

(viii)   Tax Contest.  Any Party who receives any notice of a pending or threatened Tax audit, assessment, or adjustment against or with respect to the Company which may give rise to liability of any other party hereto, shall promptly notify the other party hereto within five business days of the receipt of such notice.  Such notice shall contain factual information describing any asserted Tax liability in reasonable detail and shall include copies of any notice or other document received from any Governmental Body in respect of any such audit, assessment or adjustment.  Failure to give such notification shall not affect the indemnification provided under this Section except to the extent the indemnifying party (the “Tax Indemnifying Person”) shall have been prejudiced as a result of such failure (except that the Tax Indemnifying Person shall not be liable for any expenses incurred during the period in which the Tax Indemnified Person (as defined below) failed to give such notice).  Thereafter, the party who is entitled to indemnification hereunder (the “Tax Indemnified Person”) shall deliver to the Tax Indemnifying Person, as promptly as possible but in no event later than ten days after the Tax Indemnified Person’s receipt thereof, copies of all relevant notices and documents (including court papers) received by the Tax Indemnified Person.  The Parties each agree to consult with and to keep the other party informed on a regular basis regarding the status of any Tax audit or proceeding to the extent that such audit or proceeding could affect a liability of such other party or its Affiliates (including indemnity obligations hereunder), and provide the other party with copies of all written correspondence with respect to such audit or proceeding in a timely manner.  In the case of an audit or administrative or judicial proceeding relating solely to a taxable period ending on or before the Closing Date, Seller shall have the right, at its expense, to control the conduct of such audit or proceeding.  Buyer shall have the right to participate in such proceeding at its own expense, and shall be entitled to control the disposition of any issue involved in such proceeding which does not affect a potential obligation of Seller (including Seller’s obligation to indemnify Buyer).  If Seller does not timely take control of such audit or proceeding, Buyer may, at the cost and expense of Seller, control the conduct of the audit or proceeding.  Both Buyer and Seller shall be entitled to represent their own interests in light of their responsibilities (including indemnity obligations) for the related Taxes, at their own expense, in any audit or administrative or judicial proceeding involving any Taxes with respect to any Tax Return of the Company for a Straddle Period, and no such audit or proceeding may be settled or compromised by Buyer or Seller without the consent of both Buyer and Seller, which consent shall not be unreasonably withheld, conditioned or delayed.

(ix)  Cooperation on Tax Matters.

(A) Buyer, the Company and Seller shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns pursuant to this Section 5(b)(vii) and any audit, litigation or other proceeding with respect to Taxes.  Such cooperation shall include the retention and (upon the other Party's request) the provision of records and information that are reasonably relevant to any such audit litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.  The Company and Seller agree (i) to retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Seller, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) to give the other Party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other Party so requests, the Company or Seller, as the case may be, shall allow the other Party to take possession of such books and records.

(B) Buyer and Seller further agree, upon request, to use their best efforts to obtain any certificate or other document from any Governmental Body or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

(C) Buyer and Seller further agree, upon request, to provide the other Party with all information in such Party’s possession, custody or control that either Party may be required to report pursuant to any applicable Law.

(x) Certain Taxes and Fees.  All conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with the consummation of the transactions contemplated by this Agreement shall be paid by Seller when due.

(c)  Employee Matters.

(i)            Employees.  The Parties intend that there will be a continuity of employment for the Company employees, who have not been terminated prior to Closing due to redundancy, at not lower than their current compensation, benefits and responsibility levels. For this purpose, Seller intends to cause the Company to enter into retention agreements (the “Key Employee Retention Agreements”) with certain employees of the Company prior to the Closing Date, which shall provide that such employees who execute the  Key Employee Retention Agreements are entitled to certain payments from Company in the event that they meet certain requirements under the Key Employee Retention Agreements. With respect to the employees who execute Key Employee Retention Agreements, the Buyer shall consult the Seller prior to the termination of employment of such employees. In addition, Seller intends to cause the Company to enter into incentive agreements (“Other Incentive Agreements”) with all other employees of the Company prior to the Closing, which shall provide that the employees who execute such Other Incentive Agreements are entitled to certain payments from the Company in the event that they meet certain requirements under the Other Incentive Agreements.  The Seller hereby agrees that it shall be liable to make payment to the Company equal to all payments due and owing under the Key Employee Retention Agreements and Other Incentive Agreements.  In furtherance thereof, Seller shall pay to the Company the amount certified by the Company as due and owing under the terms of such Key Employee Retention Agreements and Other Incentive Agreements from time to time, within 30 days after receipt of such certification, including proof of compliance by the applicable employees with the requirements of the relevant retention and incentive agreements. The Company shall pay any and all amounts due under either the Key Employee Retention Agreements or the Other Incentive Agreements within the next two pay cycles after receipt of funds from Seller.

(ii)   Obligations of Buyer; Comparability of Benefits.  Buyer shall maintain, or shall cause the Company to maintain, all Employee Benefit Plans and other employment-related obligations and agreements with respect to any current employees of the Company (“the Company Employees”) without material increase to such the Company Employees contribution amounts, provided, however, that nothing herein shall preclude Buyer or the Company from amending, modifying, suspending or terminating any or all Employee Benefit Plans or other employment-related obligations or agreements with respect to any the Company Employees in its discretion at any time, provided, further, that such amendment, modification, suspension or termination shall not materially reduce in the aggregate the benefits provided to the Company Employees as of immediately prior to the Closing.

(iii)   Pre-Existing Limitations; Service Credit.  With respect to any Employee Benefit Plans of Buyer or its Affiliates in which the Company Employees participate after the Closing, Buyer shall, or shall cause the Company or such Affiliates to recognize all regular employee service of the Company Employees with the Company and its current and former Affiliates for purposes of eligibility to participate, vesting, form of payment and calculation of the rate of benefits (if applicable) relating to service after the Closing, but not (A) to the extent such recognition would result in duplication of benefits or (B) for purposes of benefit accrual under any defined benefit pension plan or equity plan, and only to the same extent such service would be taken into account under a comparable Employee Benefit Plan immediately prior to the Closing.

(iv)           Liabilities Following Closing.  Buyer shall be solely responsible for any Liabilities arising out of the employment or termination of employment of any the Company Employees following the Closing, including lawsuits, actions, claims or proceedings and accrued obligations for salaries, wages and other compensation payable after the Closing, personal days and floating holidays and sick pay of such the Company Employees and any Liabilities arising under, in connection with or in respect of the Employee Benefit Plans provided that if such lawsuits, actions, claims or proceedings, Liabilities and accrued obligations arose out of the termination of the employment of the Company Employees prior to Closing, Seller shall hold Buyer free and harmless from any Adverse Consequences thereof.

(v)            Retirement Plan. Within three (3) months from Closing, the Seller shall cause the Company to establish its own retirement plan separate from that of Lexmark Research and Development Corporation and the corresponding contributions of the Company pertaining to its officers and employees under the Pension Plan dated November 11, 2004 and subject to the Trust Agreement dated November 22, 2004 shall be segregated from the common fund and transferred by the Company to such retirement plan.  The amount of corresponding contributions related to the Company shall be equal to 77% of the entire amount of assets in the Pension Plan.

(d)  Confidentiality.  Unless required by law or the rules and regulations of any securities exchange (in which case each of Buyer and Seller shall use its reasonable best efforts to consult with the other party prior to any such disclosure as to the form and content of such disclosure), from and after the date hereof, no press releases, announcements to the employees, customers or suppliers of the Business or other releases of information related to this Agreement or the transactions contemplated hereby will be issued or released without the prior consent of both Buyer and Seller.  Seller and Buyer agree to keep the terms of this Agreement confidential, except to the extent required by applicable law or the rules and regulations of any securities exchange, or for financial reporting purposes and except that the parties may disclose such terms to their respective employees, accountants, advisors and other representatives as necessary in connection with the ordinary conduct of their respective businesses (so long as such Persons agree to or are bound by contract to keep the terms of this Agreement confidential).  The Confidentiality Agreement between Seller and Buyer dated September of 2012 shall remain in full force and effect pursuant to its terms.

(e)  Notice to PEZA.   Seller shall notify the PEZA of the transfer of the Shares within 30 days from the Closing Date.

(f)  Change of Company Name.  Within one (1) year from Closing, Buyer shall change the Company name to exclude the word  “Lexmark” from the Company name.

(g)      Further Actions. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties shall take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party.

Section 6. Miscellaneous.

(a)  No Third-Party Beneficiaries.  This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

(b)  Entire Agreement.  This Agreement, together with Other Transaction Agreements (including the documents referred to herein and therein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by and between the Parties and by and among the Parties and Lexmark International, Inc., written or oral, to the extent they relate in any way to the subject matter hereof.

(c)      Succession and Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns.  No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of Buyer and Seller; provided, however, that Buyer may (i) assign any or all of its rights and interests hereunder (A) to one or more of its Affiliates, (B) as security to any lender providing financing for the transactions contemplated hereby (and any replacement thereof), and (C) in connection with a sale of all or substantially all of the Business, and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

(d)  Counterparts.  This Agreement may be executed in one or more counterparts (including by means of facsimile), each of which shall be deemed an original but all of which together will constitute one and the same instrument.

(e)      Headings.  The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(f)  Notices.  All notices, requests, demands, claims, and other communications hereunder shall be in writing.  Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) 1 business day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (iii) 4 business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

If to Seller:
Lexmark International Technology S.A.
20, Route de Pré-Bois, ICC Building, Bloc A
1215 Genève, Switzerland
Kai Wagener, General Counsel - Lexmark EMEA

Copies (that shall not constitute notice) to:
Lexmark International, Inc.
740 West New Circle Road
Lexington, KY 40550
Attention: Robert Patton

Dinsmore & Shohl LLP
255 East Fifth Street, Suite 1900
Cincinnati, OH 45202
Attention:  Susan B. Zaunbrecher, Esq.

If to Buyer:
Funai Electric Co., Ltd.
7-1, 7-Chome, Nakagaito
Daito, Osaka 574-0013
Attention: Shinya Tashiro, Manager

Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

(g) Governing Law.  This Agreement shall be governed by the laws of the State of Delaware, without regard to Delaware’s conflicts of law rules;

(h) Arbitration.  Except with respect to disputes contemplated by Section 5(b)(iv), all disputes or controversies (“Disputes”) arising out or in connection with this Agreement that are not solved by means of good faith negotiations between the Parties during a thirty (30)-day period starting on the date one of the Parties notifies in writing the other Parties of any Dispute shall be resolved by an arbitration panel and settled under the Rules of Arbitration (the “Rules”) of the International Chamber of Commerce (the “ICC”) for the time being in force.  The arbitration proceedings shall take place in New York, NY, where the arbitral award shall be rendered, and shall be conducted on a confidential basis in the English language.  The arbitration panel shall be composed of three (3) arbitrators to be appointed in accordance with the Rules, one (1) of them appointed by Seller and Buyer and the third (3rd) appointed by the other two (2) arbitrators.  In the event the other two (2) arbitrators fail to appoint such third (3rd) arbitrator within ten (10) calendar days following their appointment, such third (3rd) arbitrator shall be appointed by the ICC.  The arbitrators shall speak and write English fluently.

(i) Amendments and Waivers.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and Seller.  No waiver by either Party of any provision of this Agreement or any default, misrepresentation, or Breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party making such waiver, nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or Breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(j) Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(k) Expenses.  Each of Buyer and Seller will bear their own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

(l) Construction.  The Parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

(m) Currency.  Any reference to currency contained in this Agreement shall be interpreted to mean United States Dollars unless specifically stated otherwise on an instance by instance basis.

(n) Incorporation of Exhibits and Schedules.  Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

(o) The sale or offer for sale of the Shares by Seller is an exempt transaction under Section 10 of Republic Act No. 8799 (2000) (the “Securities Regulation Code”).  No request for confirmation of exemption has been obtained from the Securities and Exchange Commission.

THE SECURITIES BEING OFFERED OR SOLD HEREIN HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES REGULATION CODE.  ANY FUTURE OFFER OR SALE THEREOF IS SUBJECT TO REGISTRATION REQUIREMENTS UNDER THE SECURITIES REGULATION CODE UNLESS SUCH OFFER OR SALE QUALIFIES AS AN EXEMPT TRANSACTION.

[Signature page to immediately follow]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written, in as much originals as there are Parties to this Agreement.

BUYER:

FUNAI ELECTRIC CO., LTD.

By:  /s/ Tomonori Hayashi
Name:  Tomonori Hayashi
Title:  President & CEO

SELLER:

LEXMARK INTERNATIONAL
TECHNOLOGY, S.A.

By:  /s/ Paul Dullaghan
Name:  Paul Dullaghan
Title:  Managing Director

Exhibit A

DEED OF ABSOLUTE SALE OF SHARES

This Deed of Absolute Sale of Shares (this “Deed”) is entered into on                                                                                                                                 __ 2013, at __________, by and between:

Lexmark International Technology, S.A., a joint stock company duly organized and existing under the laws of the Switzerland, with address at ___________________, represented herein by its duly authorized (position of representative), (name of representative), (the “Seller”);

-and-

Funai Electric Co., Ltd., a corporation duly organized and existing under the laws of Japan, with principal address at ______________________________, represented herein by its duly authorized (position of representative), (name of representative), (the “Buyer”).

WITNESSETH That:

WHEREAS, the Seller is the registered and/or beneficial owner of Three Million Six Hundred and Forty Four Thousand, One Hundred and Thirty Nine (3,644,139) common shares with par value of One Hundred Pesos (Php100.00) per share and covered by Stock Certificate Nos. _____ (the “Subject Shares”), of LEXMARK INTERNATIONAL PHILIPPINES, INC. (the “Corporation”), a corporation organized and existing under and by virtue of the laws of the Republic of the Philippines;

WHEREAS, the Seller has offered to sell to the Buyer, and the Buyer is willing to purchase and acquire from the Seller, all of the Seller’s rights, title to and interests in the Subject Shares;

WHEREAS, the Subject Shares exclude the qualifying shares, totalling five (5) shares, held by the Seller’s nominees, which shall be subject to individual Deeds of Assignment to be executed by the Seller’s nominee directors in favour of the Buyer’s nominee directors;

NOW, THEREFORE, for and in consideration of the foregoing premises, the parties agree as follows:

1.	Sale of the Subject Shares

For and in consideration of the amount of (Php____________) (the “Purchase Price”), receipt whereof is hereby acknowledged by the Seller its/his full satisfaction, the Seller hereby sells, assigns, transfers and conveys unto the Buyer all of the Seller’s rights, title and interests in and to the Subject Shares.

2.	Transfer of the Shares in the Books of the Corporation

The Seller hereby authorizes the Corporate Secretary of the Corporation to effect the transfer of the shares to the Buyer in the books of the Corporation, subject to the issuance of the Certificate Authorizing Registration (“CAR”) from the Bureau of Internal Revenue (“BIR”).

3.	Taxes and Other Expenses

The capital gains tax and documentary stamp tax that may be imposed on or in connection with the sale, assignment, transfer and conveyance of the Subject Shares shall be for the account of the Seller. The Parties undertake to pay the corresponding taxes to the BIR at their earliest convenience in order to secure the CAR.

All expenses incurred by or on behalf of a Party in connection with the sale subject shares shall be for the sole account of that Party.

IN WITNESS WHEREOF, the Parties, through their respective authorized representatives, have hereunto affixed their signatures on the date and at the place first stated above.

Lexmark International Technology, S.A.	Funai Electric Co., Ltd
(Seller)	(Buyer)
By:

(name of representative)	(name of representative)
(position)	(position)

Witnessed by:

ACKNOWLEDGMENT

REPUBLIC OF THE PHILIPPINES                                                              )
CITY/PROVINCE OF NOTARIZATION                                                    ) S.S.

BEFORE ME, a Notary Public for and in the (City/Province of Notarization), personally appeared:

Name	Competent Evidence of Identity			Community Tax Certificate
		Type of ID	ID Number and Expiry Date (if applicable)	Number	Date/Place Issued
[Seller’s representative]	1
	2
[Buyer’s representative]	1
	2

who are personally known to me and who represented to me that they are the same persons who signed the executed the foregoing Deed of Absolute Sale of Shares and acknowledged to me that the same is their free and voluntary act and deed, as well as that of the corporations they represent, for the uses and purposes therein set forth.

I further certify that said Deed of Absolute Sale of Shares consists of three (3) pages including this one and signed by the above-mentioned parties and their witnesses.

IN WITNESS WHEREOF, I have hereunto affixed my signature and notarial seal in (Place of Notarization), this ______ day of ________________ 2013.

Doc. No. _____; Page No. _____; Book No. _____; Series of 2013.

Exhibit A-1

DEED OF ASSIGNMENT OF SHARE

KNOW ALL MEN BY THESE PRESENTS:

      This DEED OF ASSIGNMENT, made and executed by and between:

(name of nominee director of LITSA), (citizenship), of legal age, with address at ____________________________________ hereinafter called the "ASSIGNOR";

- in favor of -

(name of nominee director of Funai), (citizenship), and a resident of _________________________________________________________, hereinafter called the "ASSIGNEE".

W i t n e s s e t h :

WHEREAS, the ASSIGNOR is the owner of ONE (1) share of stock (“subject share”) with par value of One Hundred Pesos (Php 100.00) of  LEXMARK INTERNATIONAL PHILIPPINES, INC., a corporation duly organized under the laws of the Republic of the Philippines, with business address at Mactan Export Processing Zone II, Basak, Lapu-Lapu City, Philippines, being the nominee of the beneficial owner and seller LEXMARK TECHNOLOGY INTERNATIONAL, S.A.;

WHEREAS, LEXMARK TECHNOLOGY INTERNATIONAL, SA intends to sell, assign, transfer and convey all of its shareholdings in LEXMARK INTERNATIONAL PHILIPPINES, INC. to FUNAI ELECTRIC COMPANY, LTD.;

WHEREAS, the ASSIGNEE is the nominee of the buyer FUNAI ELECTRIC COMPANY, LTD. to sit as a member of the Board of Directors of Lexmark International Philippines, Inc.;

NOW, THEREFORE, for and in consideration of the foregoing premises, ASSIGNOR hereby assigns, transfers and conveys unto the ASSIGNEE the subject share and authorizes the Corporate Secretary of the Corporation to register, transfer or issue in the name of the ASSIGNEE or his designated nominee(s), the subject share.

IN WITNESS WHEREOF, the parties have signed this Deed of Assignment this _____ day of ________ 2013.

   (name of nominee director of LITSA)          (name of nominee director of Funai)
                     ASSIGNOR                                                          ASSIGNEE

SIGNED IN THE PRESENCE OF:

__________________                 and                                 _________________

A C K N O W L E D G M E N T

REPUBLIC OF THE PHILIPPINES)
City of ______                                    ) S.S.
x - - - - - - - - - - - - - - - - - - - - - - - - -/
BEFORE ME, a Notary Public for and in the City and Province of ________, personally appeared:

Name	Competent Evidence of Identity			Community Tax Certificate
		Type of ID	ID Number and Expiry Date (if applicable)	Number	Date/Place Issued
	1	Passport
2
	1	Passport
2

who are personally known to me and who represented

to me that they are the same persons who signed and executed the foregoing Deed of Assignment and acknowledged to me that the same is their free and voluntary acts and deeds, as well as that of the corporation herein represented.

I further certify that said Deed of Assignment consists of two (2) pages including this one and signed by the above-mentioned parties.

IN WITNESS WHEREOF, I have hereunto affixed my signature and notarial seal in        , this _____ day of ________ 2013.

Doc. No.  _____;
Page No. _____;
Book No. _____;
Series of 2013.

Exhibit B

IRREVOCABLE PROXY

KNOW ALL MEN BY THESE PRESENTS, that LEXMARK INTERNATIONAL TECHNOLOGY, SA (the “Seller”), a stockholder of LEXMARK INTERNATIONAL PHILIPPINES, INC. (the “Corporation”), a Philippine corporation, hereby irrevocably appoints FUNAI ELECTRIC CO., LTD.,  or any of its duly authorized representatives (with full power of substitution), as the proxy holder or proxy holders of the Seller’s Three Million Six Hundred and Forty Four Thousand, One Hundred and Forty Four (3,644,144) shares, inclusive of the qualifying shares registered in the name of the Seller’s nominee directors (the “Shares”) in the Corporation, to vote the said Shares and to act in respect of the same in any way at any and all meetings of the shareholders of the Corporation and any adjournments thereof, for any purpose whatsoever, including but not limited to the following:

1.	To elect persons on the Board of Directors of the Corporation to serve until the next annual meeting of the shareholders or until their successors are elected and qualified; and

2.
To vote the Shares in any way the proxy holder may deem proper voted upon at any stockholders’ meeting, whether regular or special, and regardless of whether the matter put to a vote was included in the agenda or not.

The proxy holder may at its discretion waive notices to any and all shareholders meetings.

This proxy shall be irrevocable and coupled with an interest but shall cease to be valid and effective when the SELLER ceases to be a stockholder of record in the stock and transfer book of the Corporation.

LEXMARK INTERNATIONAL TECHNOLOGY, SA
By:

_____________________________________
Name:
Date:

Exhibit B

ASSET PURCHASE AGREEMENT

AMONG

FUNAI ELECTRIC CO., LTD.

AND

LEXMARK INTERNATIONAL, INC.

AND

LEXMARK INTERNATIONAL TECHNOLOGY, S.A.

April 2, 2013 (Japan Standard Time)
April 1, 2013 (U.S. Eastern Daylight Time)

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”) is entered into as of April 2, 2013 (Japan Standard Time)(April 1, 2013 U.S. Eastern Standard Time) (the “Effective Date”), by and among Funai Electric Co., Ltd., a Japanese corporation (“Buyer”) and Lexmark International, Inc., a Delaware corporation (“Lexmark”) and Lexmark International Technology, S.A., a Switzerland joint stock company (“LITSA” and with Lexmark, each a “Seller,” and together, “Sellers”).  Buyer and Sellers are referred to herein, individually as a “Party,” and collectively as the “Parties.”

WHEREAS, this Agreement contemplates a transaction in which Buyer will purchase from Sellers, and Sellers will sell to Buyer, certain equipment and other assets of Sellers that are related to or useful in the Business.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

Section 1. Definitions and Interpretation.

(a)   Definitions.  In addition to all other terms defined elsewhere in this Agreement, the following terms shall have the meanings set forth below:

“Acquired Employees” has the meaning set forth in Section 5(a)(i).

“Affiliate” means with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such Person. As used in this definition, the term "control" (including the terms “controlled by" and  "under common control with") means possession and exercise, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person whether by means of voting rights, contract or otherwise; provided, however, that the possession, directly or indirectly, of greater than fifty percent (50%) of the voting stock for the election of directors shall always be deemed “control” and provided, however, that such Person shall be deemed to be an Affiliate for purposes of this Agreement only so long as such other Person maintains such ownership or control.

“Agreement” has the meaning set forth in the Preface hereof.

“Assumed Liabilities” has the meaning set forth in Section 2(c).

“Bill of Sale” has the meaning set forth in Section 2(h).

“Business” means the business activities of research, development, design, procurement, manufacture, test and sale of inkjet printers and cartridges.

“Buyer” has the meaning set forth in the Preface hereof.

"Cause" means: (i) the willful failure by the Acquired Employee to perform substantially

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the Acquired Employee's duties with Buyer or any affiliate (other than any such failure due to physical or mental illness) after a demand for substantial performance is delivered to the Acquired Employee by Buyer, which notice identifies the manner in which Buyer believes that the Acquired Employee has not substantially performed the Acquired Employee’s duties;  (ii) the Acquired Employee's engaging in willful and serious misconduct that is injurious to Buyer or any of its Affiliates; (iii) the Acquired Employee’s making a substantial, abusive use of alcohol, drugs, or similar substances, and such abuse in Buyer’s judgment has affected the Acquired Employee’s ability to conduct the Business; or (iv) the Acquired Employee’s conviction of, or entering a plea of nolo contendere to, a crime that constitutes a felony, which in Buyer’s reasonable good faith judgment has the effect of materially injuring the reputation or business of Buyer.

“Closing” has the meaning set forth in Section 2(d) of the Master Agreement.

“Closing Date” has the meaning set forth in Section 2(d) of the Master Agreement.

“Code” means 29 CFR, Code of Federal Regulations Title 29 (Labor).

“Contract” means any written agreement, contract, commitment, or undertaking.

“Contracts with the Major Suppliers” has the meaning set forth in Section 2(a)(viii).

“Contracts for the Transferred Equipment” has the meaning set forth in Section 2(a)(ii).

“Dispute” has the meaning set forth in Section 6(i).

“Employee Benefit Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA and any stock purchase, stock option, severance, retention, change-in-control, fringe benefit, termination, supplemental retirement, collective bargaining, employment agreement, consulting agreement, bonus, performance awards, incentive, deferred compensation, insurance, disability, post-retirement compensation or benefit and any and all other employee benefit plans, agreements, programs, policies or other arrangements relating to the employees of Sellers.

“Environment” means soil, land surface and subsurface strata, surface waters (including navigable and nonnavigable inland and ocean waters), groundwaters, drinking water supply, stream sediments, ambient air (indoor air), plant and animal life, and any other environmental medium or natural resource.

“Environmental, Health, and Safety Liability” means any Loss, obligation, or other responsibility resulting from or arising under an Environmental Law or an Occupational Safety and Health Law.

“Environmental Law” means any Legal Requirement that provides for or relates to:

(a)
advising appropriate authorities, employees, or the public with respect to the use of any Hazardous Material, the Release or Threat of Release of Hazardous Material, violation of discharge or emission limits or other prohibitions, or any

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Hazardous Activity or any activity, such as resource extraction or construction, that could have a significant effect on the Environment;

(b)	preventing or reducing to acceptable levels the Release of Hazardous Material into the Environment;

(c)	reducing the quantities, or minimizing or controlling the hazardous characteristics, of Hazardous Material that are generated;

(d)	assuring that products are designed, formulated, packaged, and used so that they do not present an unreasonable risk to human health or the Environment when used or disposed of;

(e)	protecting the Environment;

(f)	reducing the risks involved in the transportation of Hazardous Material;

(g)	the cleanup of Hazardous Material that has been Released, preventing its Release, or addressing the Threat of Release, or paying the costs of such actions; or

(h)
making a Person compensate any other Person for damage done to its health or property or the Environment or permitting self-appointed representatives of the public interest to recover for injuries done to public assets or resources.

“Excluded Assets” has the meaning set forth in Section 2(b).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any Person which is (or at any relevant time was) a member of a “controlled group of corporations” with, under “common control” with, or a member of an “affiliate service group” with either Seller as such terms are defined in Section 414(b), (c), (m) or (o) of the Code.

“Future Product” has the meaning as set forth in the IP Agreement.

“Good Reason” means that any of the following are undertaken without the applicable Acquired Employee’s express written consent for which the Acquired Employee has provided written notice to Buyer or its Affiliates detailing such condition or event within thirty (30) days of the initial existence of the condition or event and that is not cured by Buyer or its Affiliates within thirty (30) days of such notice (the “Cure Period”): (i) a material reduction by Buyer or its Affiliates of the annual base salary of the Acquired Employee as in effect immediately prior to such reduction, other than a reduction as part of an across the board reduction in salary for employees of Buyer or its Affiliates; (ii) a reduction in the Acquired Employee’s aggregate package of benefits, except to the extent that the benefits of all other employees of Buyer’s Affiliates located in the US are similarly reduced; or (iii) a relocation of an Acquired Employee’s principal office to a location more than fifty (50) miles from the location at which the Acquired Employee was performing his duties as of the Effective Date, except for required business travel by him or her. A termination of employment by the Acquired Employee shall not be considered a termination for Good Reason unless the termination of employment occurs within the thirty (30)

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day period following the expiration of the Cure Period.

“Governmental Body” means any (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature, or any political subdivision thereof, (b) federal, state, local, municipal, foreign or other government, or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, body or other entity and any court, arbitrator or other tribunal).

“Hazardous Activity” means the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use of Hazardous Material and any other act, business, operation, or activity that increases the danger, or poses a risk of harm, to the Environment.

“Hazardous Material” means any substance, material, or waste that is or will foreseeably be regulated by any Governmental Body, including any material, substance, or waste that is defined or classified as a “hazardous waste,” “hazardous material,” “hazardous substance,” “extremely hazardous waste,” “pollutant,” “restricted hazardous waste,” “contaminant,” “toxic waste,” “pollutant,” or “toxic substance” under any provision of Environmental Law, including petroleum, petroleum products, asbestos, presumed asbestos-containing material or asbestos-containing material, urea formaldehyde, or polychlorinated biphenyls.

“ICC” has the meaning set forth in Section 6(i).

“IP Agreement” means Intellectual Property Assignment and License Agreement dated as of the same date hereof, by and among Sellers and Buyer.

“Knowledge” means (i) the actual knowledge of the individuals set forth on Schedule X,  or (ii) the knowledge that such individual set forth on Schedule X would be reasonably expected to have concerning the existence of a fact, matter, or circumstance, as a result of their position in such a role with a company of a similar size in an industry similar to the Business.

“Laws” means any statute, law, ordinance, regulation, order or rule of any Governmental Body, including those covering employment, employee benefits environmental, energy, safety, health, transportation, bribery, record keeping, zoning, antidiscrimination, antitrust, wage and hour, and price and wage control matters, as well as any applicable principle of common law.

“Leased Employees” has the meaning set forth in Section 5(a)(i).

“Legal Requirement” means any constitution, law, ordinance, principle of common law, code, rule, regulation, statute, act, treaty, or order of general applicability of any Governmental Body, including rules and regulations promulgated thereunder.

“Lexmark” has the meaning set forth in the Preface hereof.

“Liability” means with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or

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several, due or to become due, vested or unvested, executory, determined, determinable or otherwise.

“Lien” means any mortgage, lien, pledge, charge, option, lease, levy, claim, covenant, security interest, license grant, encumbrance, usufruct, or other encumbrance of any kind whatsoever or conditional sales contract, title retention contract or other contracts to give any of the foregoing .

“LIPI” means Lexmark International (Philippines), Inc., a corporation organized under the laws of Republic of the Philippines.

“LITSA” has the meaning set forth in the Preface hereof.

“Loss” means any cost, loss, Liability, obligation, claim, cause of action, damage, deficiency, expense (including costs of investigation and defense and reasonable attorneys’ fees and expenses), fine, penalty, judgment, award, assessment, or diminution of value.

“Major Suppliers” means those suppliers set forth on Schedule 3(h).

“Master Agreement” means the Master Inkjet Sale Agreement dated as of the same date hereof, by and among Sellers and Buyer.

“Material Contracts” means the Contracts for the Transferred Equipment, the Contracts with the Major Suppliers.

“Ordinary Course of Business” means the ordinary course of business of a Person consistent with past custom and practice (including with respect to quantity and frequency).

“Other Transaction Agreements” means the IP Agreement, the Share Purchase Agreement, the Master Agreement and the Transition Services Agreement.

“Party” and “Parties” have the meaning set forth in the Preface hereof.

“Permits” means governmental authorizations that are held or owned by or are otherwise issued to Sellers, including all local, state and federal licenses, permits, registrations, certificates, consents, accreditations and approvals necessary for Sellers to operate and conduct the Business.

                “Permitted Liens” means (a) Liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate Proceedings for which adequate reserves have been established on the financial statements of Sellers, (b) workers’, carriers’ and mechanics’ or other like Liens securing amounts which are not overdue, (c) transfer restrictions under applicable securities laws, and (d) other Liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money, that do not materially and adversely affect the occupancy, use and value of the Transferred Assets.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization,

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any other business entity or a Governmental Body.

“Proceeding” means any action, arbitration, mediation, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, judicial, or investigative) commenced, brought, conducted, or heard by or before, or otherwise involving any Governmental Body.

“Purchase Price” has the meaning set forth in Section 2(f).

“Release” means any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching, or migration on or into the Environment, or into or out of any property.

“Regular Employment” has the meaning set forth in Section 5(a)(i).

“Retained Liabilities” has the meaning set forth in Section 2(d).

“Retiree Benefits” has the meaning set forth in Section 5(a)(ix).

“Rules” has the meaning set forth in Section 6(i).

“Seller” and “Sellers” have the meaning set forth in the Preface hereof.

“Service Period” has the meaning set forth in Section 5(a)(i).

“Share Purchase Agreement” means the Share Purchase Agreement dated as of the same date hereof, by and among Sellers and Buyer.

“Tax” means any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, customs, vehicle, airplane, boat, vessel or other title or registration, capital stock, franchise, employees’ income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, concession, alternative, add-on minimum and other Tax, fee, assessment, levy, tariff, charge, or duty of any kind whatsoever and any interest, penalty, addition, or additional amount thereon imposed, assessed, or collected by or under the authority of any Governmental Body or payable under any Tax-sharing agreement or any other Contract.

 “Threat of Release” means a reasonable possibility of a Release that could require action (including triggering notification or reporting under Environmental Law) in order to prevent or mitigate damage to the Environment that could result from such Release.

“Transferred Assets” has the meaning set forth in Section 2(a).

“Transferred Equipment” has the meaning set for in Section 2(a)(i).

“Transferred Products” means the following products marketed and/or sold by Seller: Pro715, Pro915, S315, S415, S515, OfficeEdge Pro4000, OfficeEdge Pro4000c, OfficeEdge

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Pro5500, and OfficeEdge Pro5500t, but does not include any equivalent products sold to any customer of Seller for resale under the brand of such customer.

“Transition Services Agreement” means the Transition Services Agreement dated as of the same date hereof, by and among  Sellers and Buyer.

(b)   Interpretation.  The following rules of interpretation will apply in this Agreement.

(i)  The term “including” means “including without limitation”.

(ii)  The words “herein”, “hereof”, “hereto” and “hereunder” refer to this Agreement as a whole, and not to any particular Section or Subsection in this Agreement.

(iii)  Whereas clauses, headings and subtitles included herein are inserted for convenience only and do not affect the construction hereof, words denoting the singular include the plural and vice versa, and words denoting one gender include each gender and all genders.

(iv)  Unless otherwise provided for herein, if a period of time is specified as from a given day or from the day of an act or event, it shall be calculated exclusive of that day and including the relevant last day of this period of time.

(v)  The use of “or” is not intended to be exclusive unless expressly indicated otherwise.

(vi)  Where an expression is defined, another part of speech or grammatical form of that expression has a corresponding meaning.

(vii) Unless the context otherwise requires, references herein to:

(A)     a  month, quarter and year are references to a month, quarter and year of the Gregorian Calendar;
(B)     Whereas, Sections, Subsection, Exhibit or Schedule refer to the appropriate recitals, sections, subsections, exhibits or schedules hereof;
(C)     a document, instrument and agreement are references to such document, instrument and agreement (including schedules thereto and, where applicable, any of its provisions) as amended, modified, varied, supplemented, novated or replaced and in effect at the time any such reference is operative;
(D)     a Party include its permitted successors and assigns;
(E)     a statute or law are construed as references to such statute or law as modified, amended, consolidated, extended or re-enacted and in effect at the time any such reference is operative, and include any administrative guidances, orders, regulations, instruments or other subordinate legislation made under the relevant statute or law; and

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(F)      an authority, association or body whether statutory or otherwise are, if and when any such authority, association or body ceases to exist or being reconstituted, renamed or replaced or the powers or functions thereof being transferred to any other authority, association or body, references respectively to the authority, association or body established or constituted in lieu thereof or as nearly as may be succeeding to the powers or functions thereof.
Section 2. Purchase and Sale of Assets.

(a) Assets to be Transferred.  On and subject to the terms and conditions of this Agreement, effective as of the Closing (except as otherwise provided below), Sellers shall sell, assign, transfer and convey to Buyer, and Buyer shall purchase from Sellers, free and clear of all Liens (other than Permitted Liens), all Sellers’ right, title and interests in and to the following equipment (including rights to claim for warranty and obtain after service), technical documents and rights to Contracts with Major Suppliers and other specified assets (the “Transferred Assets”):

(i)   all equipment used in the Business that is set forth on Schedule 2(a)(i) (“Transferred Equipment”);

(ii)  all rights of Seller to claim for warranty or obtain after-service relating to certain of the Transferred Equipment under the Contracts made and entered  into by Sellers with the sellers of such Transferred Equipment in effect as of the Effective Date that are set forth on Schedule 2(a)(ii) (“Contracts for the Transferred Equipment”);

(iii)  all development models and prototype including those of Transferred Products and Future Products, working samples and molds, dies, jigs and tools used in the Business that  are set forth on Schedule 2(a)(iii);

(iv)  all firmware, device drivers and software used in the Business that are set forth on Schedule 2(a)(iv) ;

(v)  all design and technical documents and developing environment used in the Business that are set forth on Schedule 2(a)(v);

(vi)  all parts, vendor and custom components lists of mechanical and electrical components and elements used in the Business that are set forth on
Schedule 2(a)(vi);

(vii)  all documents related to supply chains that are set forth on Schedule 2(a)(vii);

(viii) all rights of Seller to obtain components and parts used in inkjet printers manufactured and/or sold by Seller including the cartridges, parts and supplies therefor under the Contracts made and entered into with the Major Suppliers in effect as of the Effective Date that are set forth on Schedule 2(a)(viii) (“Contracts

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with the Major Suppliers”); and

(ix)  the other assets set forth on Schedule 2(a)(ix).

Notwithstanding the foregoing, the sale, assignment, transfer and conveyance of the Transferred Assets pursuant hereto shall not include the assumption of any Liabilities relating to Transferred Assets, unless Buyer expressly assumes the Liabilities pursuant to Section 2(c).   With respect to Section 2(a)(ii) and (viii), when those rights are not assignable without consent of the counter parties to those Contracts,  this Agreement shall not be treated as an assignment of the Transferred Assets subject to Section 5(b).

(b) Excluded Assets.  Notwithstanding anything to the contrary set forth in Section 2(a) or elsewhere in this Agreement, the following assets of Sellers (the “Excluded Assets”) are not part of  the transaction contemplated herein, are excluded from the Transferred Assets and shall remain the property of Sellers after the Closing:

(i)  all rights to the Contracts for the Transferred Equipment, other than the rights thereunder set forth in Section 2(a)(ii);

(ii)  all rights to the Contracts for the Major Suppliers other than the rights thereunder set forth in Section 2(a)(viii);

(iii)  all claims for refund of the Taxes and other governmental charges relating to the Transferred Equipment;

(iv)  all rights of Sellers under this Agreement, the Bill of Sale and the Other Transaction Agreements;

(v)   all employees of Sellers, except as set forth in Section 5(a); and

(vi)  all other assets of Sellers not included in the Transferred Assets.

(c)   Assumed Liabilities.  On and subject to the terms and conditions of this Agreement, effective as of the Closing, Buyer shall assume and agree to discharge only the following Liabilities of Sellers (the “Assumed Liabilities”):

(i)  any Liability arising out of or relating to receiving after service for the Transferred Equipment set forth in Section 2(a)(ii) above under the Contracts for the Transferred Equipment on or after the Closing Date, to the extent that the rights of Sellers to obtain after service thereunder are assigned or transferred to Buyer;

(ii) any Liability arising out of or relating to obtaining the Contracts with the Major Suppliers to obtain components and parts used in inkjet printers manufactured and/or sold by Sellers including the cartridges, parts and supplies therefor in accordance with the terms and conditions thereof on or after the Closing Date, to the extent that the rights of Sellers to obtain the cartridges, parts and supplies as after service thereunder are assigned or transferred to Buyer; and

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(iii)  any Liability arising out of or relating to the employment of Acquired Employees after the Service Period except as otherwise provided in Sections 3(e) and 5(a).

Notwithstanding the foregoing, with respect to Section 2(c)(i) and (ii), when those rights set forth in Section 2(a)(ii) and (viii) which correspond to those obligations are not assignable without consent of the counter parties to those Contracts,  this Agreement shall not be treated as Assumed Liabilities hereunder.

(d)  Retained Liabilities.  The Retained Liabilities shall remain the sole responsibilities of Sellers and shall be retained, performed and discharged solely by Sellers. “Retained Liabilities” means every Liability of Seller other than the Assumed Liabilities including:

(i)  any risk of Loss of, or damages to, any Transferred Equipment arising out of or relating to any occurrence or event happening prior to the Closing;

(ii)  any Liability in respect of employees, including any Liability arising out of or relating to the employment by Seller of Leased Employees (except as otherwise provided herein), or work by independent contractors, except for liability relating to employees or independent contractors who become Acquired Employees;

(iii)  any Liability under any Contracts including the Material Contracts other than the Liabilities assumed by Buyer pursuant to Section 2(c);

(iv)  any Liability for Taxes arising as a result of (A) the ownership of the Transferred Assets prior to the Closing and (B) the sale, assignment, transfer and conveyance of the
Transferred Assets hereunder;

(v)  any Environmental, Health and Safety Liability in respect of  the Transferred Assets arising out of or relating to any occurrence or event happening prior to the Closing;

(vi)  any Liability arising out of any Proceeding commenced after the Closing  and arising out of or relating to any occurrence or event happening in respect of the Transferred Assets; provided that that in no event shall such Liabilities include any Liabilities that arise out of: (A) any claim of patent infringement related to a design created by Sellers prior to the Closing Date and incorporated into a product sold by Buyer on or after the Closing Date, or (B) a defect in the design created by Sellers prior to the Closing Date and incorporated into a product sold by Buyer on or after the Closing Date; provided further, that nothing in this Section 2(d)(vi) shall limit any indemnification rights of Buyer under any agreement that is not a Transaction Agreement;

(vii) any Liability in respect of any employees of Sellers who do not become Acquired Employees;

(viii) any Liability of Sellers arising out of or relating to the employment of Acquired Employees as set forth in Section 3(e) and 5(a);

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(ix) any Liability of Sellers arising out of or relating to Retiree Benefits as set forth in Section 5(a)(ix); and

(x) any Liability in respect of the Employee Benefit Plans.

(e)  Shares of LIPI. Notwithstanding anything to the contrary set forth in Section 2(a) through (d) or elsewhere in this Agreement, all the rights and obligations of LIPI shall not be part of the transaction contemplated herein and are excluded from the Transferred Assets, and all the shares of LIPI owned by LITSA shall be transferred through share transfer pursuant to the Share Purchase Agreement.

(f)  Purchase Price.  Subject to the terms and conditions contained herein, the purchase price for the Transferred Assets to be sold, transferred, assigned and conveyed by Sellers to Buyer hereunder shall be the purchase price therefor (as allocated in the Master Agreement)(the “Purchase Price”).

(g) Payments at Closing.   Buyer shall pay Sellers the Purchase Price pursuant to the schedule set forth in the Master Agreement.

(h) Deliveries at Closing.   At the Closing, Sellers shall deliver to Buyer a bill of sale and assignment and assumption agreement executed by Sellers, substantially in the form of Exhibit A (“Bill of Sale”).

Section 3. Representations and Warranties of Sellers.  Sellers, jointly and severally, represent and warrant to Buyer that the statements contained in this Section 3 are true and accurate on the Effective Date:

(a)  Transferred Assets. Sellers have good and marketable title to, and the entire title and interest in, all of the Transferred Assets, free and clear of all Liens other than Permitted Liens.   Subject to all the representations and warranties set forth in this Agreement and the Master Agreement, the Transferred Assets sold, transferred, assigned and conveyed are “As Is” and “Where Is”.  Sellers make no implied warranties of merchantability or non-infringement.

(b)  Sufficiency of Transferred Assets. The Transferred Assets, together with the assets included in Lexmark International (Philippines), Inc., constitute the tangible assets necessary for Buyer to (i) manufacture print heads, and (ii) test print heads, cartridge-heater chips and ink used for the Transferred Products;

(c)  Taxes.  Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, shall (A) cause Buyer to become subject to or liable for the payment of any Tax, or (B) result in the imposition or creation of any Lien upon, or with respect to, any Asset.  Each Seller has paid all Taxes that have or could have become due in respect of any Asset for all periods prior to the Closing.

(d)  Employees.  Schedule 3(d) sets forth the rates of current compensation (and the portions thereof attributable to salary and incentive compensation, respectively) and hire dates and locations of all Leased Employees (identified by number and job title) as of the Effective Date.  Except as set forth on Schedule 3(d), all Leased Employees are in active employment or

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are actively engaged as independent contractors and are not on any sort of leave of absence.  Schedule 3(d) shall be updated as of the close of business on the day preceding the Closing Date. Except as set forth in Schedule 3(d),

(i)  Sellers are not a party to any collective bargaining agreement, and do not have any relationship with any labor organization in any way that would reasonably be expected to have an impact on any Leased Employee.

(ii)  Sellers are not a party to any employment agreement or consulting agreement with respect to any Leased Employee;

(iii)  Sellers are unaware of any unionization efforts and/or activity with regard to any Leased Employee and no Leased Employee is a member of a collective bargaining unit or union;

(iv)  Sellers do not have any non-compete agreement or other restrictive covenant agreement with any Leased Employee;

(v)  Sellers are in compliance with all applicable Laws relating to employment and employment practices including the employment of labor, collective bargaining, wages, hours, the payment of unemployment compensation and workers’ compensation amounts and Taxes; and have not engaged in any unlawful employment practice, and there are no pending or threatened lawsuits, charges, complaints, allegations of unfair labor practices, grievances or other pending or threatened employment-related claims against Sellers by any Leased Employee or any Governmental Body;

(vi)  Sellers are not party to or subject to the provisions of any court order of any Governmental Body relating to any Leased Employee and are not aware of any Governmental Body investigation relating to any Leased Employee, including wage and hour investigations and equal employment opportunity investigations; and

(vii)  Sellers have not received notice of any employment-related lawsuit, charge, complaint, unfair labor practice, grievance or other employment-related claim or complaint against Sellers for the three (3) years prior to the Effective Date from any Leased Employee.  Other than as set forth in Schedule 3(d), Sellers have not been notified by any Leased Employee that such employee intends to, or is considering, terminating, such employee’s employment with Sellers, including in connection with or as a result of, in part or in whole, of the transactions contemplated hereby.

(e)   Employee Benefits.  Schedule 3(e) contains a complete and accurate list of all Employee Benefit Plans sponsored, maintained or participated in by Sellers with respect to the Leased Employees (or beneficiary or dependent thereof), or to which Sellers are contributing or have contributed (or have or had any obligation to contribute), on behalf of any Leased Employee (or their beneficiaries or dependents) within the last three (3) years or under which Sellers have any present or future Liability with respect to any Leased Employee (or beneficiary or dependent thereof).

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(i)   Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) has been maintained, funded and administered in all material respects in accordance with the terms of such Employee Benefit Plan and the terms of any applicable collective bargaining agreement and complies in form and in operation in all material respects with the applicable requirements of applicable Laws.

(ii)   All required reports, notices and descriptions have been timely filed and/or distributed in all material respects in accordance with applicable Laws and the terms of the
Employee Benefits Plans.

(iii)   All contributions (including all employer contributions and employee salary reduction contributions) that are due for all periods on or before the Closing Date have been made within the applicable time periods to each such Employee Benefit Plan (if applicable), or have otherwise been made without penalty, and all contributions for any period ending on or before the Closing Date that are not yet due have been made to each such Employee Benefit Plan or accrued in accordance with the past custom and practice of Sellers, as applicable.  All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan, if applicable.

(iv)   Sellers have provided or made available to Buyer copies of all plan documents, determination letters, pending determination letter applications, trust instruments, insurance contracts, administrative services contracts, annual reports and all schedules thereto, actuarial valuations, summary plan descriptions, summaries of material modifications, administrative forms and other documents that constitute a part of or are incident to the administration of the Employee Benefit Plans.  To the Knowledge of Sellers, no unwritten amendment exists with respect to any Employee Benefit Plan.  There is no plan or commitment, whether legally binding or not, to establish any new Employee Benefit Plan, or to modify or to terminate any Employee Benefit Plan (except to the extent required by Law or as required by this Agreement), nor, to the Knowledge of Sellers, has any intention to do any of the foregoing been communicated to any employee of Sellers.

(v)  (A) Each Employee Benefit Plan which is intended to be qualified within the meaning of Section 401(a) of the Code is so qualified and either (x) has a current favorable determination letter as to its qualification, or (y) is in the form of a prototype, master or volume submitter plan document that has a current opinion letter from the Internal Revenue Service stating that the language of the plan document meets the qualification requirements of Section 401(a) of the Code and Sellers are entitled to rely on such letter, and, to the Knowledge of Sellers, nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification; (B) no event has occurred and no condition exists with respect to any Employee Benefit Plan or any other current or former employee benefit plan sponsored, maintained, contributed to or required to be contributed to by Sellers, or any ERISA Affiliate of Sellers that could subject Buyer to any Tax, fine, Lien, penalty or other obligation imposed by ERISA, the Code or

13

other applicable Laws; and (C) Sellers have not incurred any current or projected liability in respect of post-employment or post-retirement health, medical or life insurance benefits for any Acquired Employees or their beneficiaries or dependents, except as required to avoid an excise Tax under Section 4980B of the Code.

(vi)  None of the Transferred Assets is, or could be expected to become, the subject of any Lien arising under ERISA or Section 412(n) of the Code, (B) except as disclosed in Schedule 3(e)(vi), no Seller nor any ERISA Affiliate of any Seller has maintained, sponsored, contributed to or had any obligation to contribute to or has any obligations with respect to any plan subject to Title IV of ERISA that could result in a Loss to or Liability of Buyer; and (C) except as disclosed in Schedule 3(e)(vi), no Seller nor any ERISA Affiliate of any Seller has contributed to, or had any obligation to contribute to, or has any actual or contingent liability with respect to any “multiemployer plan” as defined in Section 3(37) of ERISA.

(f)       Permits.  Each of the Permits necessary to operate or use the Transferred Assets in the manner in which they are currently operated is valid and in full force and effect.  Sellers have not received any written notice that remains outstanding from any Governmental Body regarding any actual or proposed revocation, withdrawal, suspension, cancellation or termination (other than by expiration) of any Permit.  Except as set forth on Schedule 3(f), the transactions contemplated by this Agreement will not materially adversely affect Sellers’ rights to utilize the Permits.

(g) Environmental Matters. Sellers have complied with all Environmental Laws applicable to the Transferred Equipment. There are no pending or, to the Knowledge of Sellers, threatened claims or Liens resulting from any Environmental, Health, and Safety Liability or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Transferred Assets to be sold, transferred, assigned and conveyed pursuant hereto.  There are no Hazardous Materials present on or in respect of the Transferred Equipment.

(h) Major Suppliers.  Schedule 3(h) sets forth each Major Supplier.  Except as set forth in Schedule 3(h), no Major Supplier has given Sellers any notice (written or oral) terminating, canceling, reducing the volume under, or renegotiating the pricing terms or any other material terms of any Contract with each of them or relationship with Sellers or threatening to take any of such actions, and, to the Knowledge of Sellers, no Major Supplier intends to do so.

(i) No Other Representations or Warranties.  Except for the representations and warranties contained in this Agreement and the Transition Services Agreement, Sellers do not make any other express or implied representation or warranty.

Section 4. Covenant of Sellers Prior to Closing.  Prior to the Closing, Sellers shall:

(a)  maintain, and preserve intact, the Transferred Assets to be sold, transferred, assigned and conveyed hereunder, except otherwise set forth in the Transaction Agreement;

(b) keep in full force and effect, without amendment, all the rights and obligations to the Material Contracts assigned by Sellers and assumed by Buyer under Sections 2(a) and 2(c);

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(c) comply with all applicable Legal Requirements applicable to the Transferred Equipment; and

(d) except as required to comply with Legal Requirements applicable to the Acquired Employees, not amend, modify or terminate any Employee Benefit Plan for any Acquired Employee and not make any additional contributions to any such Employee Benefit Plan.

Section 5. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

(a)    Employees.

(i)   For the first eighteen (18) months after the Closing (the “Service Period”), Sellers shall designate up to twenty-eight (28) employees or independent contractors whose primary responsibilities are or have been in connection with providing services to the Business, chosen in consultation with Buyer and subject to the approval of Buyer as set forth in the Transition Services Agreement (such employees and independent contractors, the “Leased Employees”).  The Leased Employees shall be employed by Sellers as employees or contractors and provide temporary services to Buyer during the Service Period in accordance with the Transition Services Agreement.  Buyer or an Affiliate of Buyer shall have the right during and after the Service Period to make conditional offers for “at will” regular employment to any or all Leased Employees.  “Regular Employment” means at-will employment of an indefinite and unspecified duration.  Leased Employees who accept such offer of Regular Employment and become regular employees of Buyer or an Affiliate of Buyer are referred to as “Acquired Employees.”  Sellers have no plans or intent to terminate additional employees in connection with or as a result, in part or in whole, of the transactions contemplated in this Agreement.  Buyer shall have no obligations or responsibilities to offer employment to or hire any specific, individual employee of Sellers. Sellers acknowledge that they are solely responsible for satisfying all obligations and liabilities in connection with Sellers’ employment and termination of the Leased Employees and the Leased Employees who become the Acquired Employees and all employment matters relating to the Acquired Employees, including: the payment of all wages and any accrued (or accumulated) and unused vacation pay, sick pay and any other paid time off through the earlier of (a) the last day of the Service Period or (b) such time they are hired by Buyer as Acquired Employees, or other compensation due and owing to them as of the earlier of (x) the last day of the Service Period or (y) such time they are hired by Buyer as Acquired Employees, all Taxes and withholding, the providing of workers’ compensation coverage, and any notice due, including under the Worker Adjustment and Retraining Notification Act (“WARN”), unemployment compensation coverage and all obligations and liabilities arising under the Employee Benefit Plans and the continuation of currently existing fringe benefit programs for the Acquired Employees. As of the last day of the Service Period, or at the time Buyer makes an offer of employment, all of the Leased Employees identified by Buyer on Schedule 5(a)(i) shall be free of all employment obligations to Sellers and will be free to become employees of Buyer at Buyer’s option.  Except as otherwise provided in

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Section 5(a), Buyer shall be responsible for all employment-related obligations with respect to the Acquired Employees arising from regular employment with Buyer.

(ii)   Sellers shall be responsible for all employment-related obligations with respect to Leased Employees, including salaries, payroll Taxes, employee benefits, fees, and other charges or insurance required by Law including unemployment Taxes, Social Security contributions, workers’ compensation premiums, and all similar Taxes and payments during the Service Period (or until such Leased Employees are hired by Buyer as Acquired Employees); provided, however, that Buyer shall reimburse Seller for any and all such costs, expenses and payments arising out of the employment of such Leased Employees during the Service Period in accordance with the terms of the Transition Services Agreement.  Sellers shall comply in all material respects with all employment-related Laws and shall not discriminate because of race, color, religion, sex, age, national origin, disability or other status protected by Law.  Buyer is not, and will not be deemed to be a party to any collective bargaining agreement to which Sellers was, is, or may become a party.

(iii)  Notwithstanding anything to the contrary contained herein, Sellers shall be responsible for, and shall indemnify and hold Buyer, its directors, officers and employees harmless from (i) any employment-related Liability arising from this Agreement, including Liability under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), or WARN (ii) all claims, liabilities and Losses (including court costs and reasonable attorneys’ fees and consultants’ fees) relating to or arising out of any claim or allegation that Buyer is, or is deemed to be, an employer or joint employer; for the avoidance of doubt, Buyer reserves the right to control the defense of such claims, and (iii) any Liability for paid time off with respect to any of Sellers’ employees or contractors.  For such time that there exists any Liability under COBRA with respect to any employees or former employees of Sellers (and spouses and dependents thereof), Sellers shall maintain all group health plans under which such Liabilities exist and shall be solely responsible for all COBRA obligations to such individuals arising under Sellers’ Employee Benefit Plans.

(iv)  Bonus Payments.

(A)  Sellers shall pay each Leased Employee (other than the independent contractors) a bonus equal to three (3) months of such Leased Employee’s most recent base salary with Sellers, within sixty (60) days after the Closing Date.

(B)  In the event that any Leased Employee becomes an Acquired Employee, Sellers shall pay to such Acquired Employee (other than Acquired Employees who were independent contractors when they were Leased Employees) a bonus equal to three (3) months of such Acquired Employee’s most recent base salary with Sellers as of the time that such Leased Employee becomes an Acquired Employee, within sixty (60) days after the date on which such Leased Employee becomes an Acquired Employee.

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(C)  In the event that any Acquired Employee remains employed by Buyer for one year, promptly upon the year anniversary of such Acquired Employee’s being hired by Buyer, Buyer shall pay to each such Acquired Employee (other than Acquired Employees who were independent contractors when they were Leased Employees) a bonus equal to three (3) months of such Acquired Employee’s then applicable base  salary.  Such bonuses shall be payable so long as the Acquired Employee (a) is still employed by Buyer at the time such payment becomes due and payable, (b) is terminated other than for Cause, or (c) terminates his or her employment for Good Reason.  In the event that the Acquired Employee is terminated other than for Cause, or terminates his or her employment for Good Reason prior to his or her one year anniversary with Buyer, Buyer shall pay such bonus promptly after the termination of such Acquired Employee’s employment.

(D)  Sellers shall inform the Leased Employees of the above referenced bonuses in writing prior to the Closing Date.

(v)  Sellers agree that beginning on the date of Regular Employment with Buyer and continuing until the second anniversary of such date of employment, without the written permission of Buyer, unless such Acquired Employee was terminated by Buyer, Sellers shall not employ any Acquired Employee either as an employee, contractor or consultant, and Sellers shall not cause or permit any employee or Affiliate of Sellers to, directly or indirectly, hire or solicit for hire as an employee, contractor or consultant, any Acquired Employee or otherwise persuade or cause any such Acquired Employee to discontinue working for Sellers.  Sellers agree that the covenants and agreements contained herein are, taken as a whole, fair and reasonable in their scope and duration, and Sellers shall not raise any issue of the reasonableness of the scope or duration of any such covenants in any Proceeding to enforce any such covenants.

(vi)  Except as otherwise provided in this Section 5(a) or as otherwise required by applicable Law, all Acquired Employees shall cease to participate in or accrue further benefits under the Employee Benefit Plans at the last day of the Service Period (or on the date hired by Buyer, if prior to the end of the Service Period).  Sellers shall cause the Acquired Employees to be fully vested in their accrued Lexmark Savings Plan and Retirement Growth Account Plan benefits, as applicable, as of the last day of the Service Period.  Any Acquired Employee with an outstanding participant loan under the Lexmark Savings Plan shall be eligible to rollover their outstanding participate loan to any eligible Tax-qualified retirement plan under Section 401(a) of the Code that will accept such direct rollover.

(vii)  From the commencement of each Acquired Employee’s regular employment with Buyer, Buyer shall make available to such Acquired Employee such benefits plans and arrangements, if any, it deems appropriate in its sole discretion.

(viii)  Except as expressly set forth in this Section 5(a), with respect to

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Acquired Employees, (A) Buyer shall have no obligation with respect to any current or former employees of Sellers (and dependent or beneficiary thereof) and (B) nothing in this Agreement confers upon any Acquired Employee or other employee of Sellers any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

(ix)  If an Acquired Employee has met the eligibility requirements for retiree medical, vision, dental and life insurance benefits (collectively, “Retiree Benefits”) under the Employee Benefit Plans as of the last day of the Service Period, the Acquired Employee’s employment by Buyer (or an Affiliate thereof) and coverage under benefit plans of Buyer (or an Affiliate thereof) will not cause the Acquired Employees to forfeit any Retiree Benefits under the Employee Benefit Plans.

(b)  Facilities. During the Service Period, Sellers shall provide free of charge necessary work space for the Leased Employees and Buyer personnel within Sellers’ existing facilities to conduct the Business; provided that, notwithstanding anything to the contrary in the foregoing, Sellers shall not be required to provide a “clean room” for the Business, Leased Employees, Buyer personnel, or otherwise. Further, notwithstanding anything to the contrary set forth in this Agreement, Buyer shall be responsible for any pre-approved cost of materials and travel expenses relating to Buyer personnel in accordance with the Transition Services Agreement.

(c)  Material Contracts.  Sellers shall use their commercially best efforts to obtain consents to the assigned rights to the Material Contracts under Section 2(a)(ii) and (viii) which have not yet been obtained as of the Closing, or if not feasible, to assist Buyer in entering into with the Major Suppliers new Contracts on terms that are no less favorable to those of Contracts with the Major Suppliers.

(d)  Delivery of Transferred Equipment.  Sellers shall be responsible for all costs associated with moving (but not the set-up or installation of) Transferred Equipment held by Sellers or their agents in the People’s Republic of China (P.R.C.) (including all Transferred Equipment held as of the Closing Date at Foxlink facilities or by Foxlink companies) to such other location(s) in the P.R.C. designated by Buyer.

(e)  Future Product.  Buyer agrees that, in the event it develops and/or commercializes any Future Product, Buyer will make such Future Product available to Sellers on commercially reasonable terms that are at least as favorable as the terms offered to any other purchaser or potential purchaser of such Future Product.

Section 6. Miscellaneous.

(a)   No Third-Party Beneficiaries.  This Agreement shall not confer any rights or remedies upon any Person other than the Parties, the Affiliates and their respective successors and permitted assigns.

(b)   Insurance.

(i)  Sellers will provide, or cause to be provided, workers’ compensation

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insurance as required by law for Leased Employees.  $1,000,000 USD employers’ liability insurance shall be provided for each accident for bodily injury by accident and $1,000,0000 USD each employee for bodily injury by disease.  Where permitted by Law, such policies shall contain waivers of the insurer’s right of subrogation against Buyer, its subsidiaries, officers, directors and employees.  Additionally, Sellers will carry comprehensive general liability insurance and commercial general liability insurance in the amounts of $1,000,000 USD per occurrence and Buyers, its subsidiaries, officers, directors and employees shall be named as “Additional Insureds” under the policy. Sellers agree to indemnify Buyer and its Affiliates against all damages sustained by Buyer or its Affiliates resulting from Seller’s failure to have such coverage and from all claims by Sellers’ employees or contractors against Buyer arising out of or in connection with the performance of work under the Transaction Documents, except to the extent such claims are attributable to the sole negligence of Buyer, its Affiliates or employees.

(ii)  Buyer will provide, or cause to be provided, workers’ compensation insurance as required by law for Acquired Employees.  $1,000,000 USD employers’ liability insurance shall be provided for each accident for bodily injury by accident and $1,000,0000 USD each employee for bodily injury by disease.  Where permitted by Law, such policies shall contain waivers of the insurer’s right of subrogation against Sellers, its subsidiaries, officers, directors and employees.  Additionally, Buyer will carry comprehensive general liability insurance and commercial general liability insurance and product liability in the amounts of $1,000,000 USD per occurrence and Sellers, its subsidiaries, officers, directors and employees shall be named as “Additional Insureds” under the policy.  Additionally, Buyer shall procure and maintain workers’ compensation and employers’ liability insurance for the Acquired Employees.  Buyer agrees to indemnify Sellers against all damages sustained by Sellers resulting from Buyer’s failure to have such coverage and from all claims by Buyer’s employees against Sellers arising out of or in connection with the performance of work under the Transaction Documents, except to the extent such claims are attributable to the sole negligence of Sellers, their Affiliates or their employees.

(c)  Entire Agreement.  This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

(d)   Succession and Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns.  No Party may assign either this Agreement or any of his, her, or its rights, interests, or obligations hereunder without the prior written approval of Buyer and Sellers; provided, however, that Buyer may (i) assign any or all of its rights and interests hereunder (a) to one or more of its Affiliates, (b) as security to any lender providing financing for the transactions contemplated hereby (and any replacement thereof), and (c) in connection with a sale of all or substantially all of the Business, and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Buyer nonetheless shall remain responsible for the performance of all

19

of its obligations hereunder).

(e)   Counterparts.  This Agreement may be executed in one or more counterparts (including by means of facsimile), each of which shall be deemed an original but all of which together will constitute one and the same instrument.

(f)   Headings.  The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(g)   Notices.  All notices, requests, demands, claims, and other communications hereunder shall be in writing.  Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) 1 business day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (iii) 4 business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

If to Sellers:
Lexmark International, Inc.
740 West New Circle Road
Lexington, KY 40550
Attention:  Robert Patton

and

Lexmark International Technology S.A.
20, Route de Pré-Bois, ICC Building, Bloc A
1215 Genève, Switzerland
Kai Wagener, General Counsel - Lexmark EMEA

Copies (that shall not constitute notice) to:
Dinsmore & Shohl LLP
255 East Fifth Street, Suite 1900
Cincinnati, OH 45202
Attention:  Susan B. Zaunbrecher, Esq.
If to Buyer:
Funai Electric Co., Ltd.
7-1, 7-Chome, Nakagaito
Daito, Osaka 574-0013
Attention: Shinya Tashiro, Manager

Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

(h)   Governing Law.  This Agreement shall be governed by the laws of the State of

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Delaware, without regard to Delaware’s conflicts of law rules.

(i)   Arbitration.  All disputes or controversies (“Disputes”) arising out or in connection with this Agreement that are not solved by means of good faith negotiations between the Parties during a thirty (30)-day period starting on the date one of the Parties notifies in writing the other Parties of any Dispute shall be resolved by an arbitration panel and settled under the Rules of Arbitration (the “Rules”) of the International Chamber of Commerce (the “ICC”) for the time being in force.  The arbitration proceedings shall take place in New York, NY, where the arbitral award shall be rendered, and shall be conducted on a confidential basis in the English language.  The arbitration panel shall be composed of three (3) arbitrators to be appointed in accordance with the Rules, one (1) of them appointed by Sellers and Buyer and the third (3rd) appointed by the other two (2) arbitrators.  In the event the other two (2) arbitrators fail to appoint such third (3rd) arbitrator within ten (10) calendar days following their appointment, such third (3rd) arbitrator shall be appointed by the ICC.  The arbitrators shall speak and write English fluently.

(j)   Amendments and Waivers.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and Sellers.  No waiver by either Party of any provision of this Agreement or any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party making such waiver, nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(k)   Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(l)   Expenses.  Each of Buyer and Sellers will bear their own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

(m)   Construction.  The Parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

(n)   Currency.  Any reference to currency contained in this Agreement shall be interpreted to mean United States Dollars unless specifically stated otherwise on an instance by instance basis.

(o)   Incorporation of Exhibits and Schedules.  Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

[Signature page to immediately follow]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

BUYER:

FUNAI ELECTRIC CO., LTD.

By:  /s/ Tomonori Hayashi
Name:  Tomonori Hayashi
Title:   President & CEO

SELLERS:

LEXMARK INTERNATIONAL, INC.

By:  /s/ Paul A. Rooke
Name:  Paul A. Rooke
Title:  Chairman and CEO

LEXMARK INTERNATIONAL
TECHNOLOGY, S.A.

By:  /s/ Paul Dullaghan
Name:  Paul Dullaghan
Title:  Managing Director

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Exhibit A

BILL OF SALE, AND ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Bill of Sale and Assignment and Assumption Agreement”) is made and entered into as of  __, 2013, by and among, Lexmark International, Inc., a Delaware corporation (“Lexmark”) and Lexmark International Technology, S.A., a Switzerland joint stock company (“LITSA” and together with Lexmark, the “Sellers”), and Funai Electric Co., Ltd., a Japanese corporation (the “Buyer”).

W I T N E S S E T H

WHEREAS, the Sellers and the Buyer are parties to that certain Asset Purchase Agreement dated as of April __, 2013 (the “Purchase Agreement”), whereby the Sellers have agreed to sell, transfer, convey, assign and deliver to the Buyer the Transferred Assets (as defined in the Purchase Agreement), and the Buyer has agreed to purchase and acquire from the Sellers the Transferred Assets;

WHEREAS, all capitalized terms not otherwise defined herein shall have the same meaning as in the Purchase Agreement unless specifically defined in this Bill of Sale and Assignment and Assumption Agreement;

NOW, THEREFORE, pursuant to and in accordance with the terms and provisions of the Purchase Agreement, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.  Transfer of Purchased Assets.  The Sellers do hereby sell, assign, transfer and deliver to the Buyer, and the Buyer does hereby purchase and accept from the Sellers, the Transferred Assets.

2.  Assumption of Liabilities.  The Seller do hereby assign and the Buyer, in addition to the consideration to be paid pursuant to the Purchase Agreement, hereby accepts, assumes, and agrees to pay, perform, fulfill and discharge the Assumed Liabilities as provided in the Purchase Agreement.

3.  Further Assurances.  Each of the parties agrees to do, execute, acknowledge and deliver and cause to be done, executed, acknowledged and delivered all such further instruments, acts, assignments, transfers, assurances or other documents as shall be reasonably requested of it in order to carry out and give effect to this Agreement.

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4.  Purchase Agreement.  This Bill of Sale and Assignment and Assumption Agreement is subject to the terms and conditions set forth in the Purchase Agreement (including the governing law and venue provisions included therein) and nothing herein shall be deemed to modify, expand or diminish the representations, warranties, covenants and obligations of the parties under the Purchase Agreement.

5.  Exclusivity.  Nothing contained herein, express or implied, shall be construed, nor is intended, to confer upon any person, firm or entity other than the parties and their respective successors and assigns, any remedy or claim under or by reason of this Bill of Sale and Assignment and Assumption Agreement or any term, covenant and condition thereof, and such terms, covenants and conditions shall be for the exclusive benefit of the Buyer, its successors and assigns, and the Sellers, their successors and assigns.

Signature page immediately follows.

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IN WITNESS WHEREOF, this Bill of Sale and Assignment and Assumption Agreement has been executed and delivered on the date first above written.

Buyer:	Sellers:

FUNAI ELECTRIC CO., LTD.	LEXMARK INTERNATIONAL, INC.

By:                                                      By:  __________________________
Name:________________________                                                                                     Name:
Title:                                                      Title:

LEXMARK INTERNATIONAL TECHNOLOGY, S.A.

By:
Name:
Title:

Exhibit C

INTELLECTUAL PROPERTY ASSIGNMENT AND LICENSE AGREEMENT

AMONG

FUNAI ELECTRIC CO., LTD.
ON THE ONE HAND

AND

LEXMARK INTERNATIONAL, INC.
AND
LEXMARK INTERNATIONAL TECHNOLOGY, S.A.
ON THE OTHER HAND

April 2, 2013 (Japan Standard Time)
April 1, 2013 (U.S. Eastern Standard Time)

IP Assignment and License Agreement

INTELLECTUAL PROPERTY ASSIGNMENT AND LICENSE AGREEMENT

This Intellectual Property Assignment and License Agreement (this “Agreement”) is effective as of April 2, 2013 (Japan Standard Time) (April 1, 2013 U.S. Eastern Standard Time) (the “Effective Date”) and entered into by and among  Funai Electric Co., Ltd., a Japanese corporation (“Buyer”) on the one hand and Lexmark International, Inc., a Delaware corporation (“Lexmark”) and Lexmark International Technology, S.A., a Switzerland joint stock company (“LITSA” and with Lexmark, collectively,  “Seller” and sometimes “Sellers”) on the other hand.  Buyer and Seller are referred to herein, individually as a “Party,” and collectively as the “Parties.”

WHEREAS, Sellers intend to discontinue substantially all of their operations in connection with the Business and Buyer intends to expand its operations in connection with the Business;

WHEREAS, as set forth more fully in the Transaction Agreements (later defined), Sellers desire to sell and Buyer desires to purchase substantially all of Sellers’ assets associated with the Business (later defined), including Sellers’ equipment, tooling, and manufacturing facility utilized in the design, testing and manufacturing of the Transferred Products (later defined) and their respective cartridges, parts and supplies; and

WHEREAS, in connection with such this Agreement Seller will assign and license certain intellectual property to Buyer, and Buyer will license certain intellectual property to Seller that are related to or useful in the Business.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

Section 1. Definitions and Interpretation.

(a)   Definitions.  In addition to all other terms defined elsewhere in this Agreement, the following terms shall have the meanings set forth below:

“Adverse Proceeding” has the meaning set forth in Section 4(b)(iv).

“Affiliate” means with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such Person. As used in this definition, the term "control" (including the terms “controlled by" and  "under common control with") means possession and exercise, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person whether by means of voting rights, contract or otherwise; provided, however, that the possession, directly or indirectly, of greater than fifty percent (50%) of the voting stock for the election of directors shall always be deemed “control” and provided, however, that such Person shall be deemed to be an Affiliate for purposes of this Agreement only so long as such other Person maintains such ownership or control.

“Agreement” has the meaning set forth in the Preface hereof.

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“Asset Purchase Agreement” means the Asset Purchase Agreement by and among Buyer and Sellers dated the same date hereof.

“Business” means the business of manufacturing and selling ink jet printers and cartridges.

“Buyer” has the meaning set forth in the Preface hereof.

“Buyer Licensed Future Purchased Patents” has the meaning set forth in Section 2(i).

“Buyer Licensed Patents” has the meaning set forth in Section 2(c).

 “Closing” has the meaning set forth in Section 2(d) of the Master Agreement.

“Closing Date” has the meaning set forth in Section 2(d) of the Master Agreement.

“Copyrighted Materials” has the meaning set forth in Section 2(e).

“Delayed Transfer Date” means April 30, 2017.

“Effective Date” has the meaning set forth in the Preface hereof.

“Field of Use” means printers, all-in-one products and corresponding cartridges, parts and supplies incorporating ink jet technology, whether thermal or piezo electric.  The term “Field of Use” shall include cartridges, parts and supplies manufactured on or after July 1, 2013 that are compatible with the Transferred Products, but shall exclude all other cartridges, parts and supplies that are compatible with any product marketed and/or sold by Seller.

“Future Product” shall have the meaning set forth in Schedule H.

“Future Purchased Patents” has the meaning set forth in Section 2(g)

“Governmental Authority” means any (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature, or any political subdivision thereof, (b) federal, state, local, municipal, foreign or other government, or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, body or other entity and any court, arbitrator or other tribunal).

“License to Buyer Licensed Future Purchased Patents” has the meaning set forth in Section 2(i).

“License to Buyer Licensed Patents” has the meaning set forth in Section 2(c).

“License to Seller Licensed Copyrights” has the meaning set forth in Section 2(e).

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“License to Seller Licensed Future Purchased Patents” has the meaning set forth in Section 2(h).

“License to Seller Licensed Patents” has the meaning set forth in Section 2(b).

“License to Seller Licensed Trademarks” has the meaning set forth in Section 2(d).

“License to Seller Licensed Trade Secrets” has the meaning set forth in Section 2(f).

“Lien” means any mortgage, lien, pledge, charge, option, lease, levy, claim, covenant, security interest, license grant, encumbrance, usufruct, or other encumbrance of any kind whatsoever or conditional sales contract, title retention contract or other contracts to give any of the foregoing.

“Master Agreement” means the Master Ink Jet Sale Agreement, dated as of the same date hereof, by and among Sellers and Buyer.

 “Party” and “Parties” have the meaning set forth in the Preface hereof.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity or a governmental entity (or any department, agency, or political subdivision thereof).

“Professional Service Fees” means attorney fees, agent fees and any other service fees incurred in the course of the patent prosecution and maintenance.

“Purchased Patents” has the meaning set forth in Section 2(a).

“Seller” has the meaning set forth in the Preface hereof.

“Seller Licensed Copyrights” has the meaning set forth in Section 2(e).

“Seller Licensed Future Purchased Patents” has the meaning set forth in Section 2(h).

“Seller Licensed Patents” has the meaning set forth in Section 2(b).

“Seller Licensed Trademarks” has the meaning set forth in Section 2(d).

“Seller Licensed Trade Secrets” has the meaning set forth in Section 2(f).

“Share Purchase Agreement” means the Share Purchase Agreement by and between Buyer and LITSA dated the same date hereof.

“Transaction Agreements” means, collectively, this Agreement, the Master Agreement, the Share Purchase Agreement, the Asset Purchase Agreement, and the Transition Agreement.

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“Transition Agreement” means the Transitional Services Agreement by and among Buyer and Sellers dated the same date hereof.

“Transferred Products” means the following products marketed and/or sold by Seller: Pro715, Pro915, S315, S415, S515, OfficeEdge Pro4000, OfficeEdge Pro4000c, OfficeEdge Pro5500, and OfficeEdge Pro5500t, but does not include any equivalent products sold to any customer of Seller for resale under the brand of such customer.

(b)  Interpretation.  The following rules of interpretation will apply in this Agreement.

(i)  The term “including” means “including without limitation”.

(ii)  The words “herein”, “hereof”, “hereto” and “hereunder” refer to this Agreement as a whole, and not to any particular Section or Subsection in this Agreement.

(iii)  Whereas clauses, headings and subtitles included herein are inserted for convenience only and do not affect the construction hereof, words denoting the singular include the plural and vice versa, and words denoting one gender include each gender and all genders.

(iv)  Unless otherwise provided for herein, if a period of time is specified as from a given day or from the day of an act or event, it shall be calculated exclusive of that day and including the relevant last day of this period of time.

(v)  The use of “or” is not intended to be exclusive unless expressly indicated otherwise.

(vi)  Where an expression is defined, another part of speech or grammatical form of that expression has a corresponding meaning.

(vii) Unless the context otherwise requires, references herein to:

(A)    a month, quarter and year are references to a month, quarter and year of the Gregorian Calendar;

(B)    Whereas, Sections, Subsection, Exhibit or Schedule refer to the appropriate recitals, sections, subsections, exhibits or schedules hereof;

(C)    a document, instrument and agreement are references to such document, instrument and agreement (including schedules thereto and, where applicable, any of its provisions) as amended, modified, varied, supplemented, novated or replaced and in effect at the time any such reference is operative;

(D)    a Party include its permitted successors and assigns;

(E)     a statute or law are construed as references to such statute or law as

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modified, amended, consolidated, extended or re-enacted and in effect at the time any such reference is operative, and include any administrative guidance, orders, regulations, instruments or other subordinate legislation made under the relevant statute or law; and

(F) an authority, association or body whether statutory or otherwise are, if and when any such authority, association or body ceases to exist or being reconstituted, renamed or replaced or the powers or functions thereof being transferred to any other authority, association or body, references respectively to the authority, association or body established or constituted in lieu thereof or as nearly as may be succeeding to the powers or functions thereof.

Section 2. Assignment and License of Intellectual Property.

(a)   Purchased Patents.  On and subject to the terms and conditions of this Agreement, Seller hereby assigns, transfers and conveys to Buyer, effective as of the Closing Date, all of Seller’s right, title and interest (including the right to collect damages for past infringement) in and to the Purchased Patents, and the improvements, inventions, invention disclosures and discoveries disclosed in said Purchased Patents, throughout the world, including the right to file applications and obtain patents, utility models, industrial models and designs for said inventions and improvements throughout the world.

(i)        All U.S. patents and patent applications included in Purchased Patents are listed in Schedule A-1 and all foreign counterparts thereof included in Purchased Patents are listed in Schedule A-2.  The Parties shall, to confirm the assignment of the Purchased Patents, execute concurrently with the execution of this Agreement the assignment document attached hereto as Schedule B, which assignment document is incorporated into this Agreement in its entirety, and may be recorded by Buyer at patent offices, at such time and manner as Buyer deems appropriate in its sole discretion.

(ii)        Buyer acknowledges that certain of the Purchased Patents assigned, transferred and conveyed hereunder will remain subject to the existing patent license agreements listed in Schedule F.

(iii)       Buyer shall have full power and rights to assign, transfer, convey or resell any or all of the Purchased Patents to any Person as of the Closing.

(iv)       Buyer shall on the Closing Date pay Seller the price for the assignment, transfer and conveyance of the Purchased Patents and Future Purchased Patents allocated pursuant to the Master Agreement.

(b)   Seller Licensed Patents.  On and subject to the terms and conditions of this Agreement, Seller hereby grants to Buyer, effective as of the Closing Date, a worldwide, royalty-free, nonexclusive, non-transferrable, non-sublicensable (subject to Section 2(b)(i) below) license to the Seller Licensed Patents solely in the Field of Use to make and have made, to use and have used, to sell and have sold, to offer to sell, and to export and import any products, and to

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practice and have practiced any processes or methods covered by one or more claims of the Seller Licensed Patents  (the “License to Seller Licensed Patents”).  Seller Licensed Patents means all patents and patent applications throughout the world owned, controlled or licensable (without any consideration) by Seller and/or its Affiliates and having an effective filing date or claiming priority to a patent or patent application having an effective filing date on or before as of the Closing Date, which includes all divisions, amendments, continuations, continuations-in-part, reexaminations, renewals, reissues, and extensions of any of them (the “Seller Licensed Patents”).

(i)  Buyer shall have the right to grant to any of its Affiliates a sublicense under the License to Seller Licensed Patents granted to it under this Section 2(b), but without any right to sublicense further.  Such sublicense granted to an Affiliate of Buyer shall automatically terminate on the date the Affiliate ceases to be an Affiliate.  Buyer shall not have the right to grant a sublicense to any Person other than its Affiliates.

(ii)   The License to Seller Licensed Patents shall remain in effect for the entire valid and enforceable term of the last intellectual property rights to expire or lapse (for any reason) of the Seller Licensed Patents, unless earlier terminated in accordance with the provisions of this Agreement.

(iii)   Seller may terminate, with written notice to Buyer, the License to Seller Licensed Patents granted herein, without extinguishing any other rights and/or remedies, only if any proceeding is instituted by or against Buyer seeking to adjudicate it bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, composition, protection or relief of Buyer or its debts or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for Buyer or for any substantial part of its property and assets.

(iv)   Buyer may terminate the License to Seller Licensed Patents granted herein for its convenience with thirty (30) days written notice to Seller.

(v)   Seller shall have the right (not the obligation) at all times to enforce Seller Licensed Patents against any infringer thereof.

(vi)   Any assignment by Buyer of the License to Seller Licensed Patents shall be valid only upon the advance written consent of Seller, which shall be at the sole discretion of Seller.

(c)  Buyer Licensed Patents.   On and subject to the terms and conditions of this Agreement, Buyer hereby grants to Sellers, effective as of the Closing Date and continuing for a period of five (5) years thereafter, a worldwide, nonexclusive, royalty-free, non-transferrable, non-sublicensable (subject to Section 2(c)(i) below) license (the “License to Buyer Licensed Patents”) to the patents identified in Schedule G (the “Buyer Licensed Patents”) to make and have made, to use and have used, to sell and have sold, to offer to sell, and to export and import any Future Products, and to practice and have practiced any processes or methods (subject to Section 2(c)(vi) below), covered by one or more claims of the Buyer Licensed Patents.

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(i)    Seller shall have the right to grant to any of its Affiliates a sublicense under the License to Buyer Licensed Patents granted to it under this Section 2(c), but without any right to sublicense further.  Such sublicense granted to an Affiliate of Seller shall automatically terminate on the date the Affiliate ceases to be an Affiliate.  Seller shall not have the right to grant a sublicense to any Person other than its Affiliates.

(ii)   The License to Buyer Licensed Patents shall remain in effect for the entire valid and enforceable term of the last intellectual property rights to expire or lapse (for any reason) of the Buyer Licensed Patents, unless earlier terminated in accordance with the provisions of this Agreement.

(iii)  Buyer may terminate, with written notice to Seller, the License to Buyer Licensed Patents granted herein, without extinguishing any other rights and/or remedies, only if any proceeding is instituted by or against Seller seeking to adjudicate it bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, composition, protection or relief of Seller or its debts or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for Seller or for any substantial part of its property and assets.

(iv)  Seller may terminate the License to Buyer Licensed Patents granted herein for its convenience with thirty (30) days written notice to Buyer.

(v)   Buyer shall have the right (not the obligation) at all times to enforce the Buyer Licensed Patents against any infringer thereof.

(vi)  Any assignment by Seller of the License to Buyer Licensed Patents shall be valid only upon the advance written consent of Buyer, which shall be at the sole discretion of Buyer.

(d)   Seller Licensed Trademarks.  On and subject to the terms and conditions of this Agreement, Seller hereby grants to Buyer, effective as of the Closing Date, a worldwide, royalty-free, nonexclusive, non-transferable, non-sublicensable (subject to Section 2(d)(iv) below) license to use Seller Licensed Trademarks (the “License to Seller Licensed Trademarks”) solely in association with the manufacturing, marketing and sale of cartridges, parts and supplies that are compatible with the Transferred Products. Seller Licensed Trademarks means all U.S. and non-U.S. registered and unregistered (but registrable) trademarks listed in Schedule C (the “Seller Licensed Trademarks”).

(i)   Buyer agrees that Seller is the exclusive owner of the Seller Licensed Trademarks and all goodwill attached thereto and that Seller shall retain full rights to the Seller Licensed Trademarks, all registrations granted thereon and the goodwill associated therewith.  Buyer shall have no rights, other than the license and rights granted herein, to the Seller Licensed Trademarks or any confusingly similar variations thereof.  Buyer agrees, at the request of Seller, to execute any and all papers and documents necessary to preserve and extend the trademark rights relating to the Seller Licensed Trademarks.

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(ii)   Buyer agrees not to seek registration or to claim ownership of any Seller Licensed Trademarks, or of confusingly similar trademarks or tradenames.

(iii)   Buyer shall operate the business of its products or services using the Seller Licensed Trademarks in accordance with the standards and requirements of quality and production necessary to produce products of such nature and quality as the Parties agree upon in writing.  Seller shall have the right to inspect and audit, at reasonable times and with reasonable notice, Buyer products sold or distributed under Seller Licensed Trademarks to assure such agreed upon nature and quality of Buyer’s products associated with the Seller Licensed Trademarks.

(iv)   Buyer shall have the right to grant to any of its Affiliates a sublicense under the License to Seller Licensed Trademarks granted to it under this Section 2(d), but without any right to sublicense further.  Such sublicense granted to an Affiliate of Buyer shall automatically terminate on the date the Affiliate ceases to be an Affiliate.  Buyer shall not have the right to grant a sublicense to any Person other than its Affiliates.

(v)   The License to Seller Licensed Trademarks shall remain in effect for ninety-nine (99) years from the Closing Date, unless earlier terminated in accordance with the provisions of this Agreement.

(vi)   Seller may terminate, with written notice to Buyer, the License to Seller Licensed Trademarks granted herein, without extinguishing any other rights and/or remedies, only upon occurrence of either of the following:

(A)   if any proceeding is instituted by or against Buyer seeking to adjudicate it bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, composition, protection or relief of Buyer or its debts or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for Buyer or for any substantial part of its property and assets; or

(B)   Buyer fails to operate the business for its products or services using the Seller Licensed Trademarks in accordance with the standards and requirements of quality and production necessary to produce products of such nature and quality as the Parties agree upon in writing.

(vii)   Subject to Section 5(b) of the Master Agreement, Buyer may terminate the License to Seller Licensed Trademarks granted herein for its convenience with thirty (30) days written notice to Seller.

(viii)   Seller shall have the right (not the obligation) at all times to enforce the Seller Licensed Trademarks against any infringer thereof.

(ix)   Any assignment by Buyer of the License to Seller Licensed Trademarks shall be valid only upon the advance written consent of Seller, which shall be at the sole

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discretion of Seller.

(e)   Seller Licensed Copyrights.  On and subject to the terms and conditions of this Agreement, Seller hereby grants to Buyer, effective as of the Closing Date, a worldwide, royalty-free, nonexclusive, non-transferable non-sublicensable (subject to Section 2(e)(iii) below) license (the “License to Seller Licensed Copyrights”) to Seller Licensed Copyrights to reproduce, distribute, display and prepare derivative works and to modify or improve products, materials or software (the “Copyrighted Materials”) solely in the Field of Use.  “Seller Licensed Copyrights” shall mean all works of authorship, copyrights, neighboring rights and database rights in drivers, firmware, source code, manuals, documentation and the like owned by Seller contained in, or related to, the Transferred Products, whether registered or unregistered, but excluding specifically any copyrighted material related to the encryption and authorization of Seller’s cartridge, parts and supplies products.  “Seller Licensed Copyrights” shall also include firmware owned by Seller and related to Seller’s low-end consumer platform products (code-named “Rushmore”) which has already been provided to Buyer.

(i)   Buyer agrees that Seller is the exclusive owner of the Seller Licensed Copyrights and that Seller shall retain full rights to the Seller Licensed Copyrights and all registrations granted thereon.  Buyer shall have no rights, other than the license and rights granted herein, to the Seller Licensed Copyrights.  Buyer agrees, at the request of Seller, to execute any and all papers and documents necessary to preserve and extend the rights relating to the Seller Licensed Copyrights. Notwithstanding the foregoing, any derivative work of Seller Licensed Copyrights shall be jointly owned by Seller and Buyer.

(ii)   Buyer agrees not to seek registration or to claim ownership of any Seller Licensed Copyrights.

(iii)   Buyer shall have the right to grant to any of its Affiliates a sublicense under the License to Seller Licensed Copyrights granted to it under this Section 2(e), but without any right to sublicense further.  Such sublicense granted to an Affiliate of Buyer shall automatically terminate on the date the Affiliate ceases to be an Affiliate.  Buyer shall not have the right to grant a sublicense to any Person other than its Affiliates.

(iv)   The License to Seller Licensed Copyrights shall remain in effect for ninety-nine (99) years from the Closing Date, unless earlier terminated in accordance with the provisions of this Agreement.

(v)   Seller may terminate, with written notice to Buyer, the License to Seller Licensed Copyrights granted herein, without extinguishing any other rights and/or remedies, only if any proceeding is instituted by or against Buyer seeking to adjudicate it bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, composition, protection or relief of Buyer or its debts or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for Buyer or for any substantial part of its property and assets.

(vi)   Buyer may terminate the License to Seller Licensed Copyrights granted herein

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for its convenience with thirty (30) days written notice to Seller.

(vii)   Seller shall have the right (not the obligation) at all times to enforce the Seller Licensed Copyrights against any infringer thereof.

(viii)   All copies of the Copyrighted Materials made by Buyer shall bear the proprietary markings of Seller borne by the copies transmitted by Seller to Buyer and in the same form and location as the original.

(ix)   Any assignment by Buyer of the License to Seller Licensed Copyrights shall be valid only upon the advance written consent of Seller, which shall be at the sole discretion of Seller.

(x)   Seller acknowledges that in the event that the software subject to Seller Licensed Copyrights is accompanied by open source software, such open source software will be subject to its own applicable license provisions, but not to the provisions of this Section 2(e).

(f)   Seller Licensed Trade Secrets.  On and subject to the terms and conditions of this Agreement, Seller hereby grants to Buyer, effective as of the Closing Date, a worldwide, royalty-free, nonexclusive, non-transferable, non-sublicensable (subject to Section 2(f)(iii) below) license, (the “License to Seller Licensed Trade Secrets”) to all trade secrets and know-how owned by Seller used for the manufacturing, testing and inspecting the Transferred Products (the “Seller Licensed Trade Secrets”), but excluding specifically any trade secrets or know-how related to the encryption and authorization of Seller’s cartridge, parts and supplies products, to make and have made, to use and have used, to sell and have sold, to offer to sell, and to export and import any products, and to practice and have practiced any processes or methods solely in the Field of Use.

(i)   Buyer agrees that Seller is the exclusive owner of the Seller Licensed Trade Secrets and that Seller shall retain full rights to the Seller Licensed Trade Secrets.  Buyer shall have no rights, other than the license and rights granted herein, to Seller Licensed Trade Secrets.  Buyer agrees, at the request of Seller, to execute any and all papers and documents necessary to preserve and extend the rights relating to the Seller Licensed Trade Secrets.

(ii)   Buyer agrees not to seek registration or to claim ownership of any Seller Licensed Trade Secrets.

(iii)   Buyer shall have the right to grant to any of its Affiliates a sublicense under the License to Seller Licensed Trade Secrets granted to it under this Section 2(f), but without any right to sublicense further.  Such sublicense granted to an Affiliate of Buyer shall automatically terminate on the date the Affiliate ceases to be an Affiliate.  Buyer shall not have the right to grant a sublicense to any Person other than its Affiliates.

(iv)   The License to Seller Licensed Trade Secrets shall remain in effect for ninety-nine (99) years from the Closing Date, unless earlier terminated in accordance with

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the provisions of this Agreement.

(v)   Seller may terminate, with written notice to Buyer, the License to Seller Licensed Trade Secrets granted herein, without extinguishing any other rights and/or remedies, only if any proceeding is instituted by or against Buyer seeking to adjudicate it bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, composition, protection or relief of Buyer or its debts or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for Buyer or for any substantial part of its property and assets.

(vi)   Buyer may terminate the License to Seller Licensed Trade Secrets granted herein for its convenience with thirty (30) days written notice to Seller.

(vii)   Seller shall have the right (not the obligation) at all times to enforce the Seller Licensed Trade Secrets against any infringer or misappropriation thereof.

(viii)   Buyer acknowledges that the Seller Licensed Trade Secrets are composed of confidential data and trade secrets that are the sole and exclusive property of Seller.  Buyer shall maintain the confidentiality of Seller Licensed Trade Secrets so as to prevent unauthorized disclosure or misappropriation.  Buyer shall notify Seller of any unauthorized use, copying, disclosure or misappropriation of the Seller Licensed Trade Secrets known to Buyer.

(ix)   Any assignment by Buyer of the License to Seller Licensed Trade Secrets shall be valid only upon the advance written consent of Seller, which shall be at the sole discretion of Seller.

(g)   Future Patent Purchase. On and subject to the terms and conditions of this Agreement, Seller agrees to assign, transfer and convey to Buyer on the Delayed Transfer Date, all of Seller’s right, title and interest (including the right to collect damages for past infringement) in and to the Future Purchased Patents, and the improvements, inventions, invention disclosures and discoveries disclosed in said Future Purchased Patents, throughout the world, including the right to file applications and obtain patents, utility models, industrial models and designs for said inventions and improvements throughout the world.

(i)   Future Purchased Patents shall mean all U.S. patents and patent applications listed in Schedule D-1 and all foreign counterparts listed in Schedule D-2, which include all divisions, amendments, continuations, continuations-in-part, reexaminations, renewals, reissues, and extensions of any of the U.S. and foreign patents and patent applications (the “Future Purchased Patents”).

(ii)   The Parties shall, to confirm the assignment of the Future Purchased Patents, execute concurrently with the execution of this Agreement the assignment document attached hereto as Schedule E, which assignment document is incorporated into this Agreement in its entirety, and may be recorded by Buyer, on or after the Delayed Transfer Date, at such time and manner as Buyer deems appropriate in its sole discretion.

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(iii)   Buyer acknowledges that certain of the Future Purchased Patents assigned, transferred and conveyed hereunder will remain subject to the existing patent license agreements listed in Schedule F.

(iv)   Buyer shall have full power and rights to assign, transfer, convey or resell any or all of the Future Purchased Patents to any Person on or after the Delayed Transfer Date.

(h)   Buyer’s License to Future Purchased Patents.  Seller hereby grants to Buyer a worldwide, royalty-free, nonexclusive, non-transferrable, non-sublicensable (subject to 2(h)(i) below) license to the Future Purchased Patents (the “License to Seller Licensed Future Purchased Patents”) to make and have made, to use and have used, to sell and have sold, to offer to sell, and to export and import any products, and to practice and have practiced any processes or methods covered by one or more claims of the Future Purchased Patents (the “Seller Licensed Future Purchased Patents”).

(i)   Buyer shall have the right to grant to any of its Affiliates a sublicense under the License to Seller Licensed Future Purchased Patents granted to it under this Section 2(h), but without any right to sublicense further.  Such sublicense granted to an Affiliate of Buyer shall automatically terminate on the date the Affiliate ceases to be an Affiliate.  Buyer shall not have the right to grant a sublicense to any Person other than its Affiliates.

(ii)   The License to Seller Licensed Future Purchased Patents shall remain in effect until the Delayed Transfer Date, unless earlier terminated in accordance with the provisions of this Agreement or earlier accelerated in accordance with the written consent of Seller, which shall be at the sole discretion of Seller.

(iii)   Buyer may terminate the License to Seller Licensed Future Purchased Patents granted herein for its convenience with thirty (30) days written notice to Seller.

(iv)   Seller shall have the right (not the obligation) at all times during the term of the License to Seller Licensed Future Purchased Patents to enforce the Seller Licensed Future Purchased Patents against any infringer thereof.

(v)   Any assignment by Buyer of the License to Seller Licensed Future Purchased Patents at any time prior to the Delayed Transfer Date shall be valid only upon the advance written consent of Seller, which shall be at the sole discretion of Seller.

(i)   Seller’s License to Future Purchased Patents.  Effective on the Delayed Transfer Date, Buyer hereby grants to Seller a worldwide, royalty-free, nonexclusive, non-sublicensable (subject to Section 2(i)(i) below) license to the Future Purchased Patents (the “License to Buyer Licensed Future Purchased Patents”) to make and have made, to use and have used, to sell and have sold, to offer to sell, and to export and import any products, and to practice and have practiced any processes or methods covered by one or more claims of the Future Purchased Patents (the “Buyer Licensed Future Purchased Patents”).

(i)   Effective on the Delayed Transfer Date, Seller shall have the right to grant to

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any of its Affiliates sublicenses under the Seller’s License to Future Purchased Patents granted to it under this Section 2(i) but without any right to sublicense further.  The sublicense granted to an Affiliate of Seller shall automatically terminate on the date the Affiliate ceases to be an Affiliate.  Seller shall not have the right to grant a sublicense to any Person other than its Affiliates.

(ii)   The License to Buyer Licensed Future Purchased Patents shall remain in effect for the entire valid and enforceable term of the last intellectual property rights to expire or lapse (for any reason) of the Future Purchased Patents, unless earlier terminated in accordance with the provisions of this Agreement.

(iii)   Buyer may terminate, with written notice to Seller, the License to Buyer Licensed Future Purchased Patents granted herein, without extinguishing any other rights and/or remedies, only if any proceeding is instituted by or against Seller seeking to adjudicate it bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, composition, protection or relief of Seller or its debts or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for Seller or for any substantial part of its property and assets.

(iv)   Seller may terminate the License to Buyer Licensed Future Purchased Patents granted herein for its convenience with thirty (30) days written notice to Buyer.

(v)   Effective as of the Delayed Transfer Date, Buyer shall have the right (not the obligation) to enforce the Buyer Licensed Future Purchased Patents against any infringer thereof.

Section 3. Representations, Warranties and Disclaimers.

(a) Seller hereby represents and warrants that as of the Effective Date and the Closing Date:

(i)   it owns, and conveys good and valid title and the entire title and interest in and to the Purchased Patents and Future Purchased Patents to Buyer, free and clear of all Liens, and has full power and right to assign, transfer and convey to Buyer its right, title and interest in and to the Purchased Patents and Future Purchased Patents;

(ii)  it is the exclusive owner of (A) the solely owned patents included in the Purchased Patents, (B) the jointly owned patents included in the Purchased Patents subject to consent of the other co-owners other than Buyer and (C) the Future Purchased Patents.

(iii) no rights, licenses or offers to license (including reasonable and non-discriminatory (RAND) or fair, reasonable and non-discriminatory (FRAND) offers) have been granted by it to any Person under any of the Purchased Patents and Future Purchased Patents except for the existing patent license agreements listed in Schedule F;

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(iv)  it has paid all prosecution fees and expenses and/or maintenance or annuity fees (including Professional Service Fees) that are due and payable up to the Closing Date in connection with the Purchased Patents and there are no overdue fees as of the Closing Date; and

(v) there have been and are no actions, suits, proceedings or investigations pending, to the knowledge of Seller, threatened by any Person against Seller for invalidation or unenforceability of any of the Purchased Patents.

(b)   In the event that Seller discovers, or Buyer discovers and provides written notice to Seller, that Seller has failed to:

(i)   pay all prosecution fees and expenses and/or maintenance or annuity fees (including Professional Service Fees) that are due and payable up to the Closing Date in connection with the Purchased Patents, Seller shall have sixty (60) days after such discovery and/or notice to cure such failure without resulting in a breach of the warranty set forth in Section 3(a)(iv); or

(ii)   perfect the assignment of any of the Purchased Patents to Seller, Seller shall have sixty (60) days after such discovery and/or notice to cure such failure without resulting in a breach of the warranty set forth in Section 3(a)(ii).

In either event, Seller will be permitted to cure such failure by the method of its choosing.  Notwithstanding the foregoing, Buyer will waive the right to claim breach of warranty to the extent that such breach is not curable and not material.

(c)   Subject to all representations and warranties set forth in this Agreement and the Master Agreement, all patents, trademarks, copyrights, trade secrets, know-how and other intellectual property rights assigned and/or licensed under this Agreement, as well as the underlying technology to which they relate, are provided on an “As Is” basis, and no warranty of any kind, express, implied or statutory, whether in relation to merchantability, hidden defects, fitness for a particular purpose, course of performance, course of dealing, usage of trade, non-infringement, validity, enforceability, or otherwise is given by Seller to Buyer or any other party.

(d)   Seller shall not under any circumstances be responsible for any losses or damages, direct, indirect, special, ordinary, exemplary, consequential or otherwise (including loss of data, loss of revenue, profit or use or cost of capital or of substitute use of performance), arising out of or related in any way to use or practice of all patents, trademarks, copyrights, trade secrets, know-how and other intellectual property rights assigned and/or licensed under this Agreement, even if advised of the possibility of such damages.

Section 4. Pre-Closing and Post-Closing Covenants.

(a)   Within twenty (20) days after the Effective Date, Seller hereby agrees to provide reasonable assistance to Buyer to enable Buyer to continue to prosecute and/or maintain the Purchased Patents as of the Closing Date. Such assistance shall include the provision of:

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(i)   a complete list of all prosecution fees, maintenance or annuity fees and expenses (including Professional Service Fees) which become due and payable in respect of the Purchased Patents within three (3) months after the Effective Date; and

(ii)  a complete list of all patent attorneys/agents/representatives who prosecuted and/or are prosecuting the Purchased Patents; and

(iii)  for any fee(s) due within thirty (30) days following the Closing, Seller will ensure the applicable fee is paid in full by the applicable due date and Buyer will reimburse Seller within sixty (60) days of Closing for any fees paid by Seller in accordance with this Section 4(a)(iii).

(b)  Seller hereby agrees as follows for the period following the Closing:

(i) to pay any transfer tax, value added tax, business or other similar taxes which are imposed on Seller in connection with the transfer of the Purchased Patents and the Future Purchased Patents;

(ii) to continue to pay all prosecution fees and expenses (including Professional Service Fees) and/or maintenance or annuity fees that are due and payable on the Future Purchased Patents up to the Delayed Transfer Date;

(iii) not to grant, assign or transfer to any other Person any Liens or other right or interest under, to or in, any of the Future Purchased Patents or co-own the right or interest thereunder, thereto or therein with any other Person, up to the Delayed Transfer Date;

(iv) between the Effective Date and the Delayed Transfer Date, to notify Buyer in writing it becomes aware of (A) any challenge, litigation, investigation, reissue, reexamination, cancellation, opposition or other post-grant review in any jurisdiction (“Adverse Proceeding”) with respect to any of the Future Purchased Patents that is taken, petitioned or initiated, (B) any fact that would affect the right or interest under, to or in, any of the Future Purchased Patents or (C) any fact or condition that likely causes or constitutes is breach of an agreement or covenant contained herein;

(v) no later than ten (10) days prior to the Delayed Transfer Date, to provide (i) a list of prosecution fees, maintenance or annuity fees and expenses (including Professional Services Fees) which become due and payable in respect of the Future Purchased Patents within three (3) months thereafter and (ii) a list of patent attorneys who prosecuted and/or are prosecuting the Future Purchased Patents; and

(vi) with respect to any patent application included in the Purchased Patents and the Future Purchased Patents, between the Effective Date and the day when such patent applied issues, to notify  Buyer in writing of any office action or opposition and consult with Buyer regarding further actions.

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(c) Buyer hereby agrees that for the period from the Closing to the earlier to occur of ninety nine (99) years thereafter or the termination of any patent, trademark, copyrights, trade secret, know-how and other intellectual property right licensed hereunder, to the extent legally permissible under applicable law, Buyer shall not initiate or participate or assist, formally or informally, directly or indirectly, in any Adverse Proceeding to the extent such Adverse Proceeding challenges the scope, enforceability, validity, ownership or other rights pertaining to the Seller Licensed Patents, Seller Licensed Copyrights, Seller Licensed Trademarks, Seller Licensed Trade Secrets and Seller Licensed Future Purchased Patents.

(d) In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party.

(e)  Buyer hereby covenants not to sue or assert a claim against Sellers, or any of Sellers’ Affiliates, suppliers, distributors, resellers, customers or end-users, based upon an allegation of infringement of any of the Purchased Patents or Future Purchased Patents in connection with the manufacture, use, sale, offer for sale, importation or exportation of any product or service of Seller (the “Covenant Not to Sue”). For a period of five (5) years from the Closing Date, the Covenant Not to Sue shall be limited to Seller’s activities outside of the Field of Use.  Notwithstanding the foregoing, during such 5-year period, the Covenant Not to Sue shall not exclude activities relating to: (i) hand-held, bar code labeling and point-of-sale printing technology, (ii) microfluidic pump technology, (iii) printed electronics technology, and (iv) Future Products.  The Covenant Not to Sue shall be binding upon Buyer’s Affiliates and successors.

Section 5. Survival of Covenants.

The agreements, covenants and undertakings contained in Sections 2, 3(b) and (c) and 4 and the provision of Section 5 shall survive the Closing hereunder and continue in full force and effect for a period of ninety-nine (99) years thereafter (and thereafter to the extent a claim is made prior to such expiration with respect to any breach of such covenant or other obligation until such claim is finally determined or settled), unless another period is specifically provided in Section 2 or 4.

Section 6. Miscellaneous.

(a) No Third-Party Beneficiaries.  This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their Affiliates and their respective successors and permitted assigns.

(b) Entire Agreement.  This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

(c) Succession and Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns.  No

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Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of Buyer and Seller; provided, however, that Buyer may (i) assign any or all of its rights and interests hereunder (a) to one or more of its Affiliates, (b) as security to any lender providing financing for the transactions contemplated hereby (and any replacement thereof), and (c) in connection with a sale of all or substantially all of the Business, and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

(d) Counterparts.  This Agreement may be executed in one or more counterparts (including by means of facsimile), each of which shall be deemed an original but all of which together will constitute one and the same instrument.

(e) Headings.  The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(g) Notices.  All notices, requests, demands, claims, and other communications hereunder shall be in writing.  Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) 1 business day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (iii) 4 business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

If to Seller:
Lexmark International, Inc.
740 West New Circle Road
Lexington, KY 40550
Attention:  Robert Patton

Copies (that shall not constitute notice) to:

Dinsmore & Shohl LLP
255 East Fifth Street, Suite 1900
Cincinnati, OH 45202
Attention:  Susan B. Zaunbrecher, Esq.

If to Buyer:                            Funai Electric Co., Ltd.
7-1, 7-Chome, Nakagaito
Daito, Osaka 574-0013
Attention:     General Manager
Intellectual Property Division

Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

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(h) Governing Law.  This Agreement shall be governed by the laws of the State of Delaware, without regard to Delaware’s conflicts of law rules.

(i) Jurisdiction; Waiver of Jury Trial.

(A)
Each of the Parties (i) irrevocably submits itself to the personal jurisdiction of any state or federal court sitting in the State of Delaware, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, in any dispute or controversy (“Dispute”) arising out of or relating to this Agreement or any of the transactions contemplated herein, (ii) agrees that every such Dispute shall be brought, heard and determined exclusively in the United States District Court for the District of Delaware, (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court, (iv) agrees not to bring any Dispute arising out of or relating to this Agreement or any of the transactions contemplated herein in any other court, and (v) waives any defense of inconvenient forum to the maintenance of any Dispute so brought.  The parties further agree, to the fullest extent permitted by Law, that a final and unappealable judgment against any of them in any Dispute contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment.

(B)
Each of the Parties agrees that service of any process, summons, notice or document by registered mail to its address set forth in Section 6(g) shall be effective service of process for any Dispute brought against it; provided, however, that nothing contained in the foregoing clause shall affect the right of any Party to serve legal process in any other manner permitted by applicable law.

(C)
EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY DISPUTE OR CONTROVERSY WHICH MAY ARISE, WHETHER IN CONTRACT, TORT, OR OTHERWISE, RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREIN OR THE FACTS AND CIRCUMSTANCES LEADING TO ITS EXECUTION OR PERFORMANCE.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF

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SUCH WAIVER, (iii) IT MAKES SUCH WAIVER KNOWINGLY AND VOLUNTARILY, AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6(i)(C).

(j) Amendments and Waivers.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and Seller.  No waiver by either Party of any provision of this Agreement or any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party making such waiver, nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(k) Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(l) Expenses.  Each of Buyer and Seller will bear their own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

(m) Construction.  The Parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

(n) Currency.  Any reference to currency contained in this Agreement shall be interpreted to mean United States Dollars unless specifically stated otherwise on an instance by instance basis.

(o) Incorporation of Exhibits and Schedules.  Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

 [Signature page to immediately follow]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

BUYER:

FUNAI ELECTRIC CO., LTD.

By:  /s/ Tomonori Hayashi
Name:  Tomonori Hayashi
Title:  President & CEO

SELLERS:

LEXMARK INTERNATIONAL, INC.

By:  /s/ Paul A. Rooke
Name:  Paul A. Rooke
Title:  Chairman and CEO

LEXMARK INTERNATIONAL
TECHNOLOGY, S.A.

By:  /s/ Paul Dullaghan
Name:  Paul Dullaghan
Title:  Managing Director

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Exhibit D

TRANSITION SERVICES AGREEMENT

This Transition Services Agreement (this “Agreement”) dated April 2, 2013 (Japan Standard Time)(April 1, 2013 U.S. Eastern Daylight Time), is by and among Lexmark International, Inc., a Delaware corporation (“Lexmark”), Lexmark International Technology, S.A., a Switzerland joint stock company (“LITSA” and with Lexmark, each a “Seller” and together, the “Sellers”) and Funai Electric Co., Ltd., a Japanese corporation (“Buyer”).

WHEREAS, on the same date as this Agreement, Sellers entered into a Master Inkjet Sale Agreement with Buyer (the “Master Agreement”) pursuant to which Sellers and Buyer agreed that Sellers shall sell, and Buyer shall purchase, the business of the manufacture of certain inkjet printer cartridges and parts of Sellers (the “Divestiture”);

WHEREAS, the Divestiture will be effected by the execution and consummation of:  (i) a certain Share Purchase Agreement by and between Buyer and LITSA dated the same date hereof (the “Share Purchase Agreement”); (ii) a certain Asset Purchase Agreement by and among Buyer and Sellers dated the same date hereof (the “Asset Purchase Agreement”); and (iii) a certain Intellectual Property Assignment and License Agreement by and among Buyer and Sellers dated the same date hereof (the “IP Agreement” and collectively with the Master Agreement, the Share Purchase Agreement and the Asset Purchase Agreement, the “Transaction Documents”);

WHEREAS, Sellers and Buyer are entering into this Agreement, in accordance with the  Transaction Documents, to provide for certain transitional services to be provided by Sellers to Buyer for a limited period of time.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, and in consideration of the execution and performance of the Transaction Documents, the parties agree as follows:

1. Definitions.  Unless the context otherwise requires, capitalized terms used but not defined in this Agreement have the meanings set forth in the Master Agreement.

2. Provision of Transition Services and Leased Employees.

a. Subject to the terms and conditions of this Agreement, from the Closing Date through the end of the Leasing Period (as defined below), Sellers shall provide to Buyer the services of each employee or independent contractor listed on Exhibit A (who are hereinafter referred to as the “Leased Employees”), who shall perform the services described on Exhibit A (the “Transition Services”).  For purposes of this Agreement, “Leasing Period” means, for each Leased Employee, the period commencing on the Closing Date and ending at 11:59 p.m. ET on such date set forth next to such Leased Employee’s name under the column “Expiration Date” on Exhibit B or ending the date the Leased Employee accepts Buyer’s written offer of regular employment and becomes an Acquired Employee as set forth in the Asset Purchase Agreement.  The date on which the Leasing Period terminates with respect to each Leased Employee is referred to in this Agreement as the “Lease Expiration Date.”  For such time as any Leased

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Employee is providing the Transition Services to Buyer under this Agreement, such Leased Employees will remain employees or independent contractors of the Sellers and shall not be deemed to be employees or independent contractors of Buyer or its Affiliates for any purpose.

b. During the Leasing Period, the Leased Employees shall devote their full time and energy to perform those functions and services, and at such locations, as were performed by the Leased Employees for the benefit of Sellers immediately prior to the Closing Date, or such other functions and services as Buyer may reasonably request (the “Employee Services”).  Neither Sellers nor Buyer shall relocate any Leased Employee (other than due to an unforeseen catastrophe or emergency) during the Leasing Period.  In addition, Buyer shall be responsible for providing reasonable staff to correspond with, work along-side, and otherwise assist the Leased Employees for the purpose of facilitating the transition contemplated hereunder.

c. For the Leasing Period, Sellers shall be solely responsible for paying the Leased Employees’ compensation through Sellers’ payroll and the withholding and payment of applicable taxes related to such employment.  For the Leasing Period, Sellers shall be solely responsible for the provision of all wages, bonuses, commissions, and employee benefits, including severance and workers’ compensation.  The Leased Employees shall be paid at the same rates that such Leased Employees were receiving as of the date of this Agreement, subject to any increases that may be made in the ordinary course of business of Sellers after providing written notice to Buyer.  All Leased Employees’ payroll withholding elections (such as those related to income taxes, qualified retirement plans, group health and welfare plans, etc.) shall remain the same during the Leasing Period as such elections were as of the date of this Agreement, except to the extent a Leased Employee elects (in a manner permitted to employees and plan participants generally) to change any such election.

d. During the Leasing Period, each Leased Employee shall continue to be eligible to participate in all employee benefit plans of Sellers (other than Sellers’ or any of its Affiliates’ equity-based plans), as amended from time to time (the “Benefit Plans”), that such Leased Employee was eligible to participate in as of the date of this Agreement.  Sellers shall be responsible for operating and administering all of the Benefit Plans and all claims incurred by Leased Employees pursuant to the terms and conditions of the applicable Benefit Plans, including any requirements generally applicable to the submission of claims under such plans.

e. Sellers shall be solely responsible for compliance with all operation, administration and legal obligations in respect of the Leased Employees relating to payroll and Benefit Plan matters covered under this Agreement.  Sellers shall bear sole responsibility to respond to any questions and inquiries from federal, state, local and foreign agencies and other persons regarding payroll and employment data and history relating to the Leased Employees and concerning the Leasing Period or any prior period.  In the event Buyer becomes aware of any compliance-related issues or any questions or inquiries from any person, Buyer shall promptly notify Sellers of such matters and Sellers shall have the sole right and responsibility to respond thereto.  Sellers shall be solely responsible for all liabilities and obligations arising under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, (COBRA) during the Leasing Period and upon the termination of this Agreement.

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f. In consideration for providing the Leased Employees, Buyer shall pay to Sellers the amount set forth on Exhibit A under the column “Charges” for each such Leased Employee.

g. Sellers hereby agree that it shall indemnify and hold harmless Buyer and its Affiliates, as the case may be, from and against any and all damages, losses, claims, suits or other expenses (including any attorneys’ fees) (collectively, the “Losses”) arising out of or resulting from the service arrangement contemplated hereby, including, but not limited to, any Losses arising out of or resulting from any action taken or not taken by any Leased Employee in connection with the provision of the Employee Services or otherwise or any Losses as a result of a workers' compensation claim or injury to a Leased Employee and any claim that Leased Employees are employees or Joint Employees of Buyer and its Affiliates; provided, however, that Seller shall not be required to indemnify Buyer and its Affiliates from and against any Losses arising out of or resulting from:  (a) any breach of this Agreement by Buyer or its Affiliates (excluding, for the purposes of this proviso, actions taken or not taken by the Leased Employees); or (b) the negligence or willful misconduct of Buyers.  This Section 2(g) shall survive termination of this Agreement for any reason whatsoever.

h. Notwithstanding anything to the contrary included in this Agreement, Buyer shall have the right to hire any of the Leased Employees (as defined in the Asset Purchase Agreement) from the Closing Date to the Expiration Date applicable to such Leased Employee, and in the event that Buyer hires a Service Employee, such Leased Employee shall no longer be considered a Leased Employee under this Agreement.

i. To the extent that any of the R&D Leased Employees (as defined on Exhibit A) create any intellectual property while providing Transition Services under this Agreement that becomes the property of Sellers under any agreement with such R&D Leased Employee, Sellers shall take any and all actions necessary to assign any such intellectual property to Buyer.

(a) Sellers shall use their commercially reasonable efforts to provide existing documentation related to the Divestiture and Transition Services as may be requested by Buyer, including the documents requested in that technology transfer spreadsheet previously delivered to Buyer and documents related to installation of the Transferred Equipment (as defined in the Asset Purchase Agreement) held as of the Closing Date at Foxlink facilities or by Foxlink companies pursuant to Section 5(d) of the Asset Purchase Agreement.

3. Term and Termination.

a. This Agreement terminates with respect to each Transition Service at 11:59 p.m. ET on the last day of the period of duration set forth for each Transition Service on Exhibit A. The entire Agreement terminates automatically at 11:59 p.m. ET on the last day of the longest period of duration set forth on Exhibit A.  To the extent that any Leased Employee does not become an Acquired Employee on or prior to the termination or expiration of this Agreement, Buyer shall not be responsible for any further obligations with respect to the Leased Employees other than any obligations that arose prior to the termination or expiration hereof.

b. A party may terminate this Agreement with respect to a particular Transition Service upon giving the other party 15 days prior written notice if the other party materially breaches any

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term of this Agreement concerning that Transition Service and such breach is not cured within the 15-day notice period.  Subject to the immediately preceding sentence, a party’s termination of a particular Transition Service shall not alleviate that party or the other party from their respective obligations concerning all other Transition Services.

c. A party may terminate this Agreement in its entirety if the other party becomes insolvent, is unable to pay its bills as they become due in the ordinary course, or commits an act of bankruptcy under the United States Bankruptcy Act or any other applicable bankruptcy or similar law, or  files or has filed against it, voluntarily or involuntarily, a petition in bankruptcy or for reorganization or for the adoption of an arrangement or plan under the United States Bankruptcy Code or any other bankruptcy or similar law, or procures or suffers the appointment of a receiver for any substantial portion of its properties, or initiates or has initiated against it, voluntarily or involuntarily, any act, process or proceeding under any insolvency law or other statute or law providing for the modification or adjustment of the rights of creditors.

d. Buyer, in its sole discretion, may terminate any single Transition Service or group of

Transition Services upon 30 days written notice to Sellers.

e. The parties may terminate this entire Agreement, any single Transition Service or a group of Transition Services by mutual written consent.

f. Each party reserves all other rights and remedies hereunder and as otherwise permitted by law that have accrued at the date of termination of this Agreement and does not waive any obligation of any party by reason of termination of this Agreement.

4. Payment.  Sellers shall invoice Buyer on a monthly basis in arrears for the Transition Services provided by it hereunder. Unless otherwise stated in this Agreement or in the exhibits that detail the Transition Services, all amounts payable under this Agreement by a party to the other are due and payable within 30 days of receipt of an invoice for the Transition Services rendered.

5. Cooperation.  During the term of this Agreement, each party shall maintain an effective liaison and cooperative working relationship with the other party and its staff to ensure an orderly performance of the Transition Services.  Each party shall timely respond to requests or inquiries of the other party.

6. Limited Warranty.  SELLERS WARRANT THAT THEY HAVE THE FULL POWER AND AUTHORITY TO PROVIDE THE SERVICES TO BUYER AND ITS AFFILIATES AND TO GRANT BUYER AND ITS AFFILIATES THE RIGHTS GRANTED HEREIN.  SELLERS AFFIRM THAT THEY SHALL NOT DISCRIMINATE BECAUSE OF RACE, COLOR, RELIGION, SEX, AGE, NATIONAL ORIGIN, DISABILITY OR OTHER PROTECTED STATUS AS DEFINED BY APPLICABLE LAW IN THE RECRUITMENT, SELECTION, TRAINING, UTILIZATION, PROMOTION, TERMINATION OR OTHER EMPLOYMENT RELATED ACTIVITIES OF THE LEASED EMPLOYEES.  BUYERS AND ITS AFFILIATES WILL NOT BE RESPONSIBLE FOR MONITORING SELLERS’ COMPLIANCE WITH ANY APPLICABLE LAWS.  SELLERS OTHERWISE PROVIDE THE EMPLOYEE SERVICES AND THE TRANSITION SERVICES WITHOUT ANY WARRANTIES WHATSOEVER, AND EXPRESSLY DISCLAIM ALL WARRANTIES WHETHER EXPRESSED, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, WARRANTY OF FITNESS

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FOR ANY PARTICULAR PURPOSE, AND WARRANTY ARISING BY USAGE OF TRADE, COURSE OF DEALING, OR COURSE OF PERFORMANCE.

7. Liability.  SELLERS SHALL ONLY BE LIABLE FOR LOSSES CAUSED TO BUYER ARISING FROM THE FAILURE TO OBSERVE THE TERMS OF THIS AGREEMENT OR AS A RESULT OF WILLFUL MISCONDUCT OR ACTS OF NEGLIGENCE ON THE PART OF SELLERS.  THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS CONDITION THAT EXCEPT FOR ITS NEGLIGENCE, WILLFUL MISCONDUCT OR BREACH OF THIS AGREEMENT, SELLERS SHALL NOT BE LIABLE FOR, OR SUFFER LOSS BY REASON OF, INJURY OR DEATH TO PERSON OR PROPERTY, FROM WHATEVER CAUSE, WHICH IN ANY WAY MAY BE CONNECTED WITH THE USE, CONDITION OR OCCUPANCY OF ANY PREMISES OWNED, LEASED OR OCCUPIED BY SELLERS OR THEIR AFFILIATES OR ANY PERSONAL PROPERTY LOCATED ON THE PREMISES OWNED, LEASED OR OCCUPIED BY SELLERS OR THEIR AFFILIATES, INCLUDING WITHOUT LIMITATION, ANY LIABILITY FOR INJURY TO ANY LEASED EMPLOYEE OR THE PERSON OR PROPERTY OF PURCHASER AND ITS RESPECTIVE AGENTS, OFFICERS, EMPLOYEES, INVITEES, OR ANY OTHER PERSON.  SELLERS SHALL NOT UNDER ANY CIRCUMSTANCES BE RESPONSIBLE FOR ANY EXEMPLARY OR PUNITIVE DAMAGES OR LOSSES ARISING OUT OF OR RELATED IN ANY WAY TO THE TRANSITION SERVICES OR ANY MATTER RELATED TO THIS AGREEMENT.  UNDER NO CIRCUMSTANCES SHALL SELLER’S TOTAL LIABILITY OF ALL KINDS ARISING OUT OF OR RELATED TO THIS AGREEMENT REGARDLESS OF THE FORUM AND REGARDLESS OF WHETHER ANY ACTION OR CLAIM IS BASED ON CONTRACT, STRICT LIABILITY, TORT OR OTHERWISE, EXCEED ONE MILLION UNITED STATES DOLLARS (US $1,000,000.00) (DETERMINED AS OF THE DATE OF ANY FINAL JUDGMENT IN SUCH ACTION), AND PURCHASER SHALL INDEMNIFY, DEFEND AND HOLD SELLERS AND THEIR AFFILIATES HARMLESS FOR ANY SUCH LOSSES THAT THEY MAY INCUR IN EXCESS OF ONE MILLION UNITED STATES DOLLARS (US $1,000,000.00).  IN ALL OF THEIR CONTRACTUAL ARRANGEMENTS WITH THIRD PARTIES THAT ARE OR WILL BE AFFECTED BY THE TRANSITION SERVICES OR THE EMPLOYEE SERVICES, BUYER SHALL REQUIRE SUCH THIRD PARTY TO AGREE TO BE BOUND BY THIS CLAUSE. IF BUYER DOES NOT OBTAIN THIS AGREEMENT FOR SELLERS’ BENEFIT FOR ANY REASON, BUYER SHALL INDEMNIFY AND HOLD SELLERS HARMLESS FROM ALL LIABILITY ARISING OUT OF CLAIMS MADE BY THE THIRD PARTY IN EXCESS OF THE LIMITATIONS AND EXCLUSION OF THIS CLAUSE.  THIS SECTION 7 SHALL SURVIVE TERMINATION OR EXPIRATION OF THIS AGREEMENT FOR ANY REASON.

8. Transportation of Purchased Assets and Equipment.  Upon termination of this Agreement, Buyer shall be solely responsible and liable for the transportation of all Purchased Assets and other equipment and property of Buyer (collectively, the “Equipment”) that are located on any real property owned or leased by Sellers or their Affiliates, including, without limitation, obtaining all permits necessary to operate and transport the Equipment and preparing the Equipment for transportation.

9. Notices.  All notices permitted or required hereunder shall be given in the manner specified in the Master Agreement.

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10. Independent Contractor.  The parties intend to create an independent contractor relationship, and nothing contained in this Agreement shall be construed to make either party or other respective employees a partner, joint venturer, principal, agent or employee of the other.  Neither party shall have any right, power or authority, express or implied, to bind the other.  Without limiting any other provision contained herein, Sellers shall employ, pay, supervise, control and discharge all of the Leased Employees and observe and perform all obligations applicable to it under applicable laws as the employer of the Leased Employees.

11. Delays.  Any delay or inability of either party in complying with the terms hereof arising from unforeseeable causes beyond the reasonable control and without the fault or negligence of that party, including, but not restricted to, acts of God, acts of public enemy, acts of the government in either sovereign or contractual capacity, fires, floods, or strikes, shall excuse any delay in the performance of that party other than any payment obligations under this Agreement; provided, however, that the party failing to perform uses all reasonable diligence to remedy such failure as promptly as practicable and gives immediate written notice to the other of any delay, whether excusable as set forth above or otherwise, and shall fully inform the other party of the nature of the delay and the expected duration and consequences thereof.  In the event of any delay resulting from or arising in connection with any of the above events, the periods of service provided in this Agreement shall be extended for the duration of such delay.

12. Confidentiality.

a. In the course of providing or receiving Transition Services under this Agreement, each party (the “Receiving Party”), its Affiliates and their respective employees, officers, agents and representatives may receive or have access to Confidential Information of the other party (the “Disclosing Party”).  The Receiving Party, its Affiliates and their respective employees, officers, agents and representatives shall use such Confidential Information only in connection with the performance or receipt of Transition Services and shall safeguard such Confidential Information against disclosure to all others, both during the term of this Agreement and for a period of five years after the final provision of Transition Services. The provisions of this Section 12 are inoperative as to such portions of the Confidential Information of a Disclosing Party which:  (i) is or becomes generally available to the public other than as a result of a disclosure by the Receiving Party, its Affiliates or their respective employees, officers, agents or representatives; or (ii) after the date of this Agreement, becomes available to the Receiving Party on a non-confidential basis from a source (other than the Disclosing Party or its Affiliates or their respective officers, agents and representatives) which is entitled to disclose it.  For the avoidance of doubt and notwithstanding the terms of this Section 12, Buyer shall have the right, after the Closing, to disclose Confidential Information regarding the Products and the formulation thereof to toll blenders.

b. In the event that a Receiving Party or anyone to whom a Receiving Party transmits the Confidential Information is requested or becomes legally compelled (by oral questions, interrogatories, requests for information or documents, subpoena, criminal or civil investigative demand or similar process) to disclose any of the Confidential Information of a Disclosing Party, or if a Receiving Party determines in its good faith judgment that disclosure of a Disclosing Party’s Confidential Information is required by law or the rules of any applicable national stock exchange, the Receiving Party, unless prohibited by applicable law, shall provide the Disclosing Party with prompt written notice so that the Disclosing Party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 12, and the

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Receiving Party shall cooperate with the Disclosing Party in any effort the Disclosing Party undertakes to obtain a protective order or other remedy.  If such a protective order or other remedy is not obtained, or if the Disclosing Party waives compliance with the provisions of this Section 12, the Receiving Party shall furnish only that portion of the Confidential Information of the Disclosing Party which is legally required and shall exercise commercially reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential Information.

c. Each Receiving Party agrees that a Disclosing Party shall be entitled to equitable relief, including temporary restraining orders, injunctions and specific performance, in the event of any breach of the provisions of this Section 12.  Such remedies shall not be deemed to be the exclusive remedies for a breach of this Section 12 by a Receiving Party, its Affiliates or their respective employees, officers, agents or representatives, but shall be in addition to all other remedies available at law or equity.

13. Assignment.  This Agreement and the rights and obligations hereunder are not assignable or otherwise transferable by either party without the prior written consent of the other party, which it may grant or deny in its sole discretion.  This Agreement will inure to the benefit of the parties hereto and their respective successors and permitted assigns.

14. Headings.  The headings in this Agreement are for convenience of reference only and do not limit or otherwise affect any of the terms or provisions of this Agreement.

15. Governing Law.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO DELAWARE’S CONFLICTS OF LAWS PRINCIPLES.

16. Arbitration. All disputes or controversies arising out of or in connection with this Agreement that are not solved by means of good faith negotiations between the Parties during a thirty (30)-day period starting on the date one of the Parties notifies in writing the other Parties of any Dispute shall be resolved by an arbitration panel and settled under the Rules of Arbitration (the “Rules”) of the International Chamber of Commerce (the “ICC”) for the time being in force.  The arbitration proceedings shall take place in New York, NY, where the arbitral award shall be rendered, and shall be conducted on a confidential basis in the English language.  The arbitration panel shall be composed of three (3) arbitrators to be appointed in accordance with the Rules, one (1) of them appointed by Sellers and Buyer and the third (3rd) appointed by the other two (2) arbitrators.  In the event the other two (2) arbitrators fail to appoint such third (3rd) arbitrator within ten (10) calendar days following their appointment, such third (3rd) arbitrator shall be appointed by the ICC.  The arbitrators shall speak and write English fluently.

17. Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable, that provision will be fully severable, and this Agreement will be construed and enforced as if the illegal, invalid or unenforceable provision never comprised a part of this Agreement and the remaining provisions of this Agreement will remain in full force and effect.  Furthermore, in lieu of the illegal, invalid or unenforceable provision, there will be added automatically as part of this Agreement a provision as similar in its terms to the illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

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18. Entire Agreement. This Agreement supersedes all prior or contemporaneous understandings, agreements, negotiations and discussions, whether oral or written, between the parties concerning this subject matter and constitutes the entire agreement between the parties with regard to this subject matter.  The parties have not relied upon any promises, representations, warranties, agreements, covenants or undertakings, other than those expressly set forth in this Agreement, except for the Transaction Documents.

19. Waiver.  Waiver of the benefit of any provision of this Agreement must be in writing and signed by the party against whom enforcement is sought to be effective.  The waiver by any party of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach.  No action taken pursuant to this Agreement will be deemed to constitute a waiver by that party of compliance by the other party with any of the covenants or other obligations contained in this Agreement.  A failure by a party to insist upon strict compliance with any term of this Agreement, enforce any right or seek any remedy upon any breach of any other party will not affect, or constitute a waiver of, that party's right to insist upon strict compliance, enforce that right or seek that remedy with respect to that default or any prior, contemporaneous or subsequent default.

20. Binding on Successors.  This Agreement applies to and binds the successors and permitted assigns of the parties.

21. Amendments. No amendment of this Agreement is valid unless in writing and the party against whom enforcement is sought signs it.

22. Presumption.  This Agreement or any section of this Agreement will not be construed against any party due to the fact that the party drafted this Agreement or any section of this Agreement.

23. Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.  Execution of this Agreement via facsimile will be effective and signatures received via facsimile will be binding upon the parties and effective as originals.  The parties expressly acknowledge that, notwithstanding any statutory or decisional law to the contrary, the printed product of a facsimile transmittal will be deemed to be “written” and a “writing” for all purposes of this Agreement.

24. Third Party Beneficiaries.  The terms and provisions of this Agreement are intended solely for the benefit of each party to this Agreement and their respective successors or permitted assigns, and it is not the intention of the parties to confer third party beneficiary rights, and this Agreement does not confer any such rights, upon any other person or entity.

25. No Modification of Purchase Agreement.  This Agreement does not and shall not be interpreted to modify any terms of the Transaction Documents or any party’s obligations under the Transaction Documents.

[Signature Page Immediately Follows]

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IN WITNESS WHEREOF, the parties to this Agreement have duly executed it as of the day and year first above written.

LEXMARK INTERNATIONAL, INC.

By: /s/ Paul A. Rooke

Name: Paul A. Rooke

Title: Chairman and CEO

LEXMARK INTERNATIONAL TECHNOLOGY, S.A.

By: /s/ Paul Dullaghan

Name: Paul Dullaghan

Title: Managing Director

FUNAI ELECTRIC CO., LTD.

By: /s/ Tomonori Hayashi

Name: Tomonori Hayashi

Title: President & CEO

EXHIBIT A

Leased Employees and Transition Services

Group of Employees	Description of Services	Charge	Expiration Date
R&D EMPLOYEES:
Those up to 28 Leased Employees referenced in the Asset Purchase Agreement (the “R&D Leased Employees”), who are further identified (individually or by position) on Exhibit B; provided that: (i) Buyer may elect not to utilize all such R&D Leased Employees on the Closing Date, but may elect to utilize certain other of such R&D Leased Employees, during the term of this Agreement by providing two weeks’ prior written notice to Sellers; (ii) Buyer may elect to terminate its utilization of any Service Employee during the term of this Agreement by providing two weeks’ written notice to Sellers and Sellers shall provide a mutually acceptable replacement within a reasonable time thereafter; and (iii) after Buyer elects to terminate its utilization of any R&D Leased Employee, it shall not be entitled to later re-utilize such R&D Leased Employee later in the term of this Agreement, and such R&D Leased Employee shall no longer be deemed a Leased Employee

Provide assistance and guidance with respect to the development and integration of heater chip technology and certain other items as may be directed by Buyer from time to time during the term of this Agreement.

		Reimbursement of all costs and benefits for the R&D Leased Employees incurred by Sellers.	18 month anniversary of the Closing Date
IT EMPLOYEES: Up to 6 IT staff professionals, as chosen by Sellers after consultation with Buyer.	Provide IT services and assist with the transition of IT systems and financial services, as necessitated by the Divestiture, as mutually agreed upon by Buyer and Sellers.	No charge for first three months; after three month period, available for $4,000 per person per week, of which amount Sellers shall pay half.
3 month anniversary of the Closing Date; provided that the Expiration Date may be extended for any or all of such professionals on a week-by-week basis until the 6 month anniversary of the Closing Date,  by Buyer by providing 7 days prior written notice.

WORKSHOPS:
Certain employees and independent contractors of Sellers as may be mutually agreed to by Buyer and Sellers  from time to time, including those set forth on Exhibit C.

Between the first and second sets of the workshops set forth on Exhibit C, certain applicable employees of Sellers’ shall be available for email correspondence regarding questions that arise out of the workshops.

Conducting of certain workshops as may be needed in order to assist Buyer with integrating the Business in connection with the Divestiture as set forth on Exhibit C.  All such workshops shall be conducted in Lexington, Kentucky; provided that any workshop with respect to device drivers may be conducted in Cebu, Philippines.
No separate charge	All workshops shall be conducted within the 6 months after the Closing Date.

EXHIBIT B

Leased Employees

Functional Area	Engineering Skill	Roles	Candidates

Program Manager	Mgr	Team Manager/Project Lead	Candidate 1
Chip Design	EE Analog IC	Base Process, Temp, FET, ESD	Candidate 2
	EE Digital IC	Functional Test, Logic, OTP	Candidate 3
	EE Layout	Chip Design, PDK, EDA Tools	Candidate 4
Heater Stack	MatE Heater Process	Material, Geometry, Metrology	Candidate 5
	MatE Heater Reliability	Wet Fire Reliability, Ink Compatibility	Candidate 6
PINP	ChE PINP Process	PINP Process	Candidate 7
	MatE Thick Film	Equipment/Metrology	Candidate 8
	MatE Lamination	Lamination Process	Candidate 9
	Tech Reliability	Chemical, Safety, Support	Candidate 10
	MatE DRIE	DRIE Process	Candidate 11
PH Integration	MatE PH Reliability	Ink Compatibility, Shelf Life	Candidate 12
	ME Parametric/PQ	Ejector Design, Parametric, Autograde	Candidate 13
	Tech Parametric	Tech Parametric	Candidate 14
	EE Parametric	Custom Tools, Labview	Candidate 15
	MatE PH Reliability	PH Builds/ LIPI Process DE	Candidate 16
Vendor/Supply Base	Metallurgy	Component Manufacturing Engineering	Candidate 17
Ink/Materials	ChemE	Ink Formulation	TBD
	ChemE	Ink Formulation	TBD
	Technician	Ink and Fluid System Test	TBD
	MatE	Adhesives/Materials Development	TBD
Fluidics	ME/EE/other	Fluidic Design	TBD
	ME/EE/other	Fluidic Design	TBD
	ME/EE/other	Print Head Maintenance Design	TBD
	ME/EE/other	Print Head System Design	TBD
Buffer	TBD	Print Head Engineer (placeholder)	TBD
	TBD	Print Head Engineer (placeholder)	TBD
	TBD	Print Head Engineer (placeholder)	TBD

Three additional R&D roles and employees TBD

EXHIBIT C

Workshops

Title of Workshops	Length of Initial Workshop (to be conducted within 3 months after Closing)	Length of Follow-Up Workshops (to be conducted within 6 months after Closing)
Hardware Workshops
Newman	2 weeks	1 week
OfficeEdge	2 weeks	1 week
PageWide	2 weeks	1 week
C&I	2-3 days	None
Device Drivers	2 weeks	1 week
Firmware Workshops
Newman	2 weeks	1 week
Office Edge	1 month	1 week
Rushmore	1 week	None

All workshops shall be conducted in Lexington, Kentucky; provided that the Device Drivers workshops may be conducted in Cebu, Philippines.

To the extent that it becomes apparent that the timeframe for any workshop is either (i) too lengthy, or (ii) not long enough, the Buyer and Sellers may agree to lengthen or shorten the length of the workshop as appropriate.